As filed with the Securities and Exchange Commission on June 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL

ESTATE COMPANIES

TNP Strategic Retail Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

1900 Main Street

Suite 700

Irvine, California 92614

(949) 833-8252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony W. Thompson

Chairman of the Board and Chief Executive Officer

1900 Main Street

Suite 700

Irvine, California 92614

(949) 833-8252

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rosemarie A. Thurston

Gustav F. Bahn

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Primary Offering, Common Stock, $0.01 par value per share	80,000,000 shares	$10.00	$800,000,000	$0
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	10,526,316 shares	$9.50	$100,000,000	$0
Total, Common Stock, $0.01 par value per share	90,526,316 shares		$900,000,000	$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act.
(2)

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over $900,000,000 of unsold securities that have been previously registered, with respect to which the registrant paid filing fees of $35,370. The filing fee previously paid with respect to the shares being carried forward to this Registration Statement reduces the amount of fees currently due to $0.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-154975) initially filed by the registrant on November 4, 2008 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $1,100,000,000 for sale pursuant to the registrant’s primary offering and distribution reinvestment plan. Pursuant to the Prior Registration Statement the registrant reserved the right to reallocate the shares of common stock it was offering between its primary offering and the distribution reinvestment plan. Approximately $900,000,000 of the aggregate shares of the registrant’s common stock registered on the Prior Registration Statement remain unsold. The unsold shares of the registrant’s common stock registered on the Prior Registration Statement (and the associated filing fees previously paid by the registrant) are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 15, 2012

TNP STRATEGIC RETAIL TRUST, INC.

$900,000,000 Maximum Offering

TNP Strategic Retail Trust, Inc. is a Maryland corporation formed in September 2008 to invest in and manage a portfolio of income-producing retail properties located throughout the United States, with a focus on grocery anchored multitenant retail centers in the Western United States and to invest in and originate mortgage, mezzanine, bridge and other loans related to commercial real estate. We are externally managed by TNP Strategic Retail Advisor, LLC, which we refer to as our “advisor.” We believe that we operate in such a manner as to qualify as a real estate investment trust, or REIT, for federal income tax purposes and have elected REIT status beginning with the year ended December 31, 2009, the year in which we began material operations. As of the date of this prospectus our portfolio is comprised of eighteen single and multitenant retail properties.

We commenced our initial public offering up to $1,100,000,000 in shares of our common stock on August 7, 2009. In our initial public offering we offered up to 100,000,000 shares of our common stock to the public at $10.00 per share in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share. Our initial public offering terminated on                     , 2012. As of                      2012, we had we had accepted investors’ subscriptions for, and issued,          shares of our common stock in our initial public offering, including          shares of our common stock pursuant to our distribution reinvestment plan, resulting in offering proceeds of $        .

We are offering up to $900,000,000 in shares of our common stock in this follow-on offering. We will offer $800,000,000 in shares of our common stock to the public at a price of $10.00 per share, which we refer to as the “primary offering,” and $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11. These risks include, among others:

•

We commenced operations on November 19, 2009, have a limited operating history and have experienced losses in the past and may experience losses in the future. There is no assurance that we will be able to successfully achieve our investment objectives.

•	We set the offering price of our shares of common stock arbitrarily. This price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

•

Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date, it will be difficult for you to sell your shares of our common stock.

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We currently have a limited number of properties in our real estate portfolio. As a result, this is considered a “blind pool” offering and, other than investments identified in this prospectus, you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

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Our sponsor has operated at a significant loss since inception and because we are dependent upon our advisor and its affiliates, including our sponsor, to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

•

We are the first non-listed REIT program sold by our dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of our dealer manager to successfully market this offering.

•

Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•	We may incur debt exceeding 75% of the cost of our assets in certain circumstances. High debt levels increase the risk to our stockholders.

•

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Generally, distributions paid using offering proceeds will constitute a return of capital, meaning a return of all or a portion of your original investment. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments which may lower your overall return. To date, all of our distributions have been made from offering proceeds and have constituted a return of capital. Portions of distributions we make in the future may also represent a return of capital, which would reduce your tax basis in our shares.

•

Economic downturns and disruptions in the financial markets could have an adverse impact on our tenants’ ability to make rental payments and the demand for retail space, result in disruptions in the commercial mortgage market and adversely effect our ability to obtain financing on favorable terms, if at all.

•

We have elected to be taxed as a REIT for federal income tax purposes. However, if we lose our tax status as a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited.

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds to Us Before Expenses(1)(3)
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$800,000,000	$56,000,000	$24,000,000.00	$720,000,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Maximum	$100,000,000	—	$—	$100,000,000

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.
(2)	Discounts are available for certain categories of purchasers.
(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Our shares of common stock will be offered to investors on a best efforts basis through TNP Securities, LLC, our affiliate and the dealer manager of this offering. The minimum investment amount generally is $1,000. This offering will terminate no later than                     , 2014 (two years from the date of the commencement of this offering), unless extended.

This prospectus is dated                     , 2012

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. Due to the fact that we do not expect to have a public market for shares of our common stock, it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below as well as the suitability standards set forth above.

Alabama—An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times his or her investment in us and other similar programs and that such investor otherwise meets our suitability standards.

California—An investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program.

Iowa and Nebraska—An investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $70,000, or (2) a net worth of $350,000 (exclusive of home, auto and furnishings). In addition, an investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky—A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Massachusetts—It is recommended by the Commonwealth of Massachusetts, Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation programs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Michigan—A Michigan investor’s maximum investment in us or any affiliate cannot exceed 10% of his or her net worth.

Ohio—An investment by an Ohio resident in us and our affiliates may not exceed 10% of the resident’s liquid net worth. Additionally, residents of the State of Ohio are not eligible to participate in our automatic investment plan.

Oregon, Pennsylvania and Tennessee—Investors may not invest more than 10% of their net worth, calculated exclusive of home, home furnishings, and automobiles.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each

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person selling shares of our common stock on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards; can reasonably benefit from an investment in shares of our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure; is able to bear the economic risk of an investment in shares of our common stock based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment, the lack of liquidity of our shares of common stock, the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person making this determination on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares of our common stock on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

The minimum purchase amount is $1,000, except in certain states as described below. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The minimum purchase for Tennessee is $5,000. The minimum purchase for Maine, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $1,000. The minimum purchase for Minnesota residents is $2,500, except for IRAs and other qualified retirement plans which must purchase a minimum of $2,000. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least $100, except for (1) purchases made by residents of Maine and Minnesota, whose additional investments must meet their state’s minimum investment amount, and (2) purchases of shares of our common stock pursuant to our distribution reinvestment plan, which may be in lesser amounts.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

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Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer or investment advisor. Your check should be made payable to “TNP Strategic Retail Trust, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for additional purchases by residents of Maine and Minnessota, whose additional purchases must meet their state’s minimum amounts, and purchases made pursuant to our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that the investor meets the minimum income and net worth standards as described herein.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

•	offers the benefits of a diversified real estate portfolio under professional management;

•	is required to make distributions to investors of at least 90% of its taxable income for each year;

•

avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:

We own substantially all of our assets and conduct our operations through an operating partnership, TNP Strategic Retail Operating Partnership, LP. We are the sole general partner of TNP Strategic Retail Operating Partnership, LP, which we refer to as our “operating partnership.” Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:

UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any assets?

A:

Yes. As of May 31, 2012, our portfolio includes eighteen retail properties encompassing approximately 1,802,193 rentable square feet. Please also see “Description of Investments” for additional information regarding our portfolio.

Because we have a relatively limited portfolio of real estate investments and, other than investments identified in this prospectus, have not yet identified any other specific real estate assets to acquire using the proceeds from our initial public offering or this follow-on offering, this is considered a “blind pool” offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. We will describe material changes to our portfolio, including the closing of significant acquisitions, by means of a supplement to this prospectus.

Q:	How has your portfolio performed to date?

A:	This question is best answered with a summary presentation of our selected financial data.

Summary Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the three months ended March 30, 2012, both incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.

	As of March 31, 2012	As of December 31, 2011	As of December 31, 2010
	(Unaudited)
BALANCE SHEET DATA:
Total investments in real estate, net	$179,737,000	$141,668,000	$45,797,000
Cash and cash equivalents	2,930,000	2,052,000	1,486,000
Acquired lease intangibles, net	21,716,000	17,405,000	8,125,000
Total assets	218,474,000	170,570,000	58,889,000
Notes payable	148,123,000	112,395,000	39,164,000
Due to affiliates	891,000	1,340,000	1,834,000
Total liabilities	157,554,000	122,326,000	44,733,000
Total equity	60,920,000	48,244,000	14,156,000

	For the Three Months Ended March 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
OPERATING DATA:
Total revenue	$4,976,000	$10,776,000	$4,793,000
Operating and maintenance expenses	1,667,000	3,671,000	2,037,000
General and administrative	631,000	2,167,000	1,732,000
Depreciation and amortization	2,100,000	4,384,000	2,072,000
Acquisition expenses	1,900,000	4,147,000	1,353,000
Interest expense	3,099,000	5,400,000	2,009,000
Loss before income (expense) and discontinued operations	(4,421,000)	(8,993,000)	(4,410,000)
Income from discontinued operations	56,000	125,000	14,000
Gain (loss) on sale of real estate	—	963,000	—
Interest income	—	598,000	4,000
Bargain purchase gain	—	9,617,000	—
Net income (loss)	(4,365,000)	2,310,000	(4,392,000)
CASH FLOW DATA:
Cash flows provided by (used in) operating activities	387,000	(2,799,000)	(1,374,000)
Cash flows used in investing activities	(49,652,000)	(93,328,000)	(16,523,000)
Cash flows provided by financing activities	50,143,000	96,693,000	18,277,000
PER SHARE DATA:
Net earnings (loss) per share—basic and diluted
Continuing operations	$(0.62)	$0.28	$(2.97)
Discontinued operations	0.01	0.29	0.01

Net earnings (loss)	$(0.61)	$0.57	$(2.96)

Distributions declared per share	$0.175	$0.70	$0.70
Weighted average shares outstanding—basic	6,797,797	3,698,518	1,483,179
Weighted average shares outstanding—diluted	6,797,797	3,702,016	1,483,179

Q:	Who will choose which investments to make?

A:

Our advisor, TNP Strategic Retail Advisor, LLC, selects investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a maximum of $800,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:

When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:

We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until             , 2015 (three years from the date of this prospectus), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as             , 2016. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In certain states this offering may only continue for one year unless we renew the offering period for up to one additional year. We may terminate this offering at any time.

Q:	Will I receive a stock certificate?

A:

No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who might benefit from an investment in shares of our common stock?

A:

An investment in shares of our common stock may be beneficial for you if you (1) meet the minimum suitability standards described in this prospectus, (2) are able to hold your investment in shares of our common stock for an extended period in accordance with our liquidity strategy, and (3) seek to diversify your personal portfolio with an investment in a REIT focused on investments in income-producing retail properties and mortgage, mezzanine, bridge and other loans related to commercial real estate. However, persons who seek a short–term investment or require immediate liquidity or guaranteed income with respect to their investment are cautioned that an investment in shares of our common stock will not meet those needs.

Q:	Who can buy shares of common stock in this offering?

A:

In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $1,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering will be reduced or waived for our affiliates.

Q:	Are there any special restrictions on the ownership of shares?

A:

Yes. Our charter prohibits the ownership of more than 9.8% in value of our capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	How do I subscribe for shares of common stock?

A:

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for made payable to “TNP Strategic Retail Trust, Inc.” along with the completed subscription agreement to the registered broker-dealer or investment advisor.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that it or he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How will the payment of fees and expenses affect my invested capital?

A:

We pay sales commissions and dealer manager fees in connection with this offering. In addition, we reimburse our advisor for our other organization and offering expenses up to 3.0% of the gross proceeds of the offering and pay our advisor acquisition and origination fees for substantial services provided in the acquisition or origination of investments. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets and real estate-related assets. Depending primarily upon the number of shares of our common stock we sell in the primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use between 85.6% and 86.9% of our gross offering proceeds for investments and 2.2% of our gross offering proceeds for the payment of acquisition and origination fees to our advisor. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:

At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share redemption program which may provide limited liquidity for some of our stockholders. See “Description of Capital Stock—Share Redemption Program.”

Q:	What is your exit strategy?

A:

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:

Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:

You may find updated information on our website, www.tnpsrt.com. In addition, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

TNP Securities, LLC

1900 Main Street

Suite 700

Irvine, California 92614

949-833-8252

Attn: Investor Services

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to TNP Strategic Retail Trust, Inc. and its subsidiaries, including TNP Strategic Retail Operating Partnership, LP, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock offered in this offering.

TNP Strategic Retail Trust, Inc.

We were formed as a Maryland corporation on September 17, 2008, to invest in and manage a portfolio of income-producing retail properties located throughout the United States, with a focus on grocery anchored multitenant retail centers in the Western United States, and to invest in or originate mortgage, mezzanine, bridge, and other loans related to commercial real estate. We may also invest in other real properties and real estate-related assets that meet our investment objectives.

We believe that we operate in such a manner as to qualify as a REIT for federal income tax purposes and have elected REIT status beginning with the taxable year ending December 31, 2009, the year in which we began material operations. Our office is located at 1900 Main Street, Suite 700, Irvine, California 92614, and our main telephone number is (949) 833-8252.

On August 7, 2009, our Registration Statement on Form S-11 (SEC File No. 333-154975), registering a public offering of up to $1,100,000,000 in shares of our common stock, was declared effective by the SEC and we commenced our initial public offering. In our initial public offering we offered up to 100,000,000 shares of our common stock to the public at $10.00 per share in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share. Our initial public offering terminated on         , 2012. As of          2012, we had we had accepted investors’ subscriptions for, and issued,          shares of our common stock in our initial public offering, including shares of our common stock pursuant to our distribution reinvestment plan, resulting in offering proceeds of $            .

We are externally managed by TNP Strategic Retail Advisor, LLC, which we refer to as our “advisor.” Our advisor’s team of real estate professionals has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s senior management team has substantial experience in the real estate industry and has successfully completed approximately 200 fully subscribed private placements in real estate programs of multiple property types and six public programs with over 35,700 investors across the United States. These programs have raised nearly $3 billion and have invested over $7.6 billion in commercial real estate.

Our advisor is wholly owned by Thompson National Properties, LLC, a Delaware limited liability company founded in February 2008, which offers real estate investment and asset management services to high net worth domestic, foreign and institutional investors. We refer to Thompson National Properties, LLC as our “sponsor” or “Thompson National Properties.” Thompson National Properties contributed $200,000 to us in connection with our formation. Thompson National Properties is controlled by Anthony W. Thompson, our Chairman, Chief Executive Officer and President. Mr. Thompson has over 35 years of experience in portfolio management and was the founder of Triple Net Properties, LLC, or Triple Net, and its holding company, NNN Realty Advisors, Inc., or Realty Advisors, each of which combined with Grubb & Ellis Company (NYSE:GBE) in December 2007. As of March 31, 2012, Thompson National Properties has sponsored fifteen real estate related funds raising approximately $149.7 million from 1,579 investors. Additionally, Thompson National Properties has 155 commercial real estate properties under management with a cost in excess of $2.3 billion as of March 31, 2012.

Our Estimated Value Per Share

Our board of directors has determined an estimated value per share of our common stock of $10.18 as of March 31, 2012, an increase from the previously determined estimated value per share of $10.14 as of December 31, 2011 and $10.08 as of September 30, 2011. We are providing the estimated value per share to assist broker-dealers and stockholders in their evaluation of us. This is the third determination by our board of directors of an estimated value per share of our common stock. We currently anticipate that an estimated value per share will be calculated through the quarter ended June 30, 2012. We anticipate disclosing an updated estimated value per share as of June 30, 2012 in August 2012, However, our board of directors may determine to update such estimate more frequently.

The objective of our board of directors in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. The estimated value per share is based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our common stock plus the limited partnership units of our operating partnership issued to third party sellers in connection with our acquisition of the Pinehurst Square East and the Shops at Turkey Creek properties, all as of March 31, 2012. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future.

For additional discussion of how our board of directors determined our estimated value per share, see “Description of Capital Stock —Our Estimated Value Per Share.”

Investment Strategy and Objectives

We will use the net proceeds from our initial public offering and this follow-on offering to invest in a portfolio of income-producing retail properties located throughout the United States, with focus on grocery anchored multitenant retail centers in the Western United States, including neighborhood, community and lifestyle shopping centers, multi-tenant shopping centers and free standing single-tenant retail properties. We may acquire properties either alone or jointly with another party. In addition to investments in real estate directly or through joint ventures, we may also acquire or originate first mortgages or second mortgages, mezzanine loans or other real estate-related loans, which we refer to collectively as “real estate-related loans,” in each case provided that the underlying real estate meets our criteria for direct investment. We may also invest in any other real property or other real estate-related assets that, in the opinion of our board of directors, meets our investment objectives and is in the best interests of our stockholders.

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay predictable and sustainable cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the investments we acquire.

See “Investment Strategy, Objectives and Policies” for a more complete description of our investment objectives.

Our Portfolio

As of May 31, 2012, our portfolio includes eighteen retail properties encompassing approximately 1,802,193 leasable square feet. The following table sets forth a summary of the retail properties in our real estate portfolio:

Property Name	Location	Interest	Leasable Square Feet	Date Acquired	Purchase Price (In Thousands)
Moreno Marketplace	Moreno Valley, California	100%	78,743	11/19/2009	$12,500
Waianae Mall	Honolulu, Hawaii	100%	170,275	6/04/2010	$25,688
Northgate Plaza Shopping Center	Tucson, Arizona	100%	103,492	7/06/2010	$8,050
San Jacinto Esplanade Shopping Center	San Jacinto, California	100%	53,777	8/11/2010	$7,088
Craig Promenade	Las Vegas, Nevada	100%	86,395	3/30/2011	$12,800
Pinehurst Square East	Bismarck, North Dakota	100%	114,292	5/26/2011	$15,000
Cochran Bypass	Chester, South Carolina	100%	45,817	7/19/2011	$2,585
Topaz Marketplace	Hesperia, California	100%	50,359	9/23/2011	$13,500
Osceola Village	Kissimmee, Florida	100%	116,645	10/11/2011	$21,800
Constitution Trail Centre	Normal, Illinois	100%	203,015	10/21/2011	$18,000
Summit Point Shopping Center	Fayetteville, Georgia	100%	108,307	12/21/2011	$18,250
Morningside Marketplace	Fontana, California	100%	84,493	1/09/2012	$18,050
Woodland West Marketplace	Arlington, Texas	100%	176,414	2/03/2012	$13,950
Ensenada Square	Arlington, Texas	100%	62,276	2/28/2012	$5,025
Shops at Turkey Creek	Knoxville, Tennessee	100%	16,234	3/12/2012	$4,300
Aurora Commons	Aurora, Ohio	100%	89,211	3/20/2012	$7,000
Florissant Marketplace	Florissant, Missouri	100%	146,257	5/16/2012	$15,250
Willow Run Shopping Center	Westminster, Colorado	100%	95,791	5/18/2012	$11,500

For additional details regarding the properties in our portfolio, see “Description of Investments.”

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including the following:

•

We commenced operations on November 19, 2009, have a limited operating history and have experienced losses in the past and may experience losses in the future. There is no assurance that we will be able to successfully achieve our investment objectives.

•	We set the offering price of our shares of common stock arbitrarily. This price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

•

No public trading market exists for our shares and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Generally, distributions paid using offering proceeds will constitute a return of capital, meaning a return of all or a portion of your original investment. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments which may lower your overall return. To date, all of our distributions have been made from offering proceeds and have constituted a return of capital. Portions of distributions we make in the future may also represent a return of capital, which would reduce your tax basis in our shares.

•

This is considered to be a “blind pool” offering because we have made a limited number of investments, and, other than investments identified in this prospectus, have not identified any other specific assets to acquire with the proceeds from our initial public offering or this follow-on offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to purchasing shares of our common stock. In addition, our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

•

This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make. We are the first non-listed program sold by our dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of our dealer manager to successfully market this offering.

•

We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•

Our sponsor has operated at a significant loss since inception and because we are dependent upon our advisor and its affiliates, including our sponsor, to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

•

Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•

We are the first publicly-offered investment program sponsored by our sponsor. You should not assume that the prior performance of programs managed or sponsored by our sponsor or its affiliates will be indicative of our future performance.

•	We may incur debt exceeding 75% of the cost of our assets in certain circumstances. High debt levels increase the risk to our stockholders.

•	We are subject to risks generally incident to the ownership of real property.

•

Economic downturns and disruptions in the financial markets could have an adverse impact on our tenants’ ability to make rental payments and the demand for retail space, result in disruptions in the commercial mortgage market and adversely effect our ability to obtain financing on favorable terms, if at all.

•

We have elected to be taxed as a REIT for federal income tax purposes. However, if we lose our tax status as a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to make distributions to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an investment committee and an audit committee.

Our Advisor

TNP Strategic Retail Advisor, LLC, our advisor, was formed as a Delaware limited liability company in September 2008. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment strategy and objectives.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The current term of our advisory agreement ends August 7, 2012, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all officers of our advisor. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Sponsor

Thompson National Properties, our sponsor and the parent company of our advisor, was formed as a Delaware limited liability company in February 2008. Thompson National Properties provides real estate investment opportunities and property, asset management and receivership services to high net worth domestic, foreign and institutional investors. Anthony W. Thompson is the Chairman and Chief Executive Officer of Thompson National Properties and serves as Chairman of our board of directors and as our Chief Executive Officer and President.

Our Operating Partnership

We own all of our investments through TNP Strategic Retail Operating Partnership, LP, our operating partnership, or its subsidiaries. We refer to common limited partnership units in our operating partnership as “common units.” We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership were our advisor and TNP Strategic Retail OP Holdings, LLC, which we refer to as “TNP Strategic Retail OP Holdings,” a wholly owned subsidiary of our sponsor. Our advisor has invested $1,000 in our operating partnership in exchange for common units and TNP Strategic Retail OP Holdings has invested $1,000 in our operating partnership and has been issued a separate class of limited partnership units, which we refer to as the “special units” and which are described below under “—Compensation to Our Advisor and its Affiliates.” In addition, we have issued common units to third parties in connection with the acquisition of certain of our properties.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. TNP Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and provides dealer manager services to us in this offering. We refer to TNP Securities, LLC as “TNP Securities” or “our dealer manager.” Anthony W. Thompson serves as the Chief Executive Officer of our dealer manager. Our dealer manager is indirectly owned by Anthony W. Thompson. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, TNP Property Management, LLC, our property manager, performs certain property management services for us and our operating partnership. We refer to our advisor, our property manager, and other of our affiliates, each as a “TNP affiliate” and collectively, as “TNP affiliates.”

Our Structure

The chart below shows the relationships among various TNP affiliates and our company. We are the sole general partner of our operating partnership and as of March 31, 2012 we and our advisor and its affiliates own, either directly or indirectly, approximately 94.8% of the limited partnership units of our operating partnership. As of March 31, 2012, we have issued approximately 431,796 common units to third parties in connection with acquisitions of properties and may issue additional common units in connection with property acquisitions in the future.

Terms of the Offering

We are offering up to $900,000,000 in shares of our common stock, $800,000,000 of which will be offered to the public in our primary offering at a price of $10.00 per share, and $100,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means our affiliate, TNP Securities, the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2015 (three years from the date of this prospectus), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as                     , 2016. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement we filed with the SEC or file a new registration statement to continue this offering beyond one year from the date of this prospectus. In certain states the offering may continue only one year unless we renew the offering period for up to an additional year. We reserve the right to terminate this offering at any time. We generally intend to admit stockholders on a daily basis.

Compensation to Our Advisor and Affiliates

Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, TNP Strategic Retail OP Holdings, an affiliate of our advisor, has been issued the special units, a separate series of partnership interests in our operating partnership with special distribution rights.

Set forth below is a summary of all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us to our dealer manager and our advisor and its affiliates for the year ended December 31, 2011 and the three months ended March 31, 2012 related to our initial public offering and to be paid by us in this offering. The estimated maximum dollar amounts reflected in the table assume that we sell all shares in this offering at the highest possible sales commissions and dealer manager fees (with no discounts for any categories of purchasers) and are based on the sale of the maximum of $800,000,000 in shares to the public in the primary offering of this offering. See “Management Compensation Table” for a more detailed explanation of the fees and expenses payable to our dealer manager and our advisor and its affiliates and for a more detailed description of the special units.

Type of Fee and Recipient	Description and Method of Computation	Amounts Reimbursed for the Year Ended December 31, 2011/ the Three Months Ended March 31, 2012	Estimated Amount Based on Maximum Offering
	Organizational and Offering Stage

Sales Commission—Dealer Manager	7.0% of gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.	$2,395,000/$1,196,000	$56,000,000

Dealer Manager Fee—Dealer Manager	3.0% of gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers). No dealer manager fees will be paid for sales pursuant to the distribution reinvestment plan.	$1,034,000/$534,000	$24,000,000

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses (excluding sales commissions and dealer manager fees) incurred on our behalf, but only to the extent that the reimbursement would not cause these organization and offering expenses borne by us to exceed 3.0% of the gross offering proceeds. We estimate that these organization and offering expenses will be 1.75% if the maximum offering proceeds from the primary offering is raised.	$750,000/$64,000	$14,000,000

	Operational Stage

Acquisition Fees—Advisor	2.5% of (1) the cost of investments we acquire, including acquisition costs, or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	$2,484,000/$1,212,000	$20,150,000 (assuming no leverage is used); $40,300,000 (assuming a leverage ratio of 50%)

Origination Fees—Advisor	2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the real estate-related loans. We will not pay an acquisition fee with respect to such real estate-related loans.	$—/$—	$20,150,000 (assuming no leverage is used); $40,300,000 (assuming a leverage ratio of 50%)

Financing Coordination Fee—Advisor	1.0% of the amount made available and/or outstanding under any financing obtained or assumed, directly or indirectly, by us and used to acquire or originate investments, or the refinancing of any financing obtained or assumed, directly or indirectly, by us. Our advisor may reallow some or all of the financing coordination fee to reimburse third parties with whom our advisor may subcontract to procure such financing.	$—/$361,000	Actual amounts depend upon the aggregate cost of our investments and the amount of financing we obtain in connection with our investments, and, therefore, cannot be determined at this time.

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the	$—/$—	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.

cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. Separate and distinct from the asset management fee, we will also reimburse our advisor or its affiliates for all expenses paid or incurred on our behalf, including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor.

Property Management Fees—TNP Property Management, LLC	A monthly market-based fee for property management services of up to 5.0% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers.	$492,000/$250,000	Actual amounts depend upon the gross revenue of the properties and customary property management fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Leasing Fees—Advisor	A market-based fee for services our advisor provides in connection with leasing our properties. The amount of such leasing fees will be usual and customary for comparable services rendered for similar real properties in the geographic market of the properties leased. The leasing fees will be in addition to the market-based fees for property management services payable by us to our affiliated property manager.	$88,000/$5,000	Actual amounts depend upon the customary leasing fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.

Operating Expenses—Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination or disposition fees.	$459,000/$182,000	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Liquidity Stage

Disposition Fees—Advisor or its affiliates	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of real property, 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	$88,000/$24,000	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Special Units—TNP Strategic Retail OP Holdings	TNP Strategic Retail OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one time payment, in the form of shares of our common stock or a promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or	N/A	Actual amounts depend on the sale price of real estate assets, and, therefore, cannot be determined at this time.

non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 10.0% cumulative non-compounded annual pre-tax return on their net contributions. The holder of special units will not be entitled to receive any other distributions.

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the real estate programs sponsored by Thompson National Properties and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The “Prior Performance Summary” section also includes information regarding prior programs sponsored by Triple Net as of December 31, 2006. Anthony W. Thompson, our Chairman, Chief Executive Officer and President, served as Chairman and Chief Executive Officer of Triple Net from 1998 through 2006. We are providing information on certain prior programs of Triple Net through December 31, 2006 in Appendix B to this prospectus. The information relating to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates. We cannot verify the accuracy of such information relating to the Triple Net prior programs and such information is not indicative of results of the Triple Net prior programs after December 31, 2006. See “Prior Performance Summary—Prior Programs of Triple Net.” The prior performance of our affiliate’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Investment Risks—We have a limited prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.”

Conflicts of Interest

Our advisor and certain of our other affiliates will experience conflicts of interest in connection with this offering and the management of our business affairs, including the following:

•

although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved, including fifteen privately offered real estate programs sponsored by affiliates of our advisor, all of which have investment objectives generally similar to this offering;

•

the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees, asset management fees and leasing fees payable to our advisor and property management fees payable to our affiliated property manager are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•

although our sponsor and advisor have agreed generally to provide us with the first opportunity to acquire income-producing retail properties that meet our investment criteria for which we have sufficient uninvested funds, our sponsor and advisor will be required to make this determination in good faith and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments;

•

our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets; and

•

our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Borrowing Policy

We use, and intend to continue to use, secured and unsecured debt as a means of providing additional funds for the acquisition of our investments. Our targeted debt level is 50% of the fair market value of our assets. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our articles of amendment and restatement, or our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. Our charter allows us to temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. As of March 31, 2012, we exceeded the 300% limit due to the exclusion from total assets of intangible assets that were acquired with the acquisition of our properties. Because these intangible assets were part of the purchase price and because our overall indebtedness is less than 75% of the book value of our assets as of March 31, 2012, this excess borrowing has been approved by a majority of our independent directors. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Distribution Policy

We believe that we operate in such a manner as to qualify as a REIT for federal income tax purposes and have elected REIT status beginning with the taxable year ended December 31, 2009, the year in which we began material operations. To maintain our REIT qualification, we are required to distribute 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Our board of directors has approved a monthly cash distribution of $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. There is no guarantee that we will pay distributions at this rate in the future or at all. We accrue and make distributions on a monthly basis. We calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.

If we do not have sufficient funds from operations to make distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon 30 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Distributions Paid

Distributions paid to our common stockholders during the period from December 2009 (the date we first paid distributions) through March 31, 2012 are presented in the following table:

								Net Cash Provided by (Used) in Operating Activities
	Distributions Paid
Period	Cash		% of Total	Reinvested(2)	% of Total	Total
Fourth Quarter 2009	$6,000		46.2%	$7,000	53.8%	$13,000	100%	$(1,047,000)
First Quarter 2010	72,000		80.0	18,000	20.0	90,000	100	(619,000)
Second Quarter 2010	117,000		70.1	50,000	29.9	167,000	100	(699,000)
Third Quarter 2010	199,000		69.8	86,000	30.2	285,000	100	(197,000)
Fourth Quarter 2010	257,000		67.8	122,000	32.2	379,000	100	141,000
First Quarter 2011	282,000		66.5	142,000	33.5	424,000	100	80,000
Second Quarter 2011	341,000		67.0	168,000	33.0	509,000	100	(1,206,000)
Third Quarter 2011	485,000		70.1	206,000	29.8	691,000	100	533,000
Fourth Quarter 2011	604,000		68.1	283,000	31.9	887,000	100	(2,206,000)
First Quarter 2012	773,000		65.5	406,000	34.5	1,179,000	100	387,000

	$3,100,036	(1)	67.0%	$1,488,000	33.0%	$4,624,000	100%	$(4,833,000)

(1)

Includes a total of $155,000 in cash distributions paid to 18 holders of non-controlling common limited partnership units of our operating partnership during the second, third and fourth quarter of 2011 and the first quarter of 2012.

(2)	Amount of distributions paid in shares of our common stock pursuant to our distribution reinvestment plan.

Sources of aggregate distributions, including shares issued pursuant to our distribution reinvestment plan, paid during the period from December 2009 (the date we first paid distributions) through March 31, 2012 are presented in the following table:

	Source of Distributions
Period	Cash Distributions from Investments		Funds from Prior Quarters		Cash Flow from Operations		Offering Proceeds		Total
Fourth Quarter 2009	$—	—%	$—	—%	$—	—%	$13,000	100%	$13,000	100%
First Quarter 2010	—	—	—	—	—	—	90,000	100	90,000	100
Second Quarter 2010	—	—	—	—	—	—	167,000	100	167,000	100
Third Quarter 2010	—	—	—	—	—	—	285,000	100	285,000	100
Fourth Quarter 2010	—	—	—	—	—	—	379,000	100	379,000	100
First Quarter 2011	—	—	—	—	—	—	424,000	100	424,000	100
Second Quarter 2011	—	—	—	—	—	—	509,000	100	509,000	100
Third Quarter 2011	—	—	—	—	—	—	691,000	100	691,000	100
Fourth Quarter 2011	—	—	—	—	—	—	887,000	100	887,000	100
First Quarter 2012	—	—	—	—	—	—	1,179,000	100	1,179,000	100

	$—	—%	$—	—%	$—	—%	$4,624,000	100%	$4,624,000	100%

For the three months ended March 31, 2012, we paid $1,179,000 in distributions (including $406,000 in shares issued pursuant to our distribution reinvestment plan). For the three months ended March 31, 2012, our net income (loss) was $(4,365,000) and our cash flow provided by operating activities was $387,000. Our funds from operations, or FFO, for the same period was $(2,265,000). For the year ended December 31, 2011, we paid $2,513,000 in distributions (including $799,000 in shares issued pursuant to our distribution reinvestment plan). For the year ended December 31, 2011, our net income was $2,310,000 and our net cash used in operations was $2,799,000. Our FFO for the same period was $(3,848,000). We commenced operations upon the acquisition of the Moreno Marketplace on November 19, 2009. We paid $4,624,000 in distributions (including $1,488,000 in shares issued pursuant to our distribution reinvestment plan) during the period from December 2009 (the month we first paid distributions) through March 31, 2012, all of which were funded from offering proceeds. Our net income (loss) from our inception through March 31, 2012 was $(7,647,000). For the period from the fourth quarter of 2009 through March 31, 2012, net cash used in operations was $(4,833,000). From inception through March 31, 2012, FFO was $(8,734,000). For a discussion of how we calculate FFO, see “Managements Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, both of which are incorporated by reference into this prospectus.

Share Redemption Program

Our share redemption program may provide an opportunity for you to have your shares of common stock redeemed by us, subject to certain restrictions and limitations. No shares can be repurchased under our share redemption program until after the first anniversary of the date of purchase of such shares; provided, however, that this one year holding period will not apply with respect to repurchases requested upon the death or qualifying disability (as defined for the purposes of our share redemption program) of a stockholder. The purchase price for shares redeemed under the share redemption program will be as set forth below until 18 months after the completion of our offering stage:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemptions Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Beginning 18 months after the completion of our offering stage, we will redeem shares at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price” (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock), or (2) 90% of the most recently determined estimated per share value of our common stock. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

Notwithstanding the foregoing, the redemption price for shares redeemed upon a stockholder’s death or qualifying disability will be the greater of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) and (2) 100% of the most recently determined estimated per share value of our common stock.

We are not obligated to redeem shares of our common stock under the share redemption program. The number of shares to be redeemed during any calendar year is limited to (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors.

A stockholder must request the redemption of a minimum of 25% of the shares held by such stockholder on the date of the redemption request. Fractional shares may not be redeemed unless the stockholder is requesting the redemption of 100% of such stockholder’s shares.

The board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange. Stockholders who submit a redemption request will immediately and automatically terminate their participation in our distribution reinvestment plan.

Liquidity Strategy

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Investment Company Act Considerations

We conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership satisfy both of the above tests as we invest primarily in real property, through our wholly or majority owned subsidiaries. As these subsidiaries are investing solely in real property, they are outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership conduct our operations so that they comply with the 40% test. We monitor our holdings to ensure continuing and ongoing compliance with this test.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership is made by us. The Investment Company Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies that we may establish and in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investments owned by wholly owned or majority owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing our common stock.

Investment Risks

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on November 19, 2009 with the acquisition of our first real estate asset. As a result, we have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. An investment in our shares of common stock may therefore entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of prior programs managed or sponsored by our sponsor or its affiliates to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of these prior programs.

There is no trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should be prepared to hold your shares for an indefinite length of time.

We currently have a limited number of properties in our real estate portfolio and have not identified any specific additional investments. As a result, this is considered a “blind pool” offering, and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

This is considered to be a “blind pool” offering because we have made a limited number of investments and we have not identified any other specific assets to acquire with the proceeds from our initial public offering or this follow-on offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our future investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has only invested $200,000 in us through the purchase of 22,222 shares of our common stock and our Chief Executive Officer and President, Anthony W. Thompson, currently our largest stockholder, has purchased, directly or indirectly, 133,333 shares of our common stock at $9.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

Our sponsor has operated at a significant loss since inception and because we are dependent upon our advisor and its affiliates, including our sponsor, to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on TNP Strategic Retail Advisor, LLC, our advisor, to manage our operations and our portfolio of real estate and real estate-related assets. We are also dependent on TNP Securities, LLC, our dealer manager and an affiliate of our sponsor, to conduct our public offering. Our dealer manager and our advisor depend on the capital from our sponsor and fees and other compensation that they receive from us in connection with our public offering and the purchase, management and sale of assets to conduct its operations. Our sponsor has a limited operating history and, since inception, has operated at a significant net loss. Our sponsor also has substantial secured and unsecured debt obligations coming due over the next four years. To the extent that our sponsor is unable to negotiate a modification to its debt obligations or our sponsor’s financial condition does not improve or deteriorates, it may adversely impact our advisor’s and our dealer manager’s ability to perform their duties to us or could have an adverse effect on our dealer manager’s ability to raise proceeds in our public offering and our operations and could cause the value of your investment to decrease. Moreover, such adverse conditions could require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the amount of time they spend actively managing our investments. Any adverse changes in the financial condition of our dealer manager, advisor or our sponsor or our relationship with them could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments and could affect our dealer manager’s ability to raise proceeds in our public offering. If our sponsor and its affiliates, including our advisor, are unable to provide services to us we may spend substantial resources in identifying non-affiliated service providers to provide advisory and dealer manager functions. Additionally, as a recently formed company, our sponsor does not have the financial resources that other, more established, sponsors may have available.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real properties are located and the types of investments that we make. Further, if we are not able to achieve portfolio diversification consistent with our longer-term investment objectives, the likelihood that any single investment’s poor performance will materially affect our overall investment performance will increase. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

The information concerning the prior performance of programs sponsored by Triple Net contained in this prospectus has been taken from, or is based upon, publicly available information and we cannot independently verify the accuracy of such information.

The information concerning the prior performance of programs sponsored by Triple Net contained in this prospectus has been taken from, or is based upon, public information of Triple Net and its affiliates filed with the SEC, which contains prior performance information through December 31, 2006. Although we do not have any information that would indicate such information is inaccurate or incomplete, we are unable to verify or assess the reliability, accuracy, or completeness of such information. It is possible such information contains inaccuracies or omissions, or was prepared using a methodology different from the methodology we used when compiling data regarding the prior performance of programs sponsored by our sponsor, Thompson National Properties.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is an affiliate of our sponsor and, other than serving as dealer manager for this offering and our initial public offering, has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

The loss of or the inability to obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real properties and other real estate-related assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of our sponsor, including Anthony W. Thompson and James R. Wolford, each of whom would be difficult to replace. We currently do not have key man life insurance on Anthony W. Thompson or James R. Wolford. Neither we nor our affiliates have employment agreements with Messrs. Thompson or Wolford and Messrs. Thompson and Wolford may not remain associated with us. If these persons were to cease their association with us, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investments may decline.

All of our cash distributions to date have been made from proceeds from the sale of our common stock in our public offerings. Distributions are not guaranteed, may fluctuate, and may constitute a return of capital or taxable gain from the sale or exchange of property. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

Our board of directors has approved a monthly cash distribution of $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. There is no guarantee that we will pay distributions at this rate in the future or at all.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon, among other things, the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses or-utilize offering proceeds in order to make cash distributions. All of our cash distributions since our inception have been made from proceeds from our public offerings. We have not established a limit on the amount of proceeds from our public offerings that may be used to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations.

In the event that we are unable to consistently fund monthly distributions to our stockholders entirely from our funds from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our earnings and profits generated during the year, the excess amount will either be (1) a return of capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions. Subsequent investors may experience immediate dilution in their investment because a portion of our net assets may have been used to fund distributions instead of retained in our company and used to make investments.

To date, all of our cash distributions paid have been made from offering proceeds and constituted a return of capital.

Because the funds from the operation of our business have not been sufficient to cover our distributions, to date, we have paid all of our cash distributions from the proceeds of our public offering. Therefore, you should not consider our distribution as a measure of the cash flow generated by our business and you should not consider the distributions as a reflection of the quality of our investments. If we are unable to raise additional proceeds from our public offerings and cannot borrow funds for this purpose, our distributions would cease.

Generally, distributions paid using offering proceeds will constitute a return of capital, which means a return of all or a portion of your original investment. Additionally, distributions that are treated as a return of capital for federal income tax purposes generally will not be taxable as a dividend to a stockholder, but will reduce the stockholder’s basis in its shares (but not below zero) and therefore can result in the stockholder having a higher gain upon a subsequent sale of such shares. Return of capital distributions in excess of a stockholder’s basis generally will be treated as gain from the sale of such shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in our public offerings, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the investments described in this prospectus, you will not have an opportunity to evaluate our investments or potential tenants. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, we could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other programs sponsored by our sponsor and its affiliates, some of which have investment objectives and employ investment strategies that are similar to ours.

As a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Delays we encounter in the selection and acquisition of properties could adversely affect your returns. If we are unable to invest our offering proceeds in properties in a timely manner, we will hold the offering proceeds in an interest-bearing account, invest the proceeds in short-term investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.

Because we have acquired only eighteen properties as of the date of this prospectus, we have not yet generated sufficient cash flow to fund the payment of distributions. Investors who invest in us before we commence significant real estate operations and generate significant cash flow may realize a lower rate of return than later investors. Until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our advisor, cash resulting from a waiver of fees by our advisor, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow. To date, we have paid all of our distributions from the proceeds of our public offerings and our distributions have constituted a return of capital. To the extent our distributions are funded from offering proceeds, we will have less funds to use for investments.

Investors who invest later in this offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, because, we have used offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets have been used to fund distributions instead of being retained and used to make real estate investments. Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors will not share in all of the net offering proceeds raised from earlier investors.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. There can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our assets for cash or other consideration, (2) our sale or merger in a transaction that provides our stockholders with cash and/or shares of a publicly traded company and (3) the listing of our common stock on a national securities exchange. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until 2015. There can be no assurance that we will cause a liquidity event to occur at such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program. See “Investment Strategy, Objectives and Policies—Liquidity Strategy.”

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in our stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares is used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real properties and other real estate-related assets. As a result, stockholders will only receive a full return of their invested capital if either (1) we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that were being paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments or to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real properties and other real estate-related assets.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share redemption program may provide you with an opportunity to have your shares of common stock redeemed by us. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend, suspend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program.”

Payments to the holder of the special units may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

As the holder of the special units of our operating partnership, TNP Strategic Retail OP Holdings may be entitled to receive a cash payment upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

This is a fixed price offering. We established the fixed offering price of our shares on an arbitrary basis and it may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price paid for shares of our common stock may be higher or lower than the value of our assets per share of our common stock at the time of the purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets unless our board of directors determines that the offering price should be modified. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals of any assets we may own. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Our board of directors has determined an estimated per share value of $10.18 for our shares of common stock as of March 31, 2012. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock or in making an investment decision.

Our board of directors has determined an estimated per share value of $10.18 for our common stock as of March 31, 2012. We did not, however, change the price per share in our initial public offering or this follow-on offering, under our distribution reinvestment program or under our share redemption program, except in the case of redemptions upon the death or disability of a stockholder, in which case we will use the higher of the most recently determined estimated share value and the purchase price paid. For additional information on the methodology used to determine the estimated value per share and numerous limitations related to the estimated value per share, see “Description of Capital Stock—Our Estimated Value Per Share.”

We currently anticipate that the estimated value per share will be calculated quarterly through the quarter ending June 30, 2012. However, our board may determine to update such estimate more frequently. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor and after reviewing, among other factors, appraisal reports of our properties prepared by third parties. However, the market for commercial real estate can fluctuate quickly and substantially and values are expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with U.S. GAAP. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated share value if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to the Financial Industry Regulatory Authority, Inc., or FINRA, or under the Employee Retirement Income Security Act, or ERISA, with respect to their respective requirements.

Pursuant to FINRA regulations, we disclose in each Annual Report distributed to our stockholders an estimated per share value of our common stock, the method by which such estimated per share value was developed and the date of the data used to develop the estimated per share value. Although our board of directors has voluntarily determined an estimated value per share of $10.18 as of March 31, 2012, and we expect to update this estimated share value through June 30, 2012, we have determined that for the purposes of disclosing in our Annual Report an estimated per share value, the estimated per share value shall be deemed to be $10.00 per share as of December 31, 2011. The basis for this valuation is the fact that we continue to sell shares of our common stock in our initial public offering at the price of $10.00 per share (not taking into consideration purchase price discounts for certain categories of purchasers), and have not changed the price at which shares are acquired under our distribution reinvestment program or our share redemption program (except with respect to shares redeemed upon death or disability of a stockholder). Notwithstanding the foregoing, beginning 18 months after the completion of our offering stage, FINRA regulations will require that our board of directors determine the estimated per share value of our shares of common stock based on independent valuations of our properties, at which time the estimated per share value we disclose in each Annual Report distributed to our stockholders will not be based upon the $10.00 per share offering price from our public offerings. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

Risks Related To Our Business

Changing laws and regulations have resulted in increased compliance costs for us, which could affect our operating results.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and newly enacted SEC regulations, have created, and may create in the future, additional compliance requirements for companies such as ours. For instance, our advisor may be required to register as an investment advisor under federal or state regulations, which will subject it to additional compliance procedures and reporting obligations as well as potential penalties for non-compliance. As a result of such additional regulation, we intend to invest appropriate resources to comply with evolving standards, and this investment has resulted and will likely continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real properties could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of March 31, 2012, we had raised approximately $78,327,621 in gross proceeds in our initial public offering, including proceeds from shares issued pursuant to our distribution reinvestment plan, and had acquired sixteen single and multitenant retail properties. If we are unable to access sufficient capital, we may suffer from delays in making additional suitable investments.

Events in U.S. and global financial markets have had, and may continue to have, a negative impact on the terms and availability of credit in the United States and the state of the national economy generally which could have an adverse effect on our business and our results of operations.

The failure of large U.S. financial institutions in 2008 and 2009 and the resulting turmoil in the global financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the United States. The tightening of the U.S. credit markets has resulted in a lack of adequate credit and the risk of a further economic downturn. Some lenders continue to impose more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may result in an inability to finance the acquisition of real properties and other real estate-related assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants. If the credit markets remain constricted, it may result in our inability to obtain adequate financing or to refinance debt obligations as they come due on favorable terms, or at all.

Additionally, decreasing home prices and mortgage defaults have resulted in uncertainty in the real estate and real estate securities and debt markets. As a result, the valuation of real estate-related assets has been volatile and is likely to continue to be volatile in the future. The volatility in markets may make it more difficult for us to obtain adequate financing or realize gains on our investments which could have an adverse effect on our business and our results of operations.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real properties or other real estate-related assets and fund or expand our operations will be adversely affected.

The net proceeds from our public offerings will be used primarily to fund our investments in real properties and other real estate-related assets, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees and asset management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering during the offering. Accordingly, we are dependent on the proceeds raised in our public offerings and if we are unable to raise sufficient proceeds, we may not be able to fund our existing or future operations. In addition, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our investments or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real properties and other real estate-related assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have or may enter into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. In some instances, the issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are classified as common stock and 50,000,000 shares of capital stock are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and

•	the removal of incumbent management.

See “Description of Capital Stock—Preferred Stock.”

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We have in the past, and may in the future, issue limited partner interests of our operating partnership in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, TNP Strategic Retail OP Holdings, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Currently, we, through our subsidiaries, own sixteen commercial retail single and multitenant properties. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority- owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We also expect that we and our operating partnership, as holding companies that conduct their businesses through our subsidiaries, will not meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act.

In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25% of its assets in qualifying real estate investments or other real estate-related assets, or the 25% basket. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investments owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating company or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies—Investment Company Act Considerations.”

Risks Related To Conflicts of Interest

You will not have the benefit of an independent due diligence review in connection with this offering.

Because TNP Securities, LLC, our dealer manager, is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We may compete with other affiliates of our advisor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other affiliates of our advisor for opportunities to acquire or sell real properties and other real estate-related assets. We may also buy or sell real properties and other real estate-related assets at the same time as other affiliates are considering buying or selling similar assets. In this regard, there is a risk that our advisor will select for us investments that provide lower returns to us than investments purchased by another affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. As a result of our potential competition with other affiliates of our advisor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our advisor and some of its affiliates, including our officers and directors, devote to us may be diverted, and we may face additional competition due to the fact that affiliates of our advisor are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Our advisor and some of its affiliates, including our officers and directors, are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages five privately offered real estate programs sponsored by affiliates of our advisor. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. See “Conflicts of Interest.”

Our advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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acquisitions of real property and other investments and originations of loans, which entitle our advisor to acquisition or origination fees and leasing and asset management fees, and, in the case of acquisitions of investments from other programs sponsored by TNP affiliates, may entitle TNP affiliates to disposition or other fees from the seller;

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public and private offerings of equity by us, which may allow our dealer manager to earn additional dealer manager fees and allow our advisor to be reimbursed organization and offering costs and earn increased acquisition, leasing and asset management fees;

•	real property sales, since the asset management fees payable to our advisor will decrease;

•	incurring or refinancing debt and originating loans, which would increase the acquisition, financing, origination and asset management fees payable to our advisor; and

•	whether and when we seek to sell the company or its assets or to list our common stock on a national securities exchange, which would entitle the advisor and/or its affiliates to incentive fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain acquisition fees and asset management fees payable to our advisor and property management fees payable to the property manager are payable irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor has considerable discretion with respect to the terms and timing of acquisition, disposition, refinancing and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates of our advisor could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See “Conflicts of Interest—Fees and Other Compensation to Our Advisor and its Affiliates.”

The conflicts of interest faced by our officers may cause us not to be managed solely in the best interests of our stockholders, which may adversely affect our results of operations and the value of your investment.

Some of our officers are officers and employees of our sponsor, our advisor and other affiliated entities which receive fees in connection with this offering and our operations. Anthony W. Thompson is our Chairman of the Board, Chief Executive Officer and President and also serves as the Chief Executive Officer of Thompson National Properties. Mr. Thompson controls our sponsor and indirectly controls our advisor and dealer manager. James R. Wolford is our Chief Financial Officer, Treasurer and Secretary and also serves as the Executive Vice President and Chief Financial Officer of our sponsor and the Chief Financial Officer, Treasurer and Secretary of our advisor. Certain of our officers may be granted an economic interest in TNP SRT Management, LLC, which owns a 25% interest in our advisor. The ownership interest in our advisor and sponsor by certain of our officers may create conflicts of interest and cause us not to be managed solely in the best interests of our stockholders.

Our advisor may have conflicting fiduciary obligations if we acquire assets from its affiliates or enter into joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, one of its affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real property and other real estate-related assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real property and other real estate-related assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other TNP affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Risks Related To Investments In Real Estate Generally

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We are subject to risks incident to the ownership of real estate assets including changes in national, regional or local economic, demographic or real estate market conditions. We are subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses at our properties, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Increasing vacancy rates for certain classes of real estate assets resulting from an economic downturn and disruption in the financial markets could adversely affect the value of assets we acquire.

We depend upon tenants for a majority of our revenue from real property investments. An economic downturn and disruption in the financial markets may result in a trend toward increasing vacancy rates for certain classes of commercial property, particularly in large metropolitan areas, due to increased tenant delinquencies and/or defaults under leases, generally lower demand for rentable space and potential oversupply of rentable space. Business failures and downsizings may lead to reduced consumer demand for retail products and services and reduced demand for retail space. Reduced demand for retail properties could require us to grant rent concessions, make tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire a property. A prolonged recovery or a future economic downturn could impact certain of the real estate assets we may acquire and such real estate assets could experience higher levels of vacancy than anticipated at the time of our acquisition of such real estate assets. The value of our real estate assets could decrease below the amounts we paid for them. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. Additionally, we will incur expenses, such as for maintenance costs, insurances costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations. An economic downturn resulting in increased tenant delinquencies and/or defaults and decreases in demand could have a material adverse effect on our operations and the value of our real estate assets.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

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that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

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the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the act to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Risks Associated with Retail Property

The recent economic downturn in the United States has had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry will result in defaults by retail tenants which could have an adverse impact on our financial operations.

The recent economic downturn in the United States has had and may continue to have an adverse impact on the retail industry generally. As a result, the retail industry may continue to face reductions in sales revenues and increased bankruptcies. Adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn could result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease our properties. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of our retail properties and our results of operations.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally.

As of the date of this prospectus we own eighteen properties, each of which is a retail center and all but one have multiple tenants. The market for retail space has been and in the future could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to such stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. Such a reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

Our retail tenants face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers at our current retail properties and at any retail property we may acquire in the future face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail conditions may adversely affect our base rent and subsequently, our income.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on your investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an “anchor tenant,” may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events at one of our properties or any retail property we may acquire in the future would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant at one of our properties or any retail property we may acquire in the future could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer of a lease to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease vacated space at one of our properties or any retail property we may acquire in the future to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants at one of our properties or any retail property we may acquire in the future may have an adverse impact on our income and our ability to pay distributions. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Risks Associated with Real Estate-Related Loans and Other Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we intend to acquire a portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. During the last few years, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. Future instability may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risks Associated With Debt Financing

Restrictions imposed by our credit facility may limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We are a party to a $43.0 million credit facility with KeyBank, or our credit facility, that contains restrictive covenants. These restrictions include requirements to maintain financial ratios, which may significantly limit our ability to, among other things:

•	borrow additional money;

•	make capital expenditures and other investments;

•	merge, consolidate or dispose of assets; and

•	incur additional liens.

In addition, our credit facility requires us to raise certain specified amounts in offering proceeds from our ongoing public offering. The failure to raise sufficient offering proceeds or a decline in our operations, which could reduce our cash from operation, could cause us to be in default under the credit agreement and our other debt obligations.

As of March 31, 2012, we had approximately $34.3 million of outstanding indebtedness under our credit facility. Our credit facility matures on December 17, 2013, subject to extension. We may, in the future, be required to refinance or negotiate an extension of the maturity of our credit facility. However, our ability to complete a refinancing or extension is subject to a number of conditions, many of which are beyond our control. Failure to complete a refinancing or extension of our credit facility could have a material adverse effect on us and our operations.

Disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets experienced extreme volatility and disruption during 2008 and 2009. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We have, and expect to continue to, finance our investments in part with debt. As a result of the recent turmoil in the credit markets, we may not be able to obtain debt financing on attractive terms or at all. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have, and may in the future, obtain lines of credit and long-term financing that may be secured by our real properties and other assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before non-cash reserves and depreciation. Our charter allows us to borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. As of March 31, 2012, we exceeded the 300% limit due to the exclusion from total assets of intangible assets that were acquired with the acquisition of our properties. Because these intangible assets were part of the purchase price and because our overall indebtedness was less than 75% of the book value of our assets at March 31, 2012, this excess borrowing has been approved by our independent directors. Also we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, our credit facility with KeyBank requires us to refinance properties acquired under the facility within 180 days after acquisition, with certain exceptions. Moreover, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe that we operate in such a manner as to qualify as a REIT for U.S. federal income tax purposes and have elected REIT status beginning with the taxable year ending December 31, 2009, the year in which we commenced material operations. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we expect to receive the opinion of Alston & Bird LLP with respect to our qualification as a REIT in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. To minimize the risk that our operating partnership will be considered a “publicly traded partnership” as defined in the Internal Revenue Code, we have placed certain transfer restrictions on the transfer or redemption of the partnership units in our operating partnership. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Material U.S. Federal Income Tax Considerations.”

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties, resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation, it is possible that we might not always be able to do so. As of the date of this prospectus, we have funded all of our distribution payments with offering proceeds.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the cash dividend as declared plus any discount with respect to shares received. For Federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Description of Capital Stock—Distribution Reinvestment Plan.”

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The maximum tax rate for dividends payable by corporations to individuals generally is 15% through 2012. Dividends payable by REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient, rather than the 15% preferential rate. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income; if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests;

•

part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

Changes to tax laws affecting REITs and their stockholders occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. The Internal Revenue Service has provided a safe harbor for mezzanine loans in Revenue Procedure 2003-65. A mezzanine loan that satisfies the safe harbor will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and, if such a challenge were sustained, we could fail to qualify as a REIT.

We may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce our cash available for distribution to you.

If we elect to create one or more taxable REIT subsidiaries, any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Recharacterization of transactions under the operating partnership’s intended private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the operating partnership’s intended private placements such that the operating partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the operating partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Non-U.S. investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to tax on the gain recognized on the disposition. A disposition of stock in a “domestically controlled REIT,” however, generally would not be taxable. A domestically controlled REIT is a REIT in which, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, an employee benefit plan that is not subject to ERISA or the Internal Revenue Code’s fiduciary and prohibited transaction provisions (such as a foreign plan, governmental plan, or non-electing church plan) should consider the requirements under foreign, other federal, state, or local laws with respect to the decision to purchase our stock. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or IRA, see “Benefit Plan Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	We have a limited operating history, which makes our future performance difficult to predict;

•

We are dependent on our advisor to manage our operations. We are also dependent on our dealer manager to conduct our public offering. Our advisor and dealer manager depend on capital from Thompson National Properties, LLC, our sponsor, and fees and other compensation that they receive from us in connection with our public offerings and the purchase, management and sale of assets to conduct their operations. Our sponsor has a limited operating history and, since inception, has operated at a significant net loss. Our sponsor also has substantial secured and unsecured debt obligations coming due over the next four years. To the extent that our sponsor is unable to negotiate a modification to its debt obligations or our sponsor’s financial condition does not improve or deteriorates, it may adversely impact our advisor’s and our dealer manager’s ability to perform their duties to us or could have an adverse effect on our ability to raise proceeds in our public offering and our operations and could cause the value of your investment to decrease. Moreover, such adverse conditions could require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the amount of time they spend actively managing our investments. Any adverse changes in the financial condition of our advisor dealer manager, or our sponsor or our relationship with them could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments and our dealer manager’s ability to raise proceeds in our public offering;

•

If we are unable to raise substantial proceeds in our public offerings, we may not be able to build a portfolio of investments that can sustain our operations and our ability to pay distributions would be adversely affected;

•

All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, the entity that acts as our dealer manager and other affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs managed by affiliates of our advisor and conflicts in allocating time among us and these other programs and investors;

•

Fees paid to our advisor in connection with transactions involving the origination, acquisition, refinancing and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us;

•

Because investment opportunities that are suitable for us may also be suitable for other programs managed by affiliates of our advisor, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders;

•

We pay substantial fees to and expenses of our advisor and its affiliates and, in connection with this offering, we pay substantial fees to our dealer-manager, which is an affiliate of our advisor, and third-party broker-dealers participating in this offering. These payments increase the risk that our stockholders will not earn a profit on their investment in us and increase the risk of loss to our stockholders;

•

100% of our distributions to date have been made from proceeds from our public offerings and we expect to continue to use proceeds from our public offerings to fund our distributions until our cash flow from operations can support our distributions;

•

If we are unable to locate investments with attractive yields while we are investing the proceeds of our public offerings, our distributions and the long-term returns of our investors would be adversely affected;

•

We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants. Revenues from our properties could decrease due to a reduction in tenants (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases) and/or lower rental rates, making it more difficult for us to meet our financial obligations, including debt service and our ability to pay distributions to our stockholders;

•

Our current and future investments in real estate and other real estate related investments may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to our stockholders. Revenues from our properties and the properties and other assets directly securing our loan investments could decrease. Such events would make it more difficult for the borrowers under our loan investments to meet their payment obligations to us. It could also make it more difficult for us to meet our debt service obligations and limit our ability to pay distributions to our stockholders;

•

Continued disruptions in the financial markets, changes in the availability of capital, uncertain economic conditions or changes in the real estate market could adversely affect the value of our investments;

•

Certain of our debt obligations have variable interest rates with interest and related payments that vary with the movement of LIBOR or other indices. Increases in the indices could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders;

•

We cannot predict with any certainty how much, if any, of our distribution reinvestment plan proceeds will be available for general corporate purposes, including, but not limited to, the redemption of shares under our share redemption program, the funding of capital expenditures on our real estate investments, or the repayment of debt. If such funds are not available from our distribution reinvestment plan, then we may have to use a greater proportion of our cash flow from operations, offering proceeds or other sources of funds to meet these cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs); and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the maximum of $800,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (2) the maximum of $800,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Shares of our common stock will be offered in our primary offering to the public at $10.00 per share and issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $800,000,000 in our primary offering or the entire $100,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $800,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. We will use the net proceeds only for the purposes set forth in this prospectus and in the manner approved by our board of directors, the members of which serve as fiduciaries to our stockholders. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$800,000,000	100.0%	$900,000,000	100.0%
Less Offering Expenses:
Sales Commissions	56,000,000	7.0	56,000,000	6.2
Dealer Manager Fee	24,000,000	3.0	24,000,000	2.7
Organization and Offering Expenses(1)	14,000,000	1.8	14,000,000	1.6

Net Proceeds(2)(3)	$706,000,000	88.2%	$806,000,000	89.5%

Less:
Acquisition and Origination Fees(3)(4)	17,650,000	2.2	20,150,000	2.2
Acquisition Expenses(3)(4)	3,530,000	0.4	4,030,000	0.4
Working Capital Reserve(5)	—	—	—	—

Estimated Amount Available for Investments(4)(6)	$684,820,000	85.6%	$781,820,000	86.9%

(1)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursements to the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent such other organization and offering expenses incurred by us exceed 3.0% of aggregate gross offering proceeds. We expect that our other organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed other organization and offering expenses will constitute approximately 1.75% of gross offering proceeds if we raise the maximum offering amount.

(2)

Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)

This table excludes debt proceeds. To the extent we fund property acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. To the extent we use such net proceeds to acquire real estate, our advisor would earn the related acquisition fees. In addition to the acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset.

(4)

Amounts available for investments will include customary third party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired and are expensed upon completion of the acquisition. For real estate assets that are not acquired, these costs are also expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us. In the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(5)

We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering. However, we may establish working capital reserves with respect to particular investments, to, for example, provide for maintenance and repairs of real estate assets, leasing commissions and major capital expenditures. Until used for such operating expenses, amounts in our working capital reserves, if any, together with any other proceeds not invested or used for other company purposes, will be invested in permitted temporary investments such as government securities.

(6)

Although it is anticipated that distributions will be funded from operations after we have invested in a substantial portfolio of income-producing investments, funds available for investment may also be used to fund distributions to the extent that our board of directors determines it to be appropriate, which determinations will be based, in part, upon our results of operations. We intend to invest at least 85.6% of the gross offering proceeds in commercial real properties and other real estate-related assets by the completion of the offering stage. At that time, we also expect that approximately 70% of our portfolio will consist of commercial real properties and that approximately 30% of our portfolio will consist of real estate-related assets.

Dilution

As of December 31, 2011, our net tangible book value was $26,919,000, and our net tangible book value per share was $4.48, compared with our primary offering price per share of $10.00 and shares sold under our distribution reinvestment plan at $9.50 per share. Net tangible book value per share is the net tangible assets of a company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. Additionally, investors who purchased shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We will use the net proceeds from our initial public offering and this follow-on offering to invest in a portfolio of income-producing retail properties located throughout the United States, with a focus on grocery anchored multitenant retail properties in the Western United States, including neighborhood, community and lifestyle shopping centers, multi-tenant shopping centers and free standing, single-tenant retail properties. We may acquire properties either alone or jointly with another party. In addition to investments in real estate directly or through joint ventures, we may also acquire or originate first mortgages or second mortgages, mezzanine loans or other loans related to commercial real estate, which we refer to collectively as “real estate-related loans,” in each case provided that the underlying real estate meets our criteria for direct investment. We may also invest in any other real estate assets or real estate-related assets that, in the opinion of our board of directors, meet our investment objectives and are in the best interests of our stockholders.

Investment Objectives

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay predictable and sustainable cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the investments we acquire.

We cannot assure you that we will attain our investment objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefor is set forth in the minutes of the meetings of the board of directors.

Primary Focus—Retail Properties

We intend to acquire a diverse portfolio of retail properties, primarily located in large metropolitan areas in the Western United States, including neighborhood, community, power and lifestyle shopping centers, multi-tenant shopping centers and free standing single-tenant retail properties, with a focus on properties located in or near residential areas that have, or have the ability to attract, strong anchor tenants.

We intend to diversify our portfolio by geographic region, including through diversification within the Western United States, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We intend to focus on markets where affiliates of our advisor have an established market presence, knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and adjust our target markets periodically to respond to changing market opportunities and to maintain a diverse portfolio of retail properties. Although we may acquire properties in any region of the United States, our target markets are the following metropolitan areas in the Western United States:

Denver	Las Vegas
Los Angeles/Orange County	Austin
San Francisco	Dallas
San Diego	Houston
Seattle	San Antonio
Oakland	Phoenix
Portland	Scottsdale
Salt Lake City	Albuquerque

Growth in per capita disposable income in the Rocky Mountain and Southwest Region of the United States has consistently outpaced the national average since 1970 according to the Bureau of Economic Analysis. We believe that this growth has had a positive impact on commercial real estate sectors in the Western United States. The Western United States has exceeded the national average in terms of retail sales per square foot since 1996, according to the International Council of Shopping Centers, and has also exceeded the national average in terms of increases in commercial property prices since 2000 according to Moody’s Investor Services. We believe that this historically strong economic performance in the Western United States, the potential for continued growth in the region and our advisor’s depth of experience with retail properties in the region provide us with a unique opportunity to identify properties for our portfolio that will provide favorable risk-adjusted returns.

We also believe that demand for real property in the Western United States will continue to grow due to population growth in our target markets. Based on the information provided in the table below, it is expected that aggregate population growth in our target markets and surrounding areas will increase by approximately 16% through 2020.

	State	Population as of 2010	Population as of 2020	2010 - 2020
Metropolitan Statistical Area				# Change	% Change
Phoenix-Mesa-Scottsdale	AZ	4,214,647	5,131,677	917,030	21.76%
Tucson	AZ	983,048	1,097,048	114,000	11.60%
Los Angeles-Long Beach-Santa Ana	CA	12,853,788	13,835,479	981,691	7.64%
San Francisco-Oakland-Fremont	CA	4,350,140	4,951,702	601,562	13.83%
Riverside-San Bernardino-Ontario	CA	4,237,125	4,735,966	498,841	11.77%
San Diego-Carlsbad-San Marcos	CA	3,104,469	3,482,454	377,985	12.18%
Sacramento-Arden-Arcade-Roseville	CA	2,155,771	2,426,873	271,102	12.58%
San Jose-Sunnyvale-Santa Clara	CA	1,844,537	2,158,408	313,871	17.02%
Fresno	CA	933,644	1,065,167	131,523	14.09%
Bakersfield	CA	842,398	958,158	115,760	13.74%
Oxnard-Thousand Oaks-Ventura	CA	825,211	899,958	74,747	9.06%
Denver-Aurora-Broomfield	CO	2,556,633	3,096,237	539,604	21.11%
Colorado Springs	CO	647,989	746,145	98,156	15.15%
Boise City-Nampa	ID	618,775	713,558	94,783	15.32%
Albuquerque	NM	889,998	1,011,218	121,220	13.62%
Las Vegas-Paradise	NV	1,958,405	2,264,666	306,261	15.64%
Portland-Vancouver-Beaverton	OR-WA	2,235,708	2,633,560	397,852	17.80%
Dallas-Fort Worth-Arlington	TX	6,408,891	7,933,362	1,524,471	23.79%
Houston-Sugar Land-Baytown	TX	5,981,984	7,434,350	1,452,366	24.28%
San Antonio	TX	2,153,357	2,607,509	454,152	21.09%
Austin-Round Rock	TX	1,729,845	2,302,813	572,968	33.12%
Salt Lake City	UT	1,128,987	1,324,575	195,588	17.32%
Ogden-Clearfield	UT	550,061	671,026	120,965	21.99%
Provo-Orem	UT	530,931	700,234	169,303	31.89%
Seattle-Tacoma-Bellevue	WA	3,452,739	3,979,583	526,844	15.26%

		67,189,081	78,161,726	10,972,645	16.33%

Source: Proximity (based on 2010 Census Bureau population estimates). Copyright © 2011. All Rights Reserved

        We believe that despite the recent economic downturn in the United States, demand for property in the Western United States will continue to grow in the long run due to the projected population growth in the region and the recent constraints on the supply of retail property from the tightening credit markets. Additionally, given the recent downturn in the real estate market, we believe there is an opportunity to purchase retail properties at historically low prices, thereby increasing our ability to realize greater appreciation on the ultimate dispositions of the properties. However, there can be no assurance that the economy will continue to recover or that demand for property in the Western United States will continue to grow. As a result, a continued economic downturn resulting in increased tenant delinquencies and/or defaults and decreases in demand could have a material adverse effect on our operations and the value of our real estate assets. Please see “Risk Factors—Risks Related to Investments In Real Estate Generally—Increasing vacancy rates for certain classes of real estate assets resulting from the recent economic downturn and disruption of the financial markets could adversely affect the value of the assets we acquire.”

We also intend to diversify our portfolio of retail properties by investment size. We expect that our investments will typically range in size from $10 million to $100 million. We may, however, make investments outside of this range if we believe the property will complement our portfolio or meet our investment objectives.

Many of our properties will be leased to tenants in the chain or franchise retail industry, including, but not limited to, convenience stores, drug stores and restaurant properties. Other properties will be leased to large, national “big box” retailers, either standing alone or as part of so-called “power centers” which are comprised of big box national, regional and local retailers. We also may acquire multitenant retail properties, including grocery anchored shopping centers and retail strip centers. Our advisor will monitor industry trends and identify properties for our portfolio that serve to provide a favorable return balanced with risk. Our advisor will primarily target regional or national name brand retail businesses with established track records.

We expect that a substantial majority of our investments in retail properties will be core investments, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. The remaining investments in retail properties will be enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties. Once stabilized, we will either hold enhanced-return properties as core investments or sell them. Whether a core or enhanced-return property, each of our potential investments will be subject to our advisor’s stringent underwriting standards and the approval of our board of directors.

We seek to achieve our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. We will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments; provided, however, that we will not forgo an attractive investment opportunity because it does not precisely meet the diversification guidelines set forth above.

Our advisor has substantial discretion with respect to the selection of specific retail properties. Each acquisition, however, must be approved by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	the property’s location and tenants;

•	the physical location of the property in relation to population centers, density and accessibility;

•	construction quality and condition of the property;

•	potential for capital appreciation;

•	historical financial performance of the property;

•	rental rates and occupancy levels for the property;

•	potential competitors in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Ownership of Retail Properties

We generally hold fee title or a long-term leasehold estate in the retail properties we acquire. We intend to acquire such interests either (1) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the properties, affiliates or other persons. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in retail properties as well as other real properties. We may also enter into joint ventures for the development or improvement of such properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with TNP affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us is on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Acquisition of Properties from Our Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates, including acquisitions of real properties from our affiliates or programs sponsored by Thompson National Properties in an UPREIT transaction. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus.

Due Diligence

Our advisor will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will not close the purchase of any real property unless we are generally satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that mitigate any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•

audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders; and

•	title and liability insurance policies.

Other Real Property Investments

Although we anticipate that our focus will be on retail properties, we are not precluded from acquiring other types of real properties. In order to diversify our portfolio, we may acquire other types of properties, including office, mixed-use, hospital, hospitality and industrial properties. The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above with respect to retail properties. Additionally, we may also acquire properties that are under development or construction, mixed-use properties, undeveloped land, options to purchase properties and any other real estate assets that we believe are in our and our stockholders best interests. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay us a sum in cash necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Secondary Focus—Real Estate-Related Assets

Real Estate-Related Loans

In addition to direct investments in retail properties, we also plan to originate or acquire real estate-related loans that meet our underlying criteria for direct investment. However, we are not specifically limited in the number or size of our portfolio of real estate-related loans, or on the percentage of the net proceeds from this offering that we may invest in a single investment in real estate-related loans. The specific number and mix of real estate-related loans in which we invest will depend upon real estate market conditions, particularly with respect to retail properties, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

Our advisor will have substantial discretion with respect to identifying and evaluating specific real estate-related loans. In determining the types of real estate-related loans to originate or acquire, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate-related loans;

•	diversification benefits relative to the rest of the real estate-related loans within our portfolio;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

The real estate-related loans which we may originate or invest in include mortgage, mezzanine, bridge and other loans, debt and derivative instruments related to real estate, including mortgage backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We may acquire loan servicing rights in connection with these investments. We may structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We will pay our advisor for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment. We will fund the loans we originate with proceeds from this offering and from other lenders.

Investments in Equity Securities

We may also make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target.

Borrowing Policies

We use, and intend to continue to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and real estate-related loans. Our targeted debt level is 50% of the fair market value of our assets. In order to facilitate investments in the early stages of our operations before we have acquired a substantial portfolio of income-generating investment properties, we expect to temporarily borrow in excess of our long-term targeted debt level. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, our charter allows us to temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. As of March 31, 2012, we exceeded the 300% limit due to the exclusion of intangible assets that were incurred with the acquisition of our properties. Since these intangible assets were part of the purchase price and since our overall indebtedness is less than 75% of the book value of our assets, this excess borrowing has been approved by our board of directors, including our independent directors.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by the board of directors at least quarterly.

Disposition Policies

We generally expect to hold our real property investments for five to seven years each, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, circumstances might arise which could result in a shortened holding period for certain properties. In general, the holding period for real estate-related assets is expected to be shorter than the holding period for our real property investments. The determination of whether a particular real estate-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors our advisor will consider when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive investment in real property or in a real estate-related asset;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the investment is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including the factors discussed above, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the leases for such property. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and by the then-prevailing economic conditions.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Pursuant to our charter, prior to a listing of our common stock, we may not:

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our common stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, our sponsor or any of our affiliates;

•

invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•

make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property mortgage loans on unimproved real property in excess of 10.0% of our total assets;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue options or warrants to purchase shares to our advisor, any of our directors, our sponsor or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•

make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Liquidity Strategy

Our board of directors does not anticipate evaluating a transaction providing liquidity for stockholders until 2015. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, in which the net proceeds are distributed to stockholders, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Prior to our completion of a liquidity event, our share redemption program may provide an opportunity for stockholders to have their shares of common stock redeemed, subject to certain restrictions and limitations.

Investment Company Act Considerations

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as, nor do we intend to conduct our operations so as to be regulated as, an investment company under the Investment Company Act. We expect that our investments will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will not fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act. We also expect that we and our operating partnership will not meet the definition of an investment company under Section 3(a)(1) of the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and the subsidiaries of our operating partnership satisfy both of the above tests as we invest solely in real property through our wholly or majority-owned subsidiaries. As these subsidiaries are investing solely in real property, they are outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership conduct our operations so that they comply with the 40% test.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership will be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies that we may establish and in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments” and maintain an additional 25% of its assets in qualifying real estate investments or other real estate-related assets, or the 25% basket. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Whole loans will be classified as qualifying real estate investments, as long as the loans are “fully secured” by an interest in real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets that come within the 25% basket. We will treat mezzanine loan investments as qualifying real estate investments so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007), that is: (1) the loan is made specifically and exclusively for the financing of real estate; (2) the loan is underwritten based on the same considerations as a second mortgage and after the subsidiary performs a hands-on analysis of the property being financed; (3) the subsidiary as lender exercises ongoing control rights over the management of the underlying property; (4) the subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan; (5) the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and (6) the subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

We will consider a participation in a whole mortgage loan to be a qualifying real estate investments only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on the subject real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets that come within the 25% basket. CMBS and CDOs will also be treated as real-estate related assets that come within the 25% basket.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets that come within the 25% basket.

The treatment of any other investments as qualifying real estate investments and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate investments or additional qualifying real estate investments or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our adviser will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

DESCRIPTION OF INVESTMENTS

As of the date of this prospectus, we had acquired eighteen single and multitenant retail properties encompassing approximately 1,560,145 leasable square feet. The following table sets forth a summary of the retail properties in our real estate portfolio:

				Leasable Square Feet	Developable Land			Purchase Price (In Thousands)	Debt (In Thousands)		Cap Rate(1)
Property Name	Location	Interest	Property Type		Land Area (acres)	Estimated Buildable SF	Date Acquired				Acquisition	March 31, 2012
Moreno Marketplace	Moreno Valley, California	100%	Retail	78,743	1.97	15,750	11/19/2009	$12,500	$8,775		7.40%	7.20%
Waianae Mall	Honolulu, Hawaii	100%	Retail	170,275	.25	2,500	6/04/2010	$25,688	$20,050		10.92%	10.56%
Northgate Plaza Shopping Center	Tucson, Arizona	100%	Retail	103,492	—	—	7/06/2010	$8,050	$6,295		9.52%	9.54%
San Jacinto Esplanade Shopping Center	San Jacinto, California	100%	Retail	53,477	3.62	32,150	8/11/2010	$7,088	$3,915		5.89%	4.28%
Craig Promenade	Las Vegas, Nevada	100%	Retail	86,395	1.69	17,500	3/30/2011	$12,800	$7,062		8.07%	7.10%
Pinehurst Square East	Bismarck, North Dakota	100%	Retail	114,292	—	—	5/26/2011	$15,000	$9,939		8.64%	9.12%
Cochran Bypass	Chester, South Carolina	100%	Retail	45,817	—	—	7/19/2011	$2,585	$1,680	(2)	9.05%	9.52%
Topaz Marketplace	Hesperia, California	100%	Retail	50,359	0.07	2,900	9/23/2011	$13,500	$8,153		8.27%	8.27%
Osceola Village	Kissimmee, Florida	100%	Retail	116,645	9.50	95,000	10/11/2011	$21,800	$18,904		6.20%	6.18%
Constitution Trail Centre	Normal, Illinois	100%	Retail	203,015	28.74	—	10/21/2011	$18,000	$15,654		7.40%	10.10%
Summit Point Shopping Center	Fayetteville, Georgia	100%	Retail	108,307	—	—	12/21/2011	$18,250	$12,464		7.60%	7.56%
Morningside Marketplace	Fontana, California	100%	Retail	84,493	—	—	1/09/2012	$18,050	$11,334	(2)	7.63%	7.63%
Woodland West Marketplace	Arlington, Texas	100%	Retail	176,414	—	—	2/03/2012	$13,950	$11,500		9.09%	9.09%
Ensenada Square	Arlington, Texas	100%	Retail	62,676	—	—	2/28/2012	$5,025	$3,266	(2)	8.66%	8.66%
Shops at Turkey Creek	Knoxville, Tennessee	100%	Retail	16,234	—	—	3/12/2012	$4,300	$2,500	(2)	8.49%	8.49%
Aurora Commons	Aurora, Ohio	100%	Retail	89,211	—	—	3/20/2012	$7,000	$4,550		10.01%	10.01%
Florissant Marketplace	Florissant, Missouri	100%	Retail	146,257	—	—	5/16/2012	$15,250	$10,650	(2)	8.48%	— (3)
Willow Run Shopping Center	Westminster, Colorado	100%	Retail	95,791	—	—	5/18/2012	$11,500	$7,507		8.19%	— (3)

(1)

Capitalization rates represent a widely used measurement for comparing real estate investment opportunities, but they should not be the sole factor in any real estate investment decision. Many more factors should be reviewed such as the growth or decline of the potential income, the change in value of the property, and any alternative investments available. We calculate the capitalization rate for a real property by dividing the projected “net operating income” of the property by the purchase price of the property, excluding closing costs and fees. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. We determine gross operating revenues based on income that is contractually obligated to be paid by tenants (including anticipated renewals) over the upcoming 12-month period. Gross operating revenues are also adjusted for known vacancies, tenant concessions and charges not collected. Capitalization rates include projections of future income and expenses that may or may not occur.

(2)

The amount of debt reflected in the table above represents debt incurred pursuant to our line of credit with KeyBank National Association, or KeyBank. On June 13, 2012, we refinanced the existing mortgage loans securing these properties with the proceeds of (A) a separate loan from KeyBank secured by the properties in the original aggregate principal amount of $26,000,000, or the KeyBank refinance loan, and (B) a mezzanine loan from KeyBank in the original principal amount of $2,000,000 secured by a pledge of the membership interests in the borrower under the KeyBank refinance loan. Upon the closing of the KeyBank refinance loan, we had $35.4 million available under our line of credit with KeyBank.

(3)	This property was acquired subsequent to March 31, 2012.

The following table shows the occupancy rate, the average effective annual rental rate per square foot and the weighted average remaining lease term for each of our properties as of March 31, 2012:

Property	Occupancy (Based on Rentable Square Feet)	Weighted Average Annualized Rent		Weighted Average Effective Annualized Rental Rate per Square Feet		Weighted Average Remaining Lease Term (Months)
Moreno Marketplace	78.9%	$1,165,000		$14.70		174.0
Waianae Mall	80.3	2,709,000		15.91		58.9
Northgate Plaza Shopping Center	92.0	911,000		8.80		107.5
San Jacinto Esplanade Shopping Center	71.6	485,000		9.02		148.3
Craig Promenade	77.2	949,000		10.98		43.5
Pinehurst Square East	91.6	1,405,000		12.29		61.6
Cochran Bypass	100	234,000		5.11		96.0
Topaz Marketplace	100	1,059,000		21.03		123.8
Osceola Village	77.8	1,364,000		11.69		127.8
Constitution Trail Shopping Center	71.4	2,119,000		10.44		146.2
Summit Point Shopping Center	83.8	1,393,000		12.86		105.2
Morningside Marketplace	91.6	1,384,000		16.38		107.1
Woodland West Marketplace	86.2	1,241,000		7.03		74.5
Ensenada Square	93.3	422,000		6.73		69.5
Shops at Turkey Creek	100.0	402,000		24.76		80.5
Aurora Commons	92.0	806,000		9.03		89.0
Florissant Marketplace	100.0	1,321,000	(1)	9.03	(1)	100.7	(1)
Willow Run Shopping Center	88.0	950,000	(1)	9.92	(1)	74.6	(1)

(1)	Represents information as of the acquisition date, not March 31, 2012.

The following table reflects lease expirations and related information for our properties as of March 31, 2012:

Year of Expiration(1)	Number of Leases Expiring	Annualized Base Rent(2)	Percent of Portfolio Annualized Base Rent Expiring	Leased Rentable Square Feet Expiring	Percent of Rentable Square Feet Expiring
2012	45	$1,563,592	7.67%	82,277	6.03%
2013	45	1,823,762	8.95	109,481	8.03
2014	50	1,885,595	9.25	98,113	7.20
2015	36	1,885,131	9.25	134,246	9.85
2016	22	1,434,992	7.04	92,045	6.75
2017	24	1,353,905	6.64	90,404	6.63
2018	26	1,777,703	8.72	120,050	8.80
2019	7	714,009	3.50	63,196	4.63
2020	4	154,074	0.76	6,932	0.51
2021	15	1,976,201	9.70	112,166	8.23
2022	4	1,399,600	6.87	106,312	7.80
Thereafter	21	4,415,082	21.66	348,276	25.54

Total	299	$20,383,655	100.00%	1,363,498	100.00%

*	The foregoing table does not reflect the Florissant Marketplace or the Willow Run Shopping Center, each of which we acquired subsequent to March 31, 2012.
(1)	Represents the expiration date of the lease at March 31, 2012, and does not take into account any tenant renewal options.
(2)

Annualized base rent represents annualized contractual base rental income as of March 31, 2012, adjusted to straight-line any future contractual rent increases from the time of our acquisition through the balance of the lease term.

The following table sets forth information with respect to the tenants occupying 10% or more of the rentable square feet at our properties as of March 31, 2012:

Property	Tenants	Percentage of Rentable Square Feet		Annual Rent		Lease Expiration
Moreno Marketplace	Stater Bros. Supermarket	55.88%		$730,000		November 2028	(1)
Waianae Mall	City Mill	24.05		209,000		June 2015	(2)
	Long Drugs	13.85		636,000		January 2021	(3)
Northgate Plaza Shopping Center	Wal-Mart Neighborhood Market	41.24		245,000		May 2025	(4)
	Dollar Tree Stores, Inc.	11.89		106,000		January 2015
San Jacinto Esplanade Shopping Center	Fresh & Easy Neighborhood Market	27.12		175,000		October 2027	(5)
Craig Promenade	BigLots, Inc.	34.98		348,000		January 2016	(6)
	Party Pro, Inc.	13.89		130,000		February 2013	(7)
Pinehurst Square East	TJ Maxx	22.75		247,000		March 2017	(8)
	Old Navy	13.44		207,000		November 2011	(9)
Cochran Bypass	BI-LO	100.00		234,000		September 2019	(10)
Topaz Marketplace	Fresh & Easy Neighborhood Market	27.74		235,000		August 2028	(11)
	Wood Fire Grill Buffet	20.55		219,000		October 2023	(12)
	Davita Dialysis	14.89		197,000		August 2018	(13)
Osceola Village	Publix Gregg Appliances Inc.	39.09 25.72		559,600 480,000		October 2028 October 2018	(14) (15)
Constitution Trail Shopping Center	Schnucks Market Starplex Wendy’s (Ground Lease)	28.36 21.70 22.31		657,000 749,000 75,000		March 2026 February 2029 December 2029	(16) (17)
Summit Point Shopping Center	Publix	50.21		489,000		September 2024	(18)
	Wendy’s (Ground Lease)	18.95		60,500		December 2014
	JP Morgan Chase (Ground Lease)	30.11		88,000		August 2019
Morningside Marketplace	Ralphs	65.54		727,000		October 2021	(19)
Woodland West Marketplace	Randalls Food & Drug Store	33.35		441,000		June 2022	(20)
Ensenada Square	Kroger Family Dollar Store	63.21 16.01		198,000 99,000		February 2018 June 2013	(21) (22)
Shops at Turkey Creek	Sequoyah Discount Wine & Spirit Connors Concepts Inc. Connors Steak and Seafood	39.05 18.07 42.88		155,000 47,000 200,000		April 2018 October 2014 November 2019	(23) (24) (25)
Aurora Commons	Marc’s Grocery	48.01		369,000		June 2022	(26)
Florissant Marketplace	Schnucks Market Gold’s Gym	48.00 27.50	(27) (28)	176,000 624,000	(27) (28)	November 2021 October 2022	(27) (28)
Willow Run Shopping Center	Safeway Grocery	58.75	(29)	497,000	(29)	April 2020	(29)

(1)	Stater Bros. has the option to renew its lease for up to six additional terms of five years each.
(2)	City Mill has the option to renew its lease for one additional term of five years at fair market value.
(3)	Long Drugs has the option to renew its lease for up to two additional terms of five years each with increases in rent.
(4)	Wal-Mart has the option to renew its lease for up to fifteen additional terms of five years each.
(5)	Fresh & Easy has the option to renew its lease for up to six additional terms of five years each.
(6)	BigLots, Inc. has the option to renew its lease for up to five additional terms of five years each.
(7)	Party Pro, Inc. has the option to renew its lease for up to two additional terms of five years each.
(8)	TJ Maxx has the option to renew its lease for up to four additional terms of five years each.
(9)	Old Navy has the option to renew its lease for up to two additional terms of five years each.
(10)	BI-LO has the option to renew its lease for up to four additional terms of five years each.
(11)	Fresh & Easy has the option to renew its lease for up to one additional term of five years.
(12)	Wood Fire Grill Buffet has the option to renew its lease for up to three additional terms of five years each.
(13)	Davita Dialysis has the option to renew its lease for up to two additional terms of five years each.
(14)	Publix has the option to renew its lease for up to seven additional terms of five years each.
(15)	Gregg Appliances has the option to renew its lease for up to four additional terms of five years each.
(16)	Schnucks Market has the option to renew its lease for up to six additional terms of five years each.
(17)	Starplex has the option to renew its lease for up to four additional terms of five years each.
(18)

Publix has the option to renew its lease for up to eight additional terms of five years each. Wendy’s has the option to renew its lease for up to four additional terms of five years each. JP Morgan Chase has the option to renew its lease for up to three additional terms of five years each.

(19)	Ralphs has the option to renew its lease for up to five additional terms of five years each.
(20)	Randall’s Food & Drug has the option to renew its lease for up to four additional terms of five years each.
(21)	Kroger has the option to renew its lease for up to six additional terms of five years each.
(22)	Family Dollar Store has the option to renew its lease for up to four additional terms of five years each.
(23)	Sequoyah Discount Wine & Spirit has the option to renew its lease for us to two additional terms of five years each.
(24)	Connor Concepts has the option to renew its lease for up to six additional terms of five years each.
(25)	Connors Steak & Seafood has the option to renew its lease for up to four additional terms of five years each.
(26)	Marc’s Grocery has the option to renew its lease for up to one additional terms of five years.
(27)

Schnucks Market has the option to renew its lease for up to five additional terms of five years each. Information presented in the table above is as of the acquisition date of May 16, 2012, not March 31, 2012.

(28)

Gold’s Gym has the option to renew its lease for up to two additional terms of five years each. Information presented in the table above is as of the acquisition date of May 16, 2012, not March 31, 2012.

(29)

Safeway Grocery has the option to renew its lease for up to ten additional terms of five years each. Information presented in the table above is as of the acquisition date of May 18, 2012, not March 31, 2012.

The following statements generally apply to all of our properties, except as otherwise noted below:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	all of our properties face competition from other nearby retail properties in and around their respective sub-markets; and

•

we currently have no plans for any material renovations, improvements or development with respect to any of our properties; provided, however, that we plan to spend approximately $1.8 million over three years for capital improvements at the Waianae property.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the previous two years by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors.”

As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director is elected by our stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director is bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•

approving any investment for a purchase price, total project cost or sales price greater than an amount equal to 10% of the value of our net assets, including the financing of such investments. The board of directors has delegated to the investment committee (as discussed below) the authority to review and approve any acquisition, development and disposition for a purchase price, total project cost or sales price of up to an amount equal to 10% of the value of our net assets;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as the performance of their duties require. The directors meet quarterly or more frequently as necessary.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by our stockholders.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and a majority of the independent directors. The independent directors determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter and described in this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. The term of the advisory agreement is one year, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. If the independent directors determine to terminate the advisory agreement earlier, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. In addition, as long as the advisory agreement is not terminated for “cause,” as defined in the advisory agreement, TNP Strategic Retail OP Holdings will receive a subordinated distribution. For a discussion of the subordinated distributions, see “Management Compensation Table.” A majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor, our sponsor or any of their affiliates. Prior to the renewal of the advisory agreement, the independent directors will also be responsible for reviewing the performance of our advisor and determining that all of the fees and compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. The fees payable to the advisor pursuant to the advisory agreement are subject to change based on this review.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an investment committee and an audit committee.

Investment Committee

Our board of directors has established an investment committee. Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. Our investment committee must at all times be comprised of a majority of independent directors. The investment committee will be comprised of three directors, two of whom will be independent directors. The current members of the investment committee are Anthony W. Thompson, Jeffrey S. Rogers and Peter K. Kompaniez, with Mr. Thompson serving as the chairman of the investment committee.

With respect to investments, our board of directors has delegated to the investment committee the authority to approve any investment for a purchase price, total project cost or sales price of up to 10% of the value of our net assets. Our board of directors, including a majority of the independent directors, must approve all acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than 10% of the value of our net assets.

Audit Committee

Our board of directors has established an audit committee. The audit committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The current members of the audit committee are Phillip I. Levin, Jeffrey S. Rogers and Peter K. Kompaniez. Mr. Levin is the designated financial expert and the chairman of the audit committee.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Anthony W. Thompson	65	Chairman of the Board, Chief Executive Officer and President
James R. Wolford	58	Chief Financial Officer, Treasurer, Secretary and Director
Peter K. Kompaniez	67	Independent Director
Phillip I. Levin	72	Independent Director
Jeffrey S. Rogers	43	Independent Director

Anthony W. Thompson has served as the Chairman of our board of directors and our Chief Executive Officer since September 2008 and as our President since February 2012. Mr. Thompson also serves as Chief Executive Officer of our sponsor, our advisor and our dealer manager. Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net in 1998 and served as its Chairman and Chief Executive Officer until 2006, when he was named Chairman of the Board for Realty Advisors. In December 2007, Realty Advisors merged with Grubb & Ellis Company and Mr. Thompson was named Chairman of the combined company, a position from which he resigned effective February 8, 2008. During his tenure, Mr. Thompson oversaw operations of two non-listed REITS sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.) which at the time of his departure had acquired in excess of $600 million in commercial real estate properties. Mr. Thompson’s responsibilities included participating in (1) the oversight of day-to-day operations of the non-listed REITs, (2) the selection of real property and real estate related securities acquisitions and dispositions, (3) the structuring and negotiating of the terms of asset acquisitions and dispositions, (4) the selection of joint venture partners and monitoring these relationships, and (5) the oversight of the property managers, including the review and analysis of the operating budgets and leasing plans. Mr. Thompson is a member of the Sterling College Board of Trustees and various other community and charitable organizations. Mr. Thompson holds a Bachelor of Science degree in Economics from Sterling College in Sterling, Kansas. Mr. Thompson is a FINRA Series 1 and 24 registered representative of TNP Securities.

Our board of directors, excluding Mr. Thompson, has determined that Mr. Thompson’s extensive experience overseeing similar non-listed REITs, including the selection, negotiation, and management of investments in real estate and real estate related properties, as well as his status as a FINRA Series 1 and 24 registered representative, are all relevant experiences, attributes and skills that enable Mr. Thompson to effectively carry out his duties and responsibilities as director.

James R. Wolford has served as our Chief Financial Officer, Treasurer and Secretary since March 2011 and as one of our directors since February 2012. Mr. Wolford also serves as Chief Financial Officer, Treasurer and Secretary of our advisor. Mr. Wolford is responsible for the administration of finance and accounting matters for both our company and our sponsor. Mr. Wolford has over 30 years of real estate finance, accounting and SEC experience. From April 2010 until joining us, Mr. Wolford served as the Chief Financial Officer of Pacific Office Properties Trust, Inc. (AMEX: PCE). From 2004 until 2010, Mr. Wolford served as the Chief Financial Officer for Bixby Land Company. Mr. Wolford holds an M.B.A. in Finance and Accounting and a bachelor’s degree from the University of Southern California. Mr. Wolford is a member of the Executive Committee for Lusk Company and is a licensed real estate broker.

Our board of directors, excluding Mr. Wolford, has determined that Mr. Wolford’s experience as a Chief Financial Officer and his expertise in financial and accounting matters are relevant experiences, attributes and skills that make Mr. Wolford a valuable addition to our board of directors.

Peter K. Kompaniez has served as one of our independent directors since June 2011. Mr. Kompaniez co-founded Apartment Investment and Management Company (AIMCO) (NYSE: AIV) in 1994 and has served in several capacities as its President, Vice Chairman and a member of its Board of Directors from inception to 2008. AIMCO is an S&P 500 self-administered and self-managed REIT that engages in the acquisition, ownership, management and redevelopment of apartment properties. During his tenure at AIMCO, Mr. Kompaniez oversaw the negotiation and closing of portfolio acquisitions of approximately 170,000 apartment units with an aggregate cost of approximately $10 billion, including the implementation and integration of such portfolios into AIMCO. Mr. Kompaniez is currently a special advisor to Terry Considine, the Chief Executive Officer of AIMCO, with the title of Co-Founder. Mr. Kompaniez is also currently the owner and Chief Executive Officer of The TBL Group, a company that provides consulting services and invests in real estate. Prior to founding AIMCO, Mr. Kompaniez served as the President and Chief Executive Officer of PDI Realty from 1992 to 1994. PDI Realty provided asset and property management services. In addition, from 1986 to 1992, Mr. Kompaniez served as the President and Chief Executive Officer of Heron Financial Group, an owner and developer of office, industrial and apartment buildings and commercial shopping centers throughout the United States. Mr. Kompaniez has also served as a member of the board of directors of American Health Properties (NYSE), NHP Properties (AMEX) and Oxford Property Trust (AMEX). Mr. Kompaniez practiced law from 1969 to 1986 as a partner in the law firm of Loeb & Loeb LLP in Los Angeles, California. Mr. Kompaniez earned a Bachelor of Arts degree in American Studies from Yale College and a Juris Doctor degree from the University of California at Berkeley, Boalt Hall School of Law.

Our board of directors, excluding Mr. Kompaniez, has determined that Mr. Kompaniez’s experience as an executive officer of a public REIT and several commercial real estate companies are relevant experiences, attributes and skills that make Mr. Kompaniez a valuable addition to our board of directors. In addition, the board of directors believes that Mr. Kompaniez, with his extensive experience as a former Chief Executive Officer and as a director of several public companies, is well-equipped to serve as a member of the Audit Committee.

Phillip I. Levin has served as one of our independent directors since April 2011. Mr. Levin also currently serves as a Managing Partner of L&M Capital Partners, an investment advisory firm. Mr. Levin has also served since 1991 as President of Levin Development Company, a real estate development and consulting firm. Prior to founding Levin Development Company in 1991, Mr. Levin served for approximately 16 years with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers), where he became the Managing Partner of the firm’s consulting practice in Michigan. From 1970 to 1974, Mr. Levin served as Manager of the Consulting Services Division of Arthur Young & Company (now Ernst & Young) in Toledo, Ohio. Prior to joining Arthur Young & Company, Mr. Levin served as a Financial Analyst for Ford Motor Company for approximately 8 years. Mr. Levin holds a Master of Business Administration in Finance and a Bachelor of Science degree in Accounting from the University of Pittsburgh.

Our board of directors, excluding Mr. Levin, has determined that Mr. Levin’s experience as an officer of a real estate development and consulting firm and his professional experience as a certified public accountant are relevant experiences, attributes and skills that make Mr. Levin a valuable addition to our board of directors. In addition, the board of directors believes that Mr. Levin, with his extensive experience as a certified public accountant, is well-equipped to serve as the financial expert and chair person of the Audit Committee.

Jeffrey S. Rogers has served as one of our independent directors since March 2009. Mr. Rogers has served as President and Chief Operating Officer since February 2005 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversees corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Mr. Rogers also serves on the board of directors of Integra Realty Resources, Inc. and IRR Residential, LLC, an affiliate of Integra Realty Resources, Inc. Prior to joining Integra Realty Resources, Inc. in February 2004, Mr. Rogers worked from November 2002 to February 2004 as a consultant for Regeneration, LLC, a management consulting firm. Between September 1999 and November 2002, Mr. Rogers held various positions at ReturnBuy, Inc., a technology and software solutions company, including President of ReturnBuy Ventures, a division of ReturnBuy, Inc., between

August 2001 and November 2002, Chief Financial Officer between September 1999 and August 2001 and member of the board of directors between September 1999 and August 2001. In January 2003, ReturnBuy, Inc. filed for Chapter 11 bankruptcy as part of a restructuring transaction in which it was acquired by Jabil Circuit, Inc. Mr. Rogers has also served on the Finance Committee of the Young Presidents Organization since March 2009 and will serve as Audit Committee Chairman beginning in July 2010. Mr. Rogers earned a Master of Business Administration degree from The Darden School, University of Virginia in Charlottesville, Virginia, a Juris Doctorate degree from Washington and Lee University School of Law in Lexington, Virginia and a Bachelor of Arts degree in Economics from the Washington and Lee University.

Our board of directors, excluding Mr. Rogers, has determined that Mr. Rogers’ previous leadership position with a commercial real estate valuation and counseling firm and his professional experience as an attorney are relevant experiences, attributes and skills that make Mr. Rogers a valuable addition to our board of directors. In addition, our board of directors believes that Mr. Rogers, with his extensive experience with financial reporting as a former Chief Financial Officer, is well-equipped to serve as a member of the Audit Committee.

Our directors and executive officers will serve until their successors are elected and qualify.

Compensation of Executive Officers and Directors

Officer Compensation

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates as its executive officer and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. As executive officers of our advisor or its affiliates, these individuals carry out the duties of the advisor pursuant to the advisory agreement, such as managing our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of our investments to ensure that they are consistent with our investment objectives. We do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, are entitled to receive awards under our long-term incentive plan as a result of their status as employees of our advisor or its affiliates, although we do not currently intend to grant any such awards.

Director Compensation

We pay each of our independent directors an annual fee of $30,000, plus $2,500 per in-person board meeting attended, $2,000 per in-person committee meeting attended and $1,000 for each telephonic meeting. If board members attend more than one meeting on any day, we will only pay such person $2,500 for all meetings attended on such day. The audit committee chairperson will receive an additional $10,000 annual retainer. The independent directors may elect to receive their annual retainer and/or meeting fees in an equivalent value of shares of our common stock.

Upon initial election to the board, we grant each independent director 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” pursuant to our independent directors’ compensation plan, which is a sub-plan of our long-term incentive plan described in greater detail below. Going forward, each independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. In addition, on the date of each of our annual stockholders meetings at which an independent director is re-elected to the board of directors, he or she will receive 2,500 shares of restricted stock. Pursuant to our independent directors’ compensation plan, one-third of the shares of restricted stock become non-forfeitable on the date of grant and one-third become non-forfeitable on each of the first two anniversaries of the date of grant. The restricted stock will become fully non-forfeitable in the event of an independent director’s termination of service due to his or her death or disability, or upon the occurrence of a change in our control.

On November 12, 2009 we granted 5,000 restricted common shares to each of our three then serving independent directors pursuant to our incentive stock plan. One-third of these shares of restricted stock became non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant. On July 22, 2010 we issued 2,500 shares of restricted stock to each of our three then serving independent directors in connection with each director’s reelection to our board of directors at our 2010 annual meeting of stockholders. One-third of these additional shares of restricted stock became non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant. On June 9, 2011 we granted 2,500 shares of restricted stock each to two of our independent directors in connection with their reelection to our board of directors and 5,000 shares of restricted stock to one of our independent director in connection with his initial election to our board of directors.

The following table sets forth the compensation paid to our directors in 2011:

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Grants(2)	All Other Compensation	Total
Anthony W. Thompson	$—	$—	—	$—
Jack R. Maurer(3)	—	—	—	—
Arthur M. Friedman(4)	27,000	—	—	21,000
Peter K. Kompaniez	34,000	45,000	—	89,000
Phillip I. Levin	57,000	68,000	—	125,000
Jeffrey S. Rogers	68,000	23,000	—	91,000
Robert N. Ruth(5)	38,000	—	—	38,000

(1)

The amounts shown in this column include payments for attendance at board of director and committee meetings and annual retainers and include amounts paid in the form of shares of our stock, as our directors may elect to receive their annual retainer in an equivalent value of shares of stock.

(2)

Reflects grants of restricted stock. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Jack R. Maurer resigned from our board of directors effective as of February 3, 2012.
(4)

Arthur M. Friedman resigned from our board of directors effective April 1, 2011. On April 1, 2011, in connection with Mr. Friedman’s resignation and pursuant to the terms of our Long-Term Incentive Plan, our board of directors approved the acceleration of the vesting of approximately 3,333 shares of restricted common stock by Mr. Friedman so that none of such shares of restricted common stock would be forfeited upon Mr. Friedman’s resignation.

(5)

Robert N. Ruth was not nominated for reelection to our board of directors at the June 9, 2011 meeting of our stockholders. On June 9, 2011, in connection with Mr. Ruth’s departure from our board of directors and pursuant to the long-term incentive plan, our board of directors approved the acceleration of the vesting of approximately 3,333 shares of our restricted common stock held by Mr. Ruth so that none of such shares of restricted common stock would be forfeited.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-term Incentive Plan

We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees, officers and consultants of ours or of our affiliates selected by the plan administrator for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options.

Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, the board of directors also adopted a sub-plan to provide for regular grants of restricted stock to our independent directors. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, all of his or her outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse as of the date of termination, and the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the performance-based awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the board may, in its sole discretion, declare. Our board may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participants’ consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have, or may, enter into indemnification agreements with each of our executive officers and directors and we have obtained directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity and permits directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

Under the terms of the advisory agreement, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•

research, identify, review and recommend to our board of directors for approval investments in real properties and other real estate-related assets and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	actively oversee and manage our portfolio of our real properties and other real estate-related assets for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our investments; and

•	recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

Our advisor is managed by the following individuals:

Name	Position
Anthony W. Thompson	Chief Executive Officer and President
James R. Wolford	Chief Financial Officer, Treasurer and Secretary

Mr. Thompson has primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on the management of our advisor, see “—Directors and Executive Officers.”

Our sponsor owns a 75% interest in our advisor. TNP SRT Management, LLC, which is an indirect wholly owned subsidiary of our sponsor, owns a 25% non-managing member interest in our advisor. Certain of our officers may be granted an economic interest in TNP SRT Management, LLC.

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of our initial public offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon the earliest to occur of (1) the listing of our common stock on a national securities exchange or (2) the termination or non-renewal of the advisory agreement, the special units in our operating partnership held by TNP Strategic Retail OP Holdings will be redeemed resulting in a one-time payment to TNP Strategic Retail OP Holdings in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales due and payable no later than three years after the date of issuance of such note or (c) any combination thereof. Upon an advisory agreement termination event for “cause,” the one-time payment to TNP Strategic Retail OP Holdings will be $1.00. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings.” In addition, upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

See “Management Compensation Table” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition, origination or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Common Units and Special Units

Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. TNP Strategic Retail OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

TNP Securities, our dealer manager and an affiliate of our advisor, is a registered broker-dealer and a member firm of FINRA. TNP Securities will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a sales commission equal to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for our initial public offering and this follow-on offering, TNP Securities has no prior experience acting as a dealer manager for an offering.

TNP Securities is managed by the following individuals:

Name	Position
Anthony W. Thompson	Chief Executive Officer
Jack R. Maurer	Chief Financial Officer
Talle Voorhies	President and Chief Operating Officer
Mark Atchity	Chief Compliance Officer

For biographical information regarding Mr. Thompson, see “—Directors and Executive Officers.”

Jack R. Maurer serves as temporary Chief Financial Officer of our dealer manager. Prior to joining our sponsor in April 2008, Mr. Maurer acted as a consultant with respect to the formation of our sponsor between January 2008 and April 2008. Mr. Maurer served from April 1998 to November 2007 as Senior Vice President—Office of the Chairman with Triple Net and Realty Advisors where Mr. Maurer gained experience in the management of the two non-listed REITs sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.). Mr. Maurer’s responsibilities included (1) formulating an investment strategy and asset allocation framework, (2) selecting real property and real estate related securities acquisitions and dispositions, (3) managing the REITs’ properties and other assets, and (4) providing research and economic and statistical data in connection with the REITs’ assets and investment opportunities. Mr. Maurer holds a Bachelor of Science degree in Accounting from California State University at Northridge and was a Certified Public Accountant from 1973 to 2001. Mr. Maurer is a FINRA Series 7, 24, 27 and 63 registered representative of TNP Securities.

Talle Voorhies serves as President and Chief Operating Officer of TNP Securities and Executive Vice President of Thompson National Properties. Prior to joining Thompson National Properties, Ms. Voorhies was the President of SEC registered Grubb & Ellis Transfer Agent, LLC. As President, she was responsible for all areas of investor relations for 57,000 investors through 166 active investment programs. Ms. Voorhies was also Executive Vice President, a founding shareholder, Director and executive committee member of Grubb & Ellis Realty Investors, LLC (formerly Triple Net Properties, LLC), Executive Vice President of Grubb & Ellis Realty Advisors, LLC and Executive Vice President of Grubb & Ellis Securities (formerly NNN Capital Corp.). She holds Series 7, 22, 24 and 27 licenses as a member of the Financial Regulatory Authority (FINRA). Ms. Voorhies, currently serves on Sterling College’s Board of Trustees. Ms. Voorhies began working with Mr. Thompson at TMP Investments in 1986 as the Marketing Coordinator until she was promoted to Vice President of Broker/Dealer Relations for TMP Investments, Inc. She served as Marketing Coordinator for TMP’s 65 real estate programs and Supervisor of Investor Relations for over 5,000 investors. She was the Executive Vice President and Compliance Administrator for NNN Capital Corp (formerly TMP Capital Corp).

Mark Atchity serves as Chief Compliance Officer of TNP Securities. Mr. Atchity has over 16 years financial industry experience. Mr. Atchity joined Thompson National Properties in 2008 initially as controller for the securities division, and also served as an assistant compliance office. Previously, Mr. Atchity was Chief Financial Officer from 2005 to 2007 for Brookstreet Securities Corporation, a national, full service broker/dealer with over 600 registered representatives. Prior to that, Mr. Atchity worked at Brookstreet from 1995 to 2007 as co-controller and worked on both equity and fixed income trading desks. Mr. Atchity earned a Bachelor of Science in Management & Finance from Boston College, Carroll School of Management in 1994. Mr. Atchity holds Series 7, 63, 27, 55 and 24 licenses with FINRA.

Affiliated Property Manager

Our real properties are managed and leased by TNP Property Management, LLC, a Delaware limited liability company and our affiliated property manager.

We pay our property manager a monthly market-based property management fee of up to 5.0% of the gross revenues generated at our properties for services it provides in connection with operating and managing the property. The property manager may pay some or all of these fees to third parties for management or leasing services.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees we pay to our property manager include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION TABLE

The following table summarizes all of the compensation and fees, including reimbursement of expenses, paid or reimbursed by us to our dealer manager and our advisor and its affiliates for the year ended December 31, 2011 and the three months ended March 31, 2012 related to our initial public offering and to be paid by us in this offering. The estimated maximum dollar amounts reflected in the table assume that we sell all shares in this offering at the highest possible sales commissions and dealer manager fees (with no discounts for any categories of purchasers) and are based on the sale of the maximum of $800,000,000 in shares to the public in the primary offering of this offering.

Type of Fee and Recipient	Description and Method of Computation	Amounts Reimbursed for the Year Ended December 31, 2011/ the Three Months Ended March 31, 2012	Estimated Amount Based on Maximum Offering

	Organizational and Offering Stage

Sales Commission(1)—Dealer Manager	7.0% of gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.	$2,395,000/$1,196,000	$56,000,000

Dealer Manager Fee(1)—Dealer Manager	3.0% of gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers). No dealer manager fees will be paid for sales pursuant to the distribution reinvestment plan.	$1,034,000/$534,000	$24,000,000

Organizational and Offering Expense Reimbursement(2)—Advisor and Dealer Manager	Reimbursement for organizational and offering expenses (excluding sales commissions and dealer manager fees) incurred on our behalf, but only to the extent that the reimbursement would not cause these organizational and offering expenses borne by us to exceed 3.0% of the gross offering proceeds. We estimate that organizational and offering expenses will represent a lower percentage of gross offering proceeds as the amount of proceeds increases. Based on our current estimates, we estimate that these expenses will represent 1.75% of gross offering proceeds, or $14,000,000, if we raise the maximum offering.	$750,000/$64,000	$14,000,000

	Operational Stage

Acquisition Fees(3)—Advisor	2.5% of (1) the cost of investments we acquire including acquisition costs or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	$2,484,000/$1,212,000	$20,150,000 (assuming no leverage is used); $40,300,000 (assuming a leverage ratio of 50%)

Origination Fees(3)—Advisor	2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such real estate-related loans.	$—/$—	$20,150,000 (assuming no leverage is used); $40,300,000 (assuming a leverage ratio of 50%)

Financing Coordination Fee—Advisor	1.0% of the amount made available and/or outstanding under any financing obtained or assumed, directly or indirectly, by us and used to acquire or originate investments, or the refinancing of any financing obtained or assumed, directly or indirectly, by us. Our advisor may reallow some or all of the financing coordination fee to reimburse third parties with whom our advisor may subcontract to procure such financing.	$—/$361,000	Actual amounts depend upon the aggregate cost of our investments and the amount of financing we obtain in connection with our investments, and, therefore, cannot be determined at this time.

Asset Management Fees(4)—Advisor	A monthly amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. Separate and distinct from the asset management fee, we will also reimburse our advisor or its affiliates for all expenses paid or incurred on our behalf, including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor.	$—/$—	Actual amounts depend upon the cost of our real estate investments and therefore, cannot be determined at this time.

Property Management Fees—TNP Property Management, LLC	A monthly market-based fee for property management services of up to 5.0% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers.	$492,000/$250,000	Actual amounts depend upon the gross revenue of the properties and customary property management fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.

Leasing Fees—Advisor	A market-based fee for services our advisor provides in connection with leasing our properties. The amount of such leasing fees will be usual and customary for comparable services rendered for similar real properties in the geographic market of the properties leased. The leasing fees will be in addition to the market-based fees for property management services payable by us to our affiliated property manager.	$88,000/$5,000	Actual amounts depend upon the customary leasing fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.

Operating Expenses— Advisor(4)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. We do not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination or disposition fees.	$459,000/$182,000	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Liquidity Stage

Disposition Fees(5)—Advisor or its affiliates	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property, 50% of a customary and competitive real estate commission not to exceed 3.0% of the contract sales price of each property or other investment sold. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	$88,000/$24,000	Actual amounts depend upon the sale price of the investments and, therefore, cannot be determined at this time.

Subordinated Participation Interest—TNP Strategic Retail OP Holdings(6)(7)	TNP Strategic Retail OP Holdings, an affiliate of our advisor, is the holder of the special units in our operating partnership. So long as the special units remain outstanding, the holder of special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets after the other holders of common units, including us, have received, in the aggregate, a return of their net capital contributions plus a 10.0% cumulative non-compounded annual return.	N/A	Actual amounts depend upon future liquidity events and, therefore cannot be determined at this time.

Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings(6)(7)	The special units will be redeemed by our operating partnership, resulting in a one-time payment in the form of shares of our common stock or a promissory note to TNP Strategic Retail OP Holdings, the holder of the special units, upon the earliest to occur of the following events:

(1) The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event.”

(2)    The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event,” (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, a one-time payment to the holder of the special units will be in the amount that would have been distributed with respect to the special units, calculated as described above under “Subordinated Participation Interest—TNP Strategic Retail OP Holdings,” if our operating partnership had distributed to the holders of common units upon liquidation an amount equal to (i) in the event of a listing on a national securities exchange only, the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 60 day period beginning 120 days after such listing liquidity event or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering.

Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of special units will be $1.00.

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above under “Subordinated Participation Interest—TNP Strategic Retail OP Holdings,” if our operating partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units.

(1)

The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)

Other organization and offering expenses include all expenses (other than sales commission and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of our shares of common stock and the ownership of our shares of common stock by such broker-dealer’s customers. Any such reimbursement will not exceed actual expenses incurred by our advisor. Our advisor will be responsible for the payment of our cumulative other organization and offering expenses to the extent they exceed 3.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)

In addition to acquisition and origination fees, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition or origination of real estate-related loans, whether or not we ultimately acquire the property or originate the real estate-related loans. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under our charter, a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price.

(4)

Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests, and loans secured by, real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including asset management fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property, leasing commissions and other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Property management fees are included in the calculation of “total operating expenses” for the measurement period.

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.
(6)

Except as described in the Management Compensation Table, TNP Strategic Retail OP Holdings shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

(7)

TNP Strategic Retail OP Holdings cannot earn both the subordinated participation interest in net sale proceeds and the subordinated distribution upon listing of our common stock on a national securities exchange or the termination or non-renewal of the advisory agreement.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers are officers or employees of our sponsor, our advisor and other affiliated entities which will receive fees in connection with this offering and our operations. Anthony W. Thompson is our Chairman of the Board, President and Chief Executive Officer and also serves as the Chief Executive Officer of Thompson National Properties, our sponsor. Mr. Thompson controls our sponsor and indirectly controls our advisor and dealer manager. James R. Wolford is our Chief Financial Officer, Treasurer and Secretary and one of our directors and also serves as the Chief Financial Officer, Treasurer and Secretary of our advisor and the Executive Vice President and Chief Financial Officer of Thompson National Properties. Certain of our officers may be granted an economic interest in TNP SRT Management, LLC, which owns a 25% interest in our advisor. In addition, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates of our advisor. Present activities of these affiliates include making investments in the acquisition, ownership, development and management of retail properties, real estate-related assets and other real estate assets. As of March 31, 2012, affiliates of our advisor are currently sponsoring four private real estate programs that are engaged in a continuous offering. If the maximum offering amount in each of these programs were raised, they would have approximately $88.5 available for investment in real estate assets.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or investing in real estate-related assets. None of the TNP affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates of our advisor and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates of our advisor than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Competition

We compete with other affiliates of our advisor for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates of our advisor. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire properties. Conflicts of interest will exist to the extent that we own or manage retail properties and other real properties in the same geographic areas where real properties owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another affiliate of our advisor were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

Our dealer manager, TNP Securities, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by affiliates of our advisor that may have investment objectives similar to ours.

Affiliated Property Manager

Our property manager performs property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property manager’s management team to overlap. As a result, we do not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager are not at arm’s-length. Therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures with Our Affiliates

Subject to approval by a majority of our directors not otherwise interested in the transaction and the separate approval of a majority of our independent directors not otherwise interested in the transaction, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage retail properties and other real estate and real estate-related assets. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of a real property or real estate-related asset may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees and property management and leasing fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, the amounts payable to TNP Strategic Retail OP Holdings, as the holder of special units in our operating partnership, are subordinated to the return (or deemed return) to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fee and acquisition fees payable to our advisor, and the property management fees payable to our property manager, are generally payable regardless of the quality of the real properties and real estate-related assets acquired or the services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Priority Allocation of Investment Opportunities

In the advisory agreement, our advisor has agreed that we will have the first opportunity to acquire any investment in an income-producing retail properties identified by our sponsor or advisor that meet our investment criteria, for which we have sufficient uninvested funds. With respect to potential non-retail property investments, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other affiliates of our advisor, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Our advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. The independent directors will record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice and the advisory agreement provides that we may terminate the advisory agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor, a material breach of the advisory agreement by our advisor or upon the bankruptcy of our advisor.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing or leasing the asset, or, if the price to the us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

We will not sell or lease assets to our advisor, our sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, our sponsor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, any of our directors or any of our affiliates.

Loans Involving Affiliates

We will not make any loans to our advisor, our sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser as described above or loans to wholly owned subsidiaries. In addition, we will not borrow from our advisor, our sponsor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their respective affiliates.

Other Transactions Involving Affiliates

We will not engage in any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of programs sponsored or advised by our sponsor, Thompson National Properties, and its affiliates, which we refer to as “TNP prior programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables of Thompson National Properties, LLC, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in the TNP prior programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Pursuant to the requirements of Guide 5, “Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships” promulgated by the SEC, we are also including in this section certain historical information of real estate programs sponsored or advised by Triple Net Properties, LLC, or Triple Net, which we refer to as “Triple Net prior programs.” Anthony W. Thompson, our Chairman and Chief Executive Officer, served as Chairman and Chief Executive Officer of Triple Net from 1998 through 2006. We are providing information on the Triple Net prior programs through December 31, 2006 in this section and Appendix B to this prospectus. The information provided in this section and Appendix B with respect to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates which included prior performance information through December 31, 2006. We cannot verify the accuracy of the information relating to the Triple Net prior programs provided in this section and Appendix B and such information is not indicative of the results of the Triple Net prior programs after December 31, 2006. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in Triple Net prior programs.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the TNP prior programs or the Triple Net prior programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the TNP prior programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. You should not assume the past performance of the prior programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A and Appendix B.

Our Sponsor

Thompson National Properties was formed in Delaware in 2008 to sponsor public and private real estate programs. Thompson National Properties is majority owned by Anthony W. Thompson. Mr. Thompson has been involved in the finance, management, acquisition and renovation of commercial real estate for over 35 years.

Prior Programs of Thompson National Properties

As of December 31, 2011, Thompson National Properties has, directly or indirectly, sponsored fifteen privately offered prior programs. As of December 31, 2011, the TNP prior programs had raised $147,198,952 from approximately 1,560 investors and ten of the fifteen TNP prior programs have completed their offering as of December 31, 2011.

The following table sets forth information on the fifteen TNP prior programs.

Name of Program	Type of Program	Launch Year	Program Status
Bruin Fund, L.P.	Private Fund	2008	Closed
TNP Vulture Fund VIII, LLC	Private Fund	2008	Open
2008 Participating Notes Program, LLC	Private Program	2008	Closed
Thompson National Properties, LLC (Convertible Preferred Interests)	Private Program	2009	Open
TNP 6700 Santa Monica Blvd., DST	Delaware Statutory Trust	2009	Closed
Thompson/Morgan Baton Rouge I DST	Delaware Statutory Trust	2009	Closed
TNP 12% Notes Program, LLC	Private Program	2010	Closed
TNP Irving Square, DST	Delaware Statutory Trust	2010	Closed
TNP 121 S. Martin Luther King Blvd., DST	Delaware Statutory Trust	2010	Closed
TNP Titan Plaza Fund	Private Fund	2010	Closed
TNP Profit Participation Program, LLC	Private Program	2010	Open
Thompson/Post Ladera Palms, DST	Delaware Statutory Trust	2010	Closed
TNP 1265 NW Waterhouse Ave., DST	Delaware Statutory Trust	2011	Open
Thompson/Post Regal Crossing, DST	Delaware Statutory Trust	2011	Closed
Thompson/Post Canyons at West 45th Ave., DST	Delaware Statutory Trust	2011	Open

We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Thompson National Properties. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

Table I included in Appendix A to this prospectus sets forth information regarding the experience of our sponsor in raising and investing funds in connection with the TNP prior programs. Table II included in Appendix A to this prospectus sets forth information regarding the compensation paid to our sponsor in connection with the TNP prior programs. Table III included in Appendix A to this prospectus sets forth information as to the operating results of the TNP prior programs. Table IV included in Appendix A to this prospectus sets forth information regarding the operating results of TNP prior programs which have completed their operations (no longer hold properties). Table V included in Appendix A to this prospectus sets forth information regarding the sale or disposition of properties in connection with the TNP prior programs. Additionally, Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the TNP programs. Upon written request, we will furnish a copy of this table to you without charge.

Prior Program Summary Information

Capital Raising

The total amount of funds raised from investors in the fifteen TNP prior programs as of December 31, 2011, was $147,198,952. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $229 million. The total number of investors in these TNP prior programs, collectively, is 1,560. See Tables I and II for more detailed information about Thompson National Properties’ experience in raising and investing funds and compensation paid to Thompson National Properties and its affiliates as the sponsor of these prior programs.

Investments

The real-estate related TNP prior programs acquired eighteen properties between May 12, 2008 (the date of the first property acquisition) and December 31, 2011. The table below gives further information about these properties:

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	47.7%
Plains States	—
South Central	52.0%
Southeast	0.3%
Northeast	—

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the real-estate related TNP prior programs, categorized by type of property, as of December 31, 2011.

Properties Purchased (As a Percentage of Aggregate Acquisition and Development Costs)
Commercial:
Office Buildings	44.6%
Industrial Buildings	5.5%
Shopping Centers	9.8%
Other	0.3%
Residential:
Apartments	39.1%
Hotels	—
Homebuilding	—
Land Development	—
Resort Residential	0.7%
Other	—

Total	100%

These properties were financed with a combination of debt and offering proceeds. See “Summary of Acquisitions” below.

Dispositions

On December 19, 2008, TNP Vulture Fund VIII, LLC sold a 45.47% interest in VF Carson, LLC to an affiliate, TNP SLI Green Building Fund, LP for an aggregate purchase price of $5,000,000. VF Carson LLC is the sole owner of an 11 story office building located at 302 E. Carson, Las Vegas, Nevada. Additionally, a lender of the mortgage loan for the Oakwood Tower and One Lee Park West properties held by Bruin Fund, L.P. foreclosed on the properties. See “—Adverse Business Developments.”

Summary of Acquisitions

Since their formation in 2008 through December 31, 2011, the real-estate related TNP prior programs acquired three retail properties, three condominiums, six office properties, one industrial property, four multifamily properties and one development project. The total acquisition costs of these properties was approximately $229 million, of which approximately $143 million, or approximately 62%, was financed with mortgage financing. The remaining $86 million was provided by investors. The locations of these properties, and the number of each property in each location, are as follows:

Location	Number of Properties
Dallas, Texas	3
Las Vegas, Nevada	6
Park City, Utah	1
Duncan, South Carolina	1
Los Angeles, California	1
Baton Rouge, Louisiana	1
Irving, TX	1
San Antonio, TX	1
Amarillo, TX	1
Fort Worth, TX	1
Beaverton, OR	1

Total	18

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties by the real-estate related TNP prior programs in the three years ended December 31, 2011. Upon request and for no fee, we will provide a copy of such table to any prospective investor.

Adverse Business Developments

The recent global financial crisis and economic recession contributed to a decline in rental rates and property values and deteriorated property operating fundamentals. These economic trends had an adverse impact upon certain of the TNP prior programs.

In May 2008, Bruin Fund, L.P. acquired Oakwood Tower, an office property located in Dallas, Texas, and One Lee Park West, an office property located in Dallas, Texas, for an aggregate purchase price, including closing costs, of approximately $14,000,000. In June 2010, Bruin Fund, L.P. defaulted on its outstanding mortgage loan obligations of approximately $9,000,000 and on August 4, 2010 the lender foreclosed on the Oakwood Tower and One Lee Park West properties. The investors in Bruin Fund, L.P. lost the full amount of their investment.

In each of April and May 2012, each of TNP 2008 Participating Notes Program, LLC and TNP Profit Participation Program, LLC, failed to timely make their monthly interest payments to investors; however, such payments were subsequently made in May and June 2012, respectively. In addition, as of the date hereof, these programs have not made timely payments as of the latest payment date for each such program. TNP 12% Notes Program, LLC has also failed to timely make the most recent quarterly interest payment to investors. If these programs fail to make the required payments to investors, the programs may be in default pursuant to the terms of such programs and the payment of the outstanding indebtedness on these programs may be accelerated. For additional information on the aggregate principal amount outstanding on each program, see Table III (Compensation to Sponsor) included in Appendix A to this prospectus. These programs intend to make future interest payments and/or principal payments timely; however, there is no assurance that such programs will be able to make such future payments timely or at all.

Prior Programs of Triple Net

Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net in 1998 and served as its Chairman and Chief Executive Officer from 1998 to 2006. During 2007, Mr. Thompson served as Chairman of a newly formed holding company of Triple Net, Realty Advisors. Realty Advisors combined with Grubb & Ellis Company in December 2007 and Mr. Thompson served as Chairman of the Board of the combined company until his resignation in February 2008.

Thompson National Properties is not affiliated with Triple Net or its affiliates. All information provided in this section and Appendix B to this prospectus with respect to the Triple Net prior programs has been obtained solely from public information filed with the SEC by Triple Net and its affiliates. We have not verified the information provided herein with respect to the Triple Net prior programs and such information is not indicative of results of Triple Net prior programs after December 31, 2006.

From the inception of Triple Net through December 31, 2006, Triple Net and its management team sponsored approximately 165 real estate investment programs, or Triple Net prior programs, including 159 private programs and six public programs, formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The Triple Net private programs generally involved the issuance of membership interests in a single purpose limited liability company, or LLC, so that investors acquired an indirect interest in a particular property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC would also typically sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Triple Net and its management team also sponsored four public REITs: G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor of G REIT, Inc.); T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor of T REIT, Inc.); NNN Apartment REIT, Inc. (now known as Grubb & Ellis Apartment REIT, Inc.); and NNN Healthcare/Office REIT, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc. and now known as Healthcare Trust of America, Inc.). In addition, Triple Net sponsored two limited liability companies that were required to file public reports pursuant to the Exchange Act, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. These six public real estate programs raised gross offering proceeds of approximately $580,077,000 from 17,824 investors and purchased interests in 68 real estate properties amounting to an investment of approximately $1,336,168,000 from the inception of Triple Net to December 31, 2006.

Triple Net also sponsored four notes programs; NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Triple Net.

During 2004, 2005 and 2006, Triple Net prior programs acquired 122 properties, for which the property type, location and method of financing are summarized below.

Property Type	No. of Properties
Office	97
Apartments	22
Retail	1
Industrial	1
Land	1

Total	122

Property Type Location	No. of Properties
Arizona	4
Arkansas	1
California	20
Colorado	6
Florida	11
Georgia	8
Illinois	1
Indiana	1
Maryland	1
Minnesota	2
Missouri	3
Nebraska	2
Nevada	4
New Jersey	2
North Carolina	8
Ohio	3
Oregon	2
Pennsylvania	3
South Carolina	2
Tennessee	3
Texas	31
Utah	1
Virginia	2
Wisconsin	1

Total	122

Method of Financing	No. of Properties
All debt	0
All cash	7
Combination of cash and debt	115

Total	122

Adverse Business Developments

Through December 31, 2006, some of the Triple Net prior programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on September 26, 2008 to invest in income producing retail properties, located primarily in the Western United States, and real estate-related loans that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and TNP Strategic Retail OP Holdings has invested $1,000 in exchange for special units. Our advisor and TNP Strategic Retail OP Holdings are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a quarterly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holder of the special units will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 10.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the holder of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 10.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership pays all our administrative costs and expenses and such expenses are treated as expenses of our operating partnership. Such expenses include, but are not limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common units (other than us and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event. Upon a liquidity event, the specified amount the holder of the special units will be entitled to receive shall be equal to 15.0% of the net sale proceeds received by our operating partnership on disposition of its assets after the holders of the common units, including us, have received, in the aggregate, a return on their net capital contributions plus a 10.0% cumulative non-compounded annual return. In the event of a listing of our shares or the termination of the advisory agreement other than for cause, the holder of the special units will be entitled to a one time payment in the form of shares of our common stock or a promissory note in the amount that would have been distributed upon a liquidity event. If the triggering event is a listing of our shares, the amount of the payment will be (1) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 60 day period beginning 120 days after such listing event or (2) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of the advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—TNP Strategic Retail OP Holdings.”

Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of May 31, 2012 for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1900 Main Street, Suite 700, Irvine, California 92614.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Thompson National Properties, LLC(2)	22,222	*
Anthony W. Thompson(2)	111,111	1.3
Peter K. Kompaniez	5,000	*
Phillip I. Levin	7,500	*
Jeffrey S. Rogers	10,000	*
James R. Wolford	—	—
All directors and executive officers as a group	155,833	1.8
* Less than 1.0% of the outstanding shares of our common stock.

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Mr. Thompson is the managing member of Thompson National Properties, LLC and may be deemed to have beneficial ownership of the shares beneficially owned by Thompson National Properties, LLC.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following describes all transactions and currently proposed transactions between us and any related person since January 1, 2010 in which more than $120,000 was or will be involved and such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Ownership Interests

On October 16, 2008, our sponsor, Thompson National Properties, LLC, purchased 22,222 shares of our common stock for an aggregate purchase price of $200,000 and was admitted as our initial stockholder. In connection with our acquisition of the Waianae Mall property on May 28, 2010, Anthony W. Thompson, our Chairman, Chief Executive Officer and President, acquired 111,111 shares of our common stock in our public offering at $9.00 per share for an aggregate purchase price of $1,000,000 through our sponsor. Mr. Thompson’s acquisition of the shares of our common stock was a condition to the final approval by the servicer of our assumption of the existing indebtedness on the Waianae Mall property.

As of March 31, 2012 and December 31, 2011, we owned 94.8% and 95.4%, respectively, of the outstanding limited partnership interests in TNP Strategic Retail Operating Partnership, L.P., our operating partnership, and as of March 31, 2012 and December 31, 2011, our advisor owned 0.01% and 0.02%, respectively, of the outstanding limited partnership interest in our operating partnership. As of March 31, 2012 and December 31, 2011, TNP Strategic Retail OP Holdings, an affiliate of our advisor, owned 100% of the special units issued by our operating partnership. We are the sole general partner of the operating partnership.

TNP Strategic Retail OP Holdings’ ownership interest of the special units entitles it to a subordinated participation and it will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one-time payment, in the form of shares of our common stock or a promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement with our advisor, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 10% cumulative non-compounded annual pre-tax return on their net contributions. As the holder of special units, TNP Strategic Retail OP Holdings will not be entitled to receive any other distributions.

We have not paid any distributions to TNP Strategic Retail OP Holdings pursuant to its subordinated participation interest.

Our Relationships with our Advisor and our Sponsor

TNP Strategic Retail Advisor, LLC is our advisor and, as such, supervises and manages our day-to-day operations and selects our real property investments and real estate-related investments, subject to the oversight by our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor was formed in September 2008 and is indirectly owned by our sponsor. Mr. Thompson, our Chairman, Chief Executive Officer and President, serves as the Chief Executive Officer of our sponsor and our advisor. Mr. Wolford, a director and our Chief Financial Officer, Treasurer and Secretary, also serves and the Chief Financial Officer, Treasurer and Secretary of our sponsor and advisor. All of our other officers and directors, other than our independent directors, are officers of our advisor and officers, limited partners and/or members of our sponsor and other affiliates of our advisor.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of the advisory agreement with our advisor, we pay our advisor the fees described below.

•

We pay our advisor an acquisition fee of 2.5% of (1) the cost of an investment acquired directly or (2) our allocable cost of real property acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee. For the years ended December 31, 2011 and December 31, 2010, we paid acquisition fees of $2,484,000 and $1,021,000, respectively, to our advisor. For the three months ended March 31, 2012, we paid acquisition fees of $1,212,000 to our advisor.

•

We pay our advisor an origination fee of 2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the real estate-related loans. We will not pay an acquisition fee with respect to such real estate-related loans. For the year ended December 31, 2011, we paid origination fees of $49,000 to our advisor. We did not pay any origination fees to our advisor for the year ended December 31, 2010 or the three months ended March 31, 2012.

•

We pay our advisor an annual asset management fee that is payable monthly in an amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. On November 11, 2011, our board of directors approved Amendment No. 2 to the advisory agreement to clarify that upon termination of the advisory agreement, any asset management fees that may have accumulated in arrears, but which had not been earned pursuant to the terms of the advisory agreement, will not be paid to our advisor. For the years ended December 31, 2011 and December 31, 2010 and the three months ended March 31, 2012, we did not pay our advisor any asset management fees.

•

We pay our advisor a disposition fee of 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold if our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of real property. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. We did not pay any disposition fees to our advisor for the year ended December 31, 2010. For the year ended December 31, 2011, we paid our advisor $88,000 in disposition fees. For the three months ended March 31, 2012, we paid disposition fees of $24,000 to our advisor.

•

We pay our advisor a financing coordination fee equal to 1.0% of the amount made available and/or outstanding in connection with (1) any financing obtained, directly or indirectly, by us or our operating partnership and used to acquire or originate investments, (2) any financing assumed, directly or indirectly, by us or our operating partnership in connection with the acquisition of investments, or (3) the refinancing of any financing obtained or assumed, directly or indirectly, by us or our operating partnership. The advisor may reallow some or all of the financing coordination fee to reimburse third parties with whom our advisor may subcontract to procure such financing. We did not pay any financing fees to our advisor for the year ended December 31, 2011 and 2010. For the three months ended March 31, 2012, we paid financing fees of $361,000 to our advisor.

In addition to the fees we pay to our advisor pursuant to the advisory agreement, we also reimburse our advisor for the costs and expenses described below:

•

We reimburse our advisor and its affiliates for organization and offering expenses which include selling commissions and the dealer manager fees we pay to our dealer manager and amounts we reimburse our advisor for actual legal, accounting, printing and other accountable organization and offering expenses. We will not reimburse our advisor or its affiliates for organization and offering expenses (excluding selling commissions and dealer manager fees) that exceed 3.0% of gross offering proceeds from our public offering. For the years ended December 31, 2011 and December 31, 2010, we paid our advisor $750,000 and $671,000, respectively, for the reimbursement of organization and offering expenses. For the three months ended March 31, 2012, we paid our advisor $64,000 for the reimbursement of organization and offering expenses. As of December 31, 2011 and March 31, 2012, we had incurred $3,016,000 and $3,080,000, respectively, of organization and offering costs. As of December 31, 2011 and March 31, 2012, organization and offering costs did exceed 3.0% of the gross offering proceeds, thus the amount in excess of the 3.0% limit, or $1,269,000 and $774,000, respectively, has been deferred. As of December 31, 2011, we had reimbursed our advisor approximately $293,000 in excess of the 3.0% limit as a result of certain expenses being reclassified as organization and offering expense. Our independent directors subsequently approved the excess reimbursement.

•

Subject to the 2%/25% Guideline discussed below, we reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including personnel costs and our allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor is entitled to an acquisition, origination or disposition fee. For the years ended December 31, 2011 and December 31, 2010, we reimbursed $459,000 and $177,000, respectively, to our advisor for operating expenses. For the three months ended March 31, 2012, we reimbursed $182,000 to our advisor for operating expenses.

2%/25% Guidelines

As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, which we refer to as the “expense year,” exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the previous expense year.

“Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. generally accepted accounting principles, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

Our “average invested assets” for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our “net income” for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all costs and expenses incurred by us under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to our advisor’s subordinated participation interest in the operating partnership.

Our advisor must reimburse the excess expenses to us during the fiscal quarter following the end of the expense year unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. If the independent directors determine that the excess expenses were justified, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination.

For the years ended December 31, 2011 and December 31, 2010, our total operating expenses exceeded the 2%/25% Guideline by $268,000 and $589,000, respectively. Our independent directors unanimously determined the excess amount of total operating expenses for these fiscal years were justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of our business, (2) we are currently in our acquisition and development stage, (3) certain of our properties are not yet stabilized, and (4) we are continuing to raise capital in our initial public offering but the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) are disproportionate to our average invested assets and net income and such expenses will benefit us and our stockholders in future periods. The independent directors further resolved, however, that our advisor would be required to repay us any portion of such excess amount to the extent that, as of the termination of the advisory agreement, our aggregate operating expenses as of such date exceed the 2%/25% Guideline for all prior periods.

Our advisory agreement has a one-year term expiring August 7, 2012, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the advisory agreement without penalty upon 60 days’ written notice. If we terminate the advisory agreement, we will pay our advisor all unpaid reimbursements of expenses and all earned but unpaid fees.

Guaranty Fee

As part of the acquisition of the Waianae Mall property, Anthony W. Thompson, our Chairman, Chief Executive Officer and President, guaranteed the mortgage loan assumed by us in connection with the acquisition of the Waianae Mall property. Additionally, our sponsor, Mr. Thompson and AWT Family Limited Partnership, a California limited partnership controlled by Mr. Thompson, or AWT, guaranteed Tranche B of our credit agreement with KeyBank, National Association, which matured on June 30, 2011. In connection with these guarantees, we agreed to pay Mr. Thompson, AWT and our sponsor certain fees in consideration of such guarantees.

In connection with the acquisition of the mortgage loans secured by the Constitution Trail property, we and Mr. Thompson agreed to jointly and severally guaranty to the lender the full and prompt payment and performance of certain of obligations under the acquisition loan. In connection with these guarantees, we agreed to pay Mr. Thompson fees in consideration of such guarantee.

For the years ended December 31, 2011 and December 31, 2010, we paid $104,000 and $68,000, respectively, in guaranty fees to Mr. Thompson and AWT. As of December 31, 2011 and December 31, 2010, guaranty fees of $50,000 and $11,000 were included in amounts due to affiliates. For the three months ended March 31, 2012, we incurred guaranty fees of $13,000 to our advisor.

Selling Commissions and Fees Paid to our Dealer Manager

The dealer manager for our initial public offering of common stock is TNP Securities, LLC, a wholly owned subsidiary of our sponsor. Our dealer manager is a licensed broker-dealer registered with FINRA. As the dealer manager for our ongoing initial public offering, our dealer manager is entitled to certain selling commissions, dealer manager fees and reimbursements relating to our public offering. Our dealer manager agreement with our dealer manager provides for the following compensation:

•

We pay our dealer manager selling commissions of up to 7.0% of the gross offering proceeds from the sale of our shares in our primary offering, all of which may be reallowed to participating broker-dealers. For the years ended December 31, 2011 and December 31, 2010, we paid selling commissions of $2,395,000 and $1,437,000, respectively, to our dealer manager, of which 100% was reallowed to participating broker dealers, net of discounts. For the three months ended March 31, 2012, we paid selling commissions of $1,196,000 to our dealer manager, of which 100% was reallowed to participating broker dealers, net of discounts.

•

We pay our dealer manager a dealer manager fee of 3.0% of the gross offering proceeds from the sale of our shares in the primary offering, a portion of which may be reallowed to participating broker-dealers. For the years ended December 31, 2011 and December 31, 2010, we paid dealer manager fees of $1,034,000 and $631,000, respectively, to our dealer manager, of which approximately 49.8% and 49.2%, respectively, was reallowed to participating broker dealers, net of discounts. For the three months ended March 31, 2012, we paid dealer manager fees of $534,000 to our dealer manager, of which approximately 48.1% was reallowed to participating broker dealers, net of discounts.

•

We reimburse our dealer manager and participating broker-dealers for bona fide due diligence expenses that are included in a detailed and itemized invoice. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in our ongoing initial public offering. We also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor training and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, subject to the limitations included in our dealer manager agreement. For the years ended December 31, 2011 and December 31, 2010 and for the three months ended March 31, 2012, we did not reimburse our dealer manager for any of such expenses.

Property Management and Leasing Fees

In connection with the acquisitions of our properties, we, through our subsidiaries, enter into property management agreements with TNP Property Manager, LLC, our property manager, an affiliate of our sponsor, pursuant to which our property manager serves as the property manager for each of our properties. Our property manager supervises, manages, operates, and maintains each property on the terms and conditions set forth in the property management agreement. We pay our property manager an annual management fee in an amount equal to 5.0% of such property’s gross revenues (as defined in the property management agreement). In certain instances, our property manager enters into sub-management agreements with local third-party sub-managers, pursuant to which such sub-manager receives a fee in connection with its services. For the years ended December 31, 2011 and December 31, 2010, we paid our property manager $492,000 and $204,000, respectively, in property management fees. For the three months ended March 31, 2012, we paid our property manager $250,000 in property management fees.

On June 9, 2011, pursuant to Section 11 of the advisory agreement, our board of directors approved the payment of fees to our advisor for services it provides in connection with leasing our properties. The amount of such leasing fees will be usual and customary for comparable services rendered for similar real properties in the geographic market of the properties leased. The leasing fees will be in addition to the market-based fees for property management services payable to our property manager. For the year ended December 31, 2011, we paid $88,000 in lease commissions to our advisor. For the three months ended March 31, 2012, we paid lease commissions of $5,000 to our advisor.

Acquisition of Cochran Bypass

On June 29, 2011, we acquired a single tenant retail property in Chester, South Carolina, from an affiliate of our sponsor for $2,585,000. The acquisition was approved by our board of directors, including all the independent directors.

TNP Participating Notes Loans

In connection with the acquisition of three mortgage notes secured by the Constitution Trail property, TNP SRT Constitution, LLC, a subsidiary of our operating partnership, obtained a loan from 2008 TNP Participating Notes Program, LLC, which we refer to as the “notes program,” an affiliate of our advisor. The loan was evidenced by a promissory note in the aggregate principal amount of $995,000, bearing an annual interest rate of 14.0%. This loan was repaid in July 2011 and we paid interest expense of $7,000 to in connection with this note payable.

In connection with the acquisition of the Cochran Bypass property, TNP SRT Cochran Bypass, LLC, a subsidiary of our operating partnership, obtained a loan from the notes program evidenced by a promissory note in the aggregate principal amount of $775,000, bearing an annual interest rate of 14.0%. This loan was repaid in September 2011 and we paid interest expense of $5,000 to the affiliate of our advisor in connection with this note payable.

Interest Expense

In connection with our acquisition of the Craig Promenade property on March 30, 2011, we assumed a $500,000 note payable due to an affiliate of our advisor which was repaid at the closing of the acquisition transaction. We paid interest expense of $19,000 to the affiliate of advisor in connection with this note payable.

Related-Party Loan

On January 9, 2012, in connection with the acquisition of the Morningside Marketplace property, we financed the payment of a portion of the purchase price for the Morningside Marketplace property with the proceeds of (1) a loan to our operating partnership in the aggregate principal amount of $235,000 from our sponsor to the operating partnership, (2) a loan in the aggregate principal amount of $200,000 from Mr. James Wolford, our Chief Financial Officer, Treasurer and Secretary and (3) a loan to our operating partnership in the aggregate principal amount of $920,000 from Mrs. Sharon Thompson, the spouse of Mr. Anthony W. Thompson, our Chairman, Chief Executive Officer and President, which we refer to collectively as the “affiliate loans.” The affiliate loans each accrued interest at a rate of 12% per annum. The entire outstanding principal balance of each of the affiliate loans and all accrued and unpaid interest thereon was due and payable in full on April 8, 2012. Our operating partnership repaid the affiliated loan from our sponsor on January 19, 2012. Our operating partnership repaid the affiliated loans from Mr. Wolford and Ms. Thompson on March 29, 2012.

Summary of Related Party Fees

The following table summarizes the compensation, fees and reimbursements to our advisor and its affiliates, including our dealer manager, during the three months ended March 31, 2012 and the years ended December 31, 2010 and December 31, 2011.

	Three Months Ended March 31, 2012	Year Ended December 31,
Type of Fee or Reimbursement		2011	2010
	(Unaudited)
Offering Stage:
Selling commissions	$1,196,000	$2,395,000	$1,437,000
Dealer manager fees	$534,000	$1,034,000	$631,000
Organization and offering expenses	$64,000	$750,000	$671,000
Operational Stage:
Acquisition fees	$1,212,000	$2,484,000	$1,021,000
Origination fees	$—	$—	$—
Financing coordination fee	$361,000	$—	$—
Asset management fees	$—	$—	$—
Property management fees	$250,000	$492,000	$204,000
Operating expenses	$182,000	$459,000	$177,000
Guaranty fees	$13,000	$104,000	$68,000
Leasing commissions	$5,000	$88,000	$—
Loan fees	$—	$49,000	$—
Interest expense on notes payable	$20,000	$31,000	$—
Financing coordination fees	$361,000	$—	$—
Disposition Stage:
Disposition fees	$24,000	$88,000	$—
Subordinated participation in net sale proceeds	$—	$—	$—
Subordinated listing fee	$—	$—	$—
Subordinated fee upon termination	$—	$—	$—

For information on our policies and procedures with respect to potential conflicts of interest and related party transactions, see “Conflicts of Interest — Conflict Resolution Procedures.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock with a par value of $0.01 per share, and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

Except as may otherwise be specified in the terms of the common stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in this offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Our advisor acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

TNP Strategic Retail Advisor, LLC

1900 Main Street,

Suite 700

Irvine, California 92614

Attention Investor Services

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, on a specific date set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman or the president and must be called by our secretary upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of a meeting and the purpose thereof, and if such meeting is to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in a readably readable type size (in no event smaller than 10-point type). A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction on Ownership of Shares of Capital Stock

We have elected to be taxed as a REIT commencing with the year ended December 31, 2009, the year in which we commenced material operations. In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10.0% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock and the intended transferee will acquire no rights in such shares of our capital stock. Our charter further provides that, if the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the intended transferee will acquire no rights in such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share, in the case of a sale by the trustee, on the day of the event causing the shares to be held in trust and, in the case of a purchase by us, at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. We or the trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by the intended transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the intended transferee received an amount for such shares that exceeds the amount that the intended transferee was entitled to receive, such excess must be paid to the trustee upon demand.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who proposes or attempts such a transactions is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates and to pay distributions on a monthly basis. On August 13, 2009, our board of directors approved a monthly cash distribution of $0.05625 per share of common stock, which represented an annualized distribution of $0.675 per share if paid each day over a 365-day period. On May 11, 2010, our board of directors approved an increase in our monthly cash distribution to $0.05833 per share of common stock, which represents an annualized distribution of $0.70 per share if paid each day over a 365-day period. We pay these distributions on a monthly basis. There is no guarantee that we will pay distributions at this rate in the future or at all.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We have not established a cap on the amount of proceeds that may be used to fund distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Generally, distributions paid using offering proceeds will constitute a return of capital, which means a return of all or a portion of your original investment and a corresponding reduction in your tax basis in our shares. To date, we have paid all of our distributions from the proceeds of our public offering and our distributions have constituted a return of capital resulting in less funds for investments. We anticipate that we will begin paying distributions solely from funds from operations after the completion of our offering stage.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix D to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 30 days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Our share redemption program may provide an opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations. No shares can be repurchased under our share redemption program until after the first anniversary of the date of purchase of such shares; provided, however, that this one year holding period will not apply with respect to repurchases requested upon the death or “qualifying disability” (as defined below) of a stockholder. As discussed below, we will treat redemptions requested upon the death or qualifying disability of a stockholder differently than other redemption requests in a number of ways. The purchase price for shares redeemed under the share redemption program will be as set forth below until 18 months after the completion of our offering stage:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemptions Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Beginning 18 months after the completion of our offering stage, we will redeem shares approved for redemption at the lesser of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the most recently determined estimated per share value of our shares of common stock. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

A stockholder must request the redemption of a minimum of 25% of the shares held by such stockholder on the date of the redemption request. Fractional shares may not be redeemed unless the stockholder is requesting the redemption of 100% of such stockholder’s shares. All shares subject to a redemption request must be (1) owned by the stockholder(s) making the redemption request or the party making the redemption request must be authorized to do so by the owner(s) of the shares and (2) fully transferable and not subject to any liens or other encumbrances. All redemptions will be effected on our behalf by a registered transfer agent, which we refer to as the “redemption agent.” All recordkeeping and administrative functions required to be performed in connection with our share redemption program will be performed by the redemption agent.

We will redeem shares within one week following the end of each calendar quarter. All redemption requests must be accompanied by a completed share redemption request form in the form provided by us. All completed share redemption request forms must be received by our redemption agent on or before the 15th day of the third month of each calendar quarter in order for such shares to be eligible for redemption following the end of such quarter.

A stockholder may withdraw such stockholder’s redemption request upon written notice to us at any time prior to the redemption date. In the event we receive a written notice of withdrawal from a stockholder after we have redeemed all or a portion of such stockholder’s shares, the notice of withdrawal will be ineffective with respect to the shares already redeemed, but will be effective with respect to any of such stockholder’s shares that have not been redeemed. We will provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all redemption requests made in any calendar quarter. If there are insufficient funds to honor all redemption requests submitted in any calendar quarter, pending redemption requests will be honored among all requests for redemption in such calendar quarter, as follows: (1) first, pro rata as to redemptions sought upon a stockholder’s death; (2) second, pro rata as to redemptions sought by stockholders with a qualifying disability; and, (3) third, pro rata as to all other redemption requests.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar year to (1) 5.0% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. There is no fee in connection with a redemption of shares of our common stock.

The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests up to the 5.0% limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

Our the board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program. Stockholders who submit a redemption request will immediately and automatically terminate their participation in our distribution reinvestment plan.

Redemptions Upon a Stockholder’s Death or Qualifying Disability

The redemption price for shares redeemed upon a stockholder’s death or qualifying disability will be the greater of (1) 100% of the average price per share the original purchaser or purchasers of the shares paid to us (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) and (2) 100% of the most recently determined estimated per share value of our common stock.

Appropriate legal documentation will be required for redemption requests upon a stockholder’s death or qualifying disability. We will redeem shares, including shares held for less than one year, upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, an IRA or other retirement or profit-sharing plan, after receiving written notice from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, or, (3) in the case of a revocable grantor trust, the trustee of such trust (who shall have the sole ability to request redemption on behalf of the trust), within one year after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.

Subject to the conditions and limitations described below, we will also redeem shares, including shares held for less than one year, by a stockholder who is a natural person with a “qualifying disability,” as defined below, including shares held by such stockholder through a revocable grantor trust, an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder within one year after such stockholder’s qualifying disability.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as “applicable governmental agencies.” Applicable governmental agencies are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore would not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore would not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act of 1973, as amended, or Americans with Disabilities Act of 1990, as amended, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a qualifying disability unless permitted by our board of directors in its sole discretion. Redemption requests following an award of disability benefits by the applicable governmental agency must be accompanied by: (1) the stockholder’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We acknowledge that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, the disabilities listed above will not qualify for the special redemption terms applicable to stockholders with a qualifying disability except in the limited circumstances when the stockholder is awarded disability benefits by the other applicable governmental agencies described above. However, where a stockholder requests the redemption of shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors, in its sole discretion, may redeem such stockholder’s shares on the special terms available for redemptions requested by a stockholder with a qualifying disability.

A stockholder that is a trust may request redemption of the shares held by the trust on the terms available in connection with the death or qualifying disability of a stockholder if the sole beneficiary of the trust is deceased or has a qualifying disability or if the only other beneficiary of the trust is the spouse of the person who is deceased or has a qualifying disability.

Liquidity Events

Our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all. Our board of directors does not anticipate evaluating a transaction providing liquidity to our stockholders until 2015. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash and/or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.

Our Estimated Value Per Share

Our board of directors has determined an estimated value per share of our common stock of $10.18 as of March 31, 2012, an increase from the previously determined estimated value per share of $10.14 as of December 31, 2011 and $10.08 as of September 30, 2011. We are providing the estimated value per share to assist broker-dealers and stockholders in their evaluation of us. This is the third determination by our board of directors of an estimated value per share of our common stock. We currently anticipate that an estimated value per share will be calculated quarterly through the quarter ended June 30, 2012. We anticipate disclosing an updated estimated value per share as of June 30, 2012 in August 2012. However, our board of directors may determine to update such estimate more frequently.

The objective of our board of directors in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. The estimated value per share is based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our common stock plus the limited partnership units of our operating partnership issued to third party sellers in connection with our acquisition of Pinehurst Square East and the Shops at Turkey Creek, which we refer to as “limited partnership units,” all as of March 31, 2012. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future.

In determining an estimated value of a share of our common stock, our board of directors relied upon information provided by our advisor as well as our board of directors’ experience with, and knowledge about, our real estate portfolio. Our board of directors also reviewed (1) prior appraisals on certain of our properties conducted by third party appraisers, (2) the acquisition cost of properties that had not been previously appraised and (3) a separate report prepared by our advisor providing our estimated per share value, which we refer to as the “valuation report.”

Our board of directors determined the estimated per share value in its sole discretion and is ultimately and solely responsible for establishing the estimated value of a share of our common stock. Our board of directors did, however, engage the services of Duff & Phelps LLC, or Duff & Phelps, an independent valuation firm, to conduct valuation consulting services regarding all of our real estate assets. Duff & Phelps reviewed our board’s conclusions of market value for each of our properties and concluded that these values were reasonable. We believe there are no material conflicts of interest between Duff & Phelps, on the one hand, and us, our advisor and our directors or officers, on the other hand.

Methodology

The following is a summary of the valuation methodologies used for each type of asset:

Real Estate Investments. Our board of directors determined that the market value of the leased fee interests in our portfolio of 16 retail properties as of March 31, 2012 was $230,110,000. The purchase price for the same properties (as adjusted for related capital expenditures) was approximately $203,736,000. Our board of directors previously determined that the market value of the leased fee interests in our portfolio of 11 retail properties as of December 31, 2011 was $175,004,000.

In determining the value of our property portfolio, our board of directors considered the value of the 16 properties we owned as of March 31, 2012 based upon future streams of income expected by each property, discounted at an appropriate rate to convert the streams into a present value (the discounted cash flow analysis). In performing the discounted cash flow analysis, our board of directors reviewed cash flow projections based on internally generated budgets, market leasing assumptions, market rate estimates, absorption estimates and other property level information provided by our advisor. Notwithstanding the above, with respect to three of the properties acquired during the first quarter of 2012, the value of the property was based on the purchase price. The value of Morningside Marketplace was valued higher than the purchase price based on secured pad sales at the property.

Notes Payable. The valuation report prepared by our advisor contained a valuation of our notes payable using a discounted cash flow analysis. Cash flows were based on the remaining loan terms and on our advisor’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral. Our notes payable increased from $112,395,000 at December 31, 2011 to $148,123,000 at March 31, 2012.

Other Assets and Liabilities. The valuation report prepared by our advisor contained a majority of our other assets and liabilities, consisting primarily of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, which were considered by our board of directors to be equal to fair value due to their short maturities. Certain balances, including acquired above/below market leases and other non-cash measures, have been eliminated for the purpose of determining the estimated value per share due to the fact that the value of those assets and liabilities were already considered in the valuation of the respective investments.

The estimated value per share was based upon 8,352,939 shares of equity interests outstanding as of March 31, 2012, which was comprised of 7,921,143 outstanding shares of our common stock and 431,796 outstanding limited partnership units issued to third parties in connection with the acquisition of certain properties.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our corporate level overhead.

The following table presents how the estimated value per share was determined as of March 31, 2012 and December 31, 2011 (in thousands):

	March 31, 2012	December 31, 2011
Value of Properties (1)	$178,210	$176,500
Value of First Quarter Acquisitions	51,900	—
Cash	5,666	3,240
Other Assets	1,868	1,384

	$237,644	$181,124

Other Liabilities	$(4,509)	$(4,955)
Notes Payable	(148,123)	(112,395)
Mark to Market of Notes Payable	—	(300)

	$(152,632)	$(117,650)

Book Value/Net Asset Value	$85,012	$63,474

Shares Outstanding	8,353	6,262

Estimated per share value	$10.18	$10.14

(1)	Includes the properties owned in the portfolio as of December 31, 2011.

Allocation of Estimated Value

As of March 31, 2012, our estimated value per share was calculated as follows:

Real estate properties	$27.55 (1)
Mortgage debt	$(13.62)
Line of credit	$(4.11)
Other	$0.36
Estimated value per share	$10.18

(1)	The following are the key assumptions (shown on a weighted average basis) that were used in the discounted cash flow models to estimate the value of our real estate assets:

Exit capitalization rate	8.15%
Discount rate	9.35%
Annual market rent growth rate (a)	3.0%
Average holding period	10 years

(a)

Rates reflect estimated compounded annual growth rates (CAGRs) for market rents over the holding period. The range of CAGRs shown is the constant annual rate at which the market rent is projected to grow to reach the market rent in the final year of the hold period for each of the properties.

While we believe that our assumptions are reasonable, a change in these assumptions would impact the calculation of the value of our real estate assets. For example, assuming all other factors remain unchanged, an increase in the weighted average discount rate of 25 basis points would yield a decrease in the value of our real estate assets of 1.6%, while a decrease in the weighted average discount rate of 25 basis points would yield an increase in the value of our real estate assets of 1.6%. Likewise, an increase in the weighted average exit capitalization rate of 25 basis points would yield a decrease in the value of our real estate assets of 1.5%, while a decrease in the weighted average exit capitalization rate of 25 basis points would yield an increase in the value of our real estate assets of 1.5%.

Limitations of the Estimated Value Per Share

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share determined by our board of directors does not represent the fair value of our assets less liabilities in accordance with GAAP, and such estimated value per share is not a representation, warranty or guarantee that:

•	a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares;

•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the company;

•	shares of our common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of our common stock; or

•

the methodologies used to estimate the value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or under the Employee Retirement Income Security Act with respect to their respective requirements.

Further, the estimated value per share was calculated as of a moment in time, and, although the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate assets since March 31, 2012), developments related to individual assets and changes in the real estate and capital markets, we have only undertaken to update the estimated value per share quarterly through the quarter ended June 30, 2012. As a result, stockholders should not rely on the estimated value per share as being an accurate measure of the then-current value of our shares of common stock in making an investment decision. For the reasons set forth above and due to the fact that we are still conducting our continuous public offering of common stock and remain in our acquisition phase, our board of directors has determined that it is not appropriate to revise the price at which shares of our common stock are offered in our continuous public offering or under our distribution reinvestment plan at this time. In addition, we have not changed the price of redemptions under our share redemption program at this time other than with respect to the death or disability of a stockholder in which case shares will be redeemed at the most recent estimated value per share.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of our advisor on the value of our advisor. After the investment banking firm completes its analyses of our advisor’s value, we will require it to prepare a written report and make a formal presentation to our board of directors.

Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships provided that the number is not less than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

Tender Offers

Our charter provides that any tender offer made by any stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the stockholder must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the stockholder does not comply with the provisions set forth above, we will have the right to redeem that stockholder’s shares, if any, and any shares acquired in such tender offer. In addition, such stockholder will be responsible for all of our expenses in connection with his noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting on the election or the proposal for other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We believe that we have operated, and we intend to continue to operate, in such a manner as to qualify for treatment as a REIT for federal income tax purposes. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, we expect to receive from Alston & Bird LLP an opinion that, commencing with our taxable year ended December 31, 2009, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

The opinion of Alston & Bird LLP will be based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of TNP Strategic Retail Trust, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our income that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax;

•

if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale of the property or other non-qualifying income with respect to the property will be subject to corporate income tax at the highest applicable rate (currently 35%);

•

if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•

if we fail to satisfy either the 75% or 95% gross income test described below but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•

if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

•

we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•

if we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii) elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirements;

(iii) be managed by one or more trustees or directors;

(iv) have our beneficial ownership evidenced by transferable shares;

(v) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi) use a calendar year for federal income tax purposes;

(vii) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii) not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items (vii) and (viii) above do not apply to the first taxable year for which we elected to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2009. We intend to satisfy the other requirements described in items (i)-(vi) above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above).

For purposes of the gross income tests and asset tests described below, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which are owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and gross income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.”

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions, interest and gains from the sale or disposition of shares of stock or securities or from any combination of the foregoing.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of one of our tenants or a subtenant of one of our tenants (in which case only rent attributable to the subtenant is disqualified);

•

rent attributable to personal property leased in connection with a lease of real property will be treated as rents from real property if such rents are not greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•

we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience.

Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”

We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% gross income test, provided that specified requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% gross income tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the net income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our tenants are expected to be related party tenants, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager, and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% gross income tests.

In addition, rent paid by a lessee will constitute rents from real property for purposes of the 75% and 95% gross income tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. There are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the lessees that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases relating to real properties in which we may invest with any lessee as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any lease between our operating partnership and a lessee is re-characterized as a service contract or partnership rather than as a true lease, part or all of the payment that we receive from such lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT in the year of recharacterization. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Notwithstanding our failure to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. Even if a relief provision applies, we would be subject to a 100% tax on the portion of our gross income attributable to the income that caused the failure to meet the 75% or 95% gross income test.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test:

•	the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the value of the outstanding securities of any one issuer.

•

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

Certain types of securities are disregarded as securities for purposes of the 10% value limitation discussed above, including (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership of at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt of other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. Special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% gross income tests, depending upon the circumstances and the specific structure of the investment.

        Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset test described above.

The asset tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the asset tests.

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset tests or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements.

One such provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Operational Requirements—Annual Distribution Requirement

To be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years.

We must distribute dividends in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria:

•

We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

•

We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later that the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on our undistributed REIT taxable income.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. To qualify as a deficiency dividend, the distribution must be paid within 90 days of the adverse determination, and we also must satisfy certain other procedural requirements. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay federal income tax on these gains;

•

taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to make an election in the tax year in which depreciable property is placed in service to use the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Investments in Taxable REIT Subsidiaries

We and each subsidiary that will qualify as a TRS will make a joint election for the TRS to be treated as our taxable REIT subsidiary. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

New Unearned Income Medicare Tax

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These dividends are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential capital gain rates rates for qualified dividends received by individuals from taxable C corporations through 2012. Stockholders who are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) dividends received by us from taxable C corporations or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividend during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Further, capital gain dividends are not eligible for the dividend received deduction for corporations.

If we elect to retain and pay tax on our net long term capital gain, our U.S. stockholders will be subject to tax on their proportionate share of the undistributed capital gain. Each U.S. stockholder would then receive a credit, for use on their return of their proportionate share of the tax paid by us. If the credit results in an amount owed to a U.S. stockholder, such U.S. stockholder would receive a refund.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2012) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2012) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Extension of Reduced Tax Rate Provisions

The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended the sunset provisions described herein. For taxable years beginning after December 31, 2012, the 15% capital gains tax rate for non-corporate taxpayers is currently scheduled to increase to 20%, and the rate applicable to qualified dividend income will increase to the tax rate then applicable to ordinary income, the maximum rate for which is scheduled to increase to 39.6%.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Tax Basis and Other Information Reporting

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a shareholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the shareholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the shareholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earnings and profits, we will report to each shareholder and the IRS (or post on our primary public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to shareholders or the IRS.

Shareholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling concluding that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts to a tax-exempt U.S. stockholder. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the Non-U.S. holder’s share of our earnings and profits.

Capital Gain Dividends

A distribution that is attributable to our gain from a disposition of a USRPI will generally be treated as income that is effectively connected with a U.S. trade or business unless (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. Our common stock is not listed on an established securities market, and we can not assure you that it ever will be. Such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. Effectively connected income may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation.

Dispositions of Our Common Stock

We expect that we will be a “US real property holding corporation” and that gain from the sale of our stock will be taxable as effectively connected income unless an exception described below applies. Our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, a Non-U.S. holder’s gain from the sale of our common stock should not be subject to taxation. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

If the gain on the sale of shares of common stock were subject to taxation as a USRPI, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to tax as a USRPI will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (1) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

FATCA Withholding

Recently enacted amendments to the Internal Revenue Code generally impose a U.S. federal withholding tax of 30% on certain types of payments, including dividends on and gross proceeds from a sale or exchange of shares of our common stock to (i) a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) a non-financial foreign entity unless the foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the foreign entity meets certain other specified requirements. Under recent proposed regulations, withholding would apply with respect to dividends to payments made after December 31, 2012 and with respect to payments of gross proceeds from dispositions of stock occurring after December 31, 2013. Under certain circumstances, a non-U.S. Shareholder might be eligible for refunds or credits of any withholding taxes. Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Internal Revenue Code on their investment in our common stock.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Some states may impose an entity level tax directly on us. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

BENEFIT PLAN CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by an employee benefit plan, IRA, Keogh plan or other plan or arrangement subject to ERISA and/or the Internal Revenue Code (including investment by an insurance company general account or entity whose assets are considered plan assets under ERISA). This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. Furthermore, the below summary does not address the requirements under foreign, other federal, state, or local laws that apply to employee benefit plans that are foreign plans, governmental plans, or non-electing church plans, which are not subject to ERISA or the Internal Revenue Code in respect of a decision to purchase our stock.

Each fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, section 401(k) or pension plan, and including an insurance company general account or any other entity whose assets are plan assets under section 3(42) of ERISA and 29 C.F.R. § 2510.3-101) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA or Keogh plan, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA, both referred to herein as a “benefit plan,” consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the benefit plan; and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. A foreign plan, governmental plan, or non-electing church plan may be subject to requirements under applicable foreign, federal, state, and local laws similar to those under ERISA and the Internal Revenue Code.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a benefit plan that are between the plan and any “party in interest” or “disqualified person” with respect to that benefit plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the benefit plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a benefit plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a benefit plan is also prohibited, as is the furnishing of services between a benefit plan and a party in interest. A fiduciary of a benefit plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property of the individual who established the IRA, or his or her beneficiaries, except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. ERISA provides that the term “plan assets” generally is defined as under section 3(42) of ERISA and under regulations prescribed by the Department of Labor at C.F.R. §2510.3-101. ERISA and such regulations promulgated by the Department of Labor provide guidance, which we refer to as the “plan assets regulation,” as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the benefit plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities”

If a benefit plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. A publicly offered security must be:

•	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Securities Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	freely transferable.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation. However, because of the facts and circumstances nature of the publicly-offered security exception, there can be no absolute assurance that such requirement is met or will continue to be met.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plans is not significant. An equity participation in an entity is not deemed to be significant if benefit plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plans to less than 25%.

Exception for Operating Companies

If we are deemed not to qualify for the publicly offered securities exemption, the plan asset regulation also provides an exception with respect to securities issued by an operating company, which includes venture capital operating companies and real estate operating companies. Under the plan assets regulation, an entity will qualify as a venture capital operating company, or a VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a real estate operating company, or a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the benefit plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Until 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, the estimated value of our shares will be based on valuations of our properties and other assets. These valuations will be prepared by persons independent of us and our advisor.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION

General

We are offering a maximum of $900,000,000 in shares of our common stock in this offering, including $800,000,000 in shares of our common stock (80,000,000 shares) initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock (10,526,316 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 80,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share. We determined the offering price for our shares arbitrarily. The price is unrelated to the book value or net asset value of our shares of common stock or to our expected operating income.

We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2015 (three years from the date of this prospectus), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as                     , 2016. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement we filed with the SEC or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $1,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, TNP Securities, our dealer manager, receives a sales commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager also receives 3.0% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager does not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We also reimburse our dealer manager for bona fide due diligence expenses incurred by the dealer manger that are included in a detailed and itemized invoice. Our advisor receives reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which will include development of marketing materials and marketing presentations, planning and participating in due diligence, training seminars and educational seminars and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates are responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and our dealer manager fees, to the extent they exceed 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

To the extent permitted by law and our charter, we will indemnify the dealer manager and participating broker-dealers, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (l) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay service fees or other denominated fees on an annual basis to the registered investment advisor or other financial advisor or the company that sponsors the wrap account.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of the gross proceeds from shares sold in our primary offering. FINRA and many states also limit our total organization and offering expenses, which include underwriting compensation, reimbursement of bona fide due diligence expenses and issuer expenses, to 15.0% of the gross proceeds from shares sold in our primary offering. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including underwriting compensation and reimbursement of due diligence expenses, shall not exceed the 15.0% FINRA limitation:

Expense	Maximum Percent of Gross Offering Proceeds
Sales commissions	7.0%
Dealer manager fee	3.0%
All other organization and offering expenses(1)	1.75%

Total	11.75%

(1)

Other organization and offering expenses include all expenses (other than sales commission and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of our shares of common stock and the ownership of our shares of common stock by such broker-dealer’s customers. Our advisor will be responsible for the payment of our cumulative other organization and offering expenses, to the extent they exceed 3.0% of the aggregate gross offering proceeds, or $30,000,000, from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

Volume Discounts

In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00/ Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$500,001-$1,000,000	$9.90	6.0%	$0.60	$0.30	$9.00
$1,000,001-$2,000,000	$9.80	5.0%	$0.50	$0.30	$9.00
$2,000,001-$3,000,000	$9.70	4.0%	$0.40	$0.30	$9.00
$3,000,001-$5,000,000	$9.60	3.0%	$0.30	$0.30	$9.00
Over $5,000,001	$9.50	2.0%	$0.02	$0.30	$9.00

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser.

For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Other Discounts

Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, or a purchase price of $9.00 per share, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. Additionally, our dealer manager has agreed to sell up to 5.0% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals. In each case, the amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions and the dealer manager fee payable in connection with such sales.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

Automatic Investment Plan

We have adopted an automatic investment plan that allows our stockholders to make cash investments of $100.00 or more in additional shares of our common stock at regular intervals through automatic debits to their checking, savings or other bank account. Participation in the automatic investment plan is limited to investors in this offering who have already met the minimum purchase requirement in this offering. Investors in this offering who have also invested in other TNP sponsored real estate programs, including Bruin Fund, L.P., TNP Vulture Fund VIII, LLC, 2008 Participating Notes Program, LLC, TNP Profit Participation Program, LLC, TNP Irving Square, DST, TNP 6700 Santa Monica Blvd., DST and Thompson/Morgan Baton Rouge I, DST, may also invest their distributions from those programs in the automatic investment plan provided they continue to hold the minimum purchase requirements for those programs.

Investors who desire to participate in the automatic investment plan may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager, by completing an automatic investment plan enrollment form. Purchases pursuant to our automatic investment plan are made in this offering on a monthly basis.

We provide a confirmation of monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation discloses the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased.

We pay dealer manager fees and sales commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

Stockholders may terminate their participation in the automatic investment plan at any time by providing us with written notice. Stockholders who elect to participate in the automatic investment plan must agree that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, they will promptly notify us in writing of that fact and their participation in the plan will terminate.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP. Alston & Bird LLP will review the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and pass upon our qualification as a REIT for federal income tax purposes.

Experts

The consolidated financial statements of TNP Strategic Retail Trust, Inc. and subsidiaries as of December 31, 2011 and for the year ended December 31, 2011, and financial statement schedule III as of December 31, 2011, have been incorporated by reference herein in reliance upon the report of McGladrey LLP (formerly, McGladrey & Pullen, LLP), independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TNP Strategic Retail Trust, Inc. and subsidiaries as of December 31, 2010, and for the year ended December 31, 2010 and the 2010 information in financial statement schedule III have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of Moreno Marketplace for the period from November 10, 2008 (date of commencement of operations) to September 30, 2009 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Waianae Mall for the year ended December 31, 2009 has been incorporated by reference herein and has been audited by McGladrey LLP (formerly, McGladrey & Pullen, LLP), independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Northgate Property for the year ended December 31, 2009 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of San Jacinto Property for the year ended December 31, 2009 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Craig Promenade for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Pinehurst Square East for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

        The statement of revenues and certain expenses of Topaz Marketplace for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Osceola Village for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Constitution Trail for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statements of revenues and certain expenses of Cochran Bypass for the years ended December 31, 2010 and December 31, 2009 have been incorporated by reference herein and have been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statements of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements). Such statements of revenues and certain expenses have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Summit Point for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Morningside Marketplace for the year ended December 31, 2010 has been incorporated by reference herein and has been audited by KMJ Corbin & Company LLP, independent auditor, as stated in its report, which is also incorporated herein by reference (which report on the statement of revenues and certain expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.tnpsrt.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on March 30, 2012;

•	Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012;

•	Current Report on Form 8-K filed with the SEC on May 21, 2012;

•	Current Report on Form 8-K filed with the SEC on May 18, 2012;

•	Current Report on Form 8-K filed with the SEC on April 30, 2012;

•	Current Report on Form 8-K/A filed with the SEC on March 26, 2012;

•	Current Report on Form 8-K filed with the SEC on March 21, 2012;

•	Current Report on Form 8-K filed with the SEC on March 21, 2012;

•	Current Report on Form 8-K filed with the SEC on March 13, 2012;

•	Current Report on Form 8-K/A filed with the SEC on March 8, 2012;

•	Current Report on Form 8-K filed with the SEC on March 1, 2012;

•	Current Report on Form 8-K filed with the SEC on February 9, 2012;

•	Current Report on Form 8-K filed with the SEC on February 8, 2012;

•	Current Report on Form 8-K filed with the SEC on February 3, 2012;

•	Current Report on Form 8-K filed with the SEC on January 18, 2012;

•	Current Report on Form 8-K filed with the SEC on January 13, 2012;

•	Current Report on Form 8-K/A filed with the SEC on January 12, 2012;

•	Current Report on Form 8-K filed with the SEC on January 12, 2012;

•	Current Report on Form 8-K/A filed with the SEC on January 6, 2012;

•	Current Report on Form 8-K filed with the SEC on January 5, 2012;

•	Current Report on Form 8-K/A filed with the SEC on August 12, 2011;

•	Current Report on Form 8-K/A filed with the SEC on June 15, 2011;

•	Current Report on Form 8-K/A filed with the SEC on November 12, 2010;

•	Current Report on Form 8-K/A filed with the SEC on October 27, 2010;

•	Current Report on Form 8-K/A filed with the SEC on September 21, 2010;

•	Current Report on Form 8-K/A filed with the SEC on August 20, 2010; and

•	Current Report on Form 8-K/A filed with the SEC on February 3, 2010.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 1900 Main Street, Suite 700, Irvine, California 92614 or at (949) 833-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

1900 Main Street

Suite 700

Irvine, California 92614

Attn: Investor Services

(949) 833-8252

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.tnpsrt.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

PRIOR PERFORMANCE TABLES OF THOMPSON NATIONAL PROPERTIES, LLC

The following prior performance tables provide information relating to the real estate investment programs sponsored by Thompson National Properties, LLC and its affiliates, collectively referred to herein as “TNP prior programs.” These programs were not prior programs of TNP Strategic Retail Trust, Inc. Thompson National Properties and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual TNP prior program has its own specific investment objectives; however, the general investment objectives common to all TNP prior programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the TNP prior programs has similar investment objectives to those of TNP Strategic Retail Trust, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2011.

Table I, which summarizes the experience of the sponsor in raising and investing funds in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table II, which includes information regarding compensation paid to the sponsor in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table III, which presents information regarding the operating results of the TNP prior programs that have closed in the most recent five years, is included herein.

Table IV, which presents information regarding the operating results of TNP prior programs which have completed operations (no longer hold properties) in the most recent five years, is included herein.

Table V, which includes information on the sale or disposition of properties in connection with the TNP prior programs within the most recent three years, is included herein.

Additional information relating to the acquisition of properties by TNP prior programs is contained in Table VI, which is included in Part II of the registration statement which TNP Strategic Retail Trust, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of Thompson National Properties, LLC and its affiliates in raising and investing funds for TNP prior programs that closed during the three years ended December 31, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2011.

	Bruin Fund L.P.(1)	TNP 12% Notes Program, LLC(2)	TNP 2008 Participating Notes Program, LLC(3)
Dollar Amount Offered	$250,000,000	$21,600,000	$30,000,000
Dollar Amount Raised	3,950,000	21,599,537	26,199,903
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	1,385,665	1,803,573
Organizational Expenses(4)	168,022	166,193	787,497
Other	—	—	—
Reserves	1,342	—	—
Percent Available for Investment	96%	93%	90%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	52,232	—	19,192
Cash Down Payment	3,828,375	—	978,515
Acquisition Fees(5)	224,625	—	585,537
Other	—	—	—

Total Acquisition Costs	$4,105,232	$—	$1,583,243
Percent Leveraged	68%	N/A	88%
Date Offering Began	3/3/2008	6/10/2008	12/9/2008
Length of Offering (in Months)	26	19	15
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	1	15	15

Notes to Table I

(1)	Bruin Fund, L.P.’s two property assets were foreclosed upon by a lender effective August 4, 2010.
(2)	Amounts herein pertain to offering proceeds raised and do not include any properties acquired through reinvested amounts.
(3)	Acquisition cost amounts are costs paid by investors to purchase properties. Investors in this program receive interest at a specified rate annually for their investment.
(4)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(5)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	TNP 6700 Santa Monica Blvd., DST(1)	TNP Irving Square DST	TNP 121 S. MLK DST	TNP Titan Plaza Fund	Thompson/Morgan Baton Rouge I, DST(2)
Dollar Amount Offered	$16,570,000	$5,080,000	$7,880,000	$4,250,000	$21,200,000
Dollar Amount Raised	16,570,000	5,080,000	7,880,000	4,250,000	20,985,800
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	1,122,162	338,931	515,751	57,050	1,445,387
Organizational Expenses(3)	909,292	187,439	367,733	22,140	1,171,722
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent Available for Investment	88%	90%	89%	98%	88%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	601,792	18,727	456,123	340,499	1,896,727
Cash Down Payment	278,296	3,900,000	3,350,956	2,680,000	14,190,000
Acquisition Fees(4)	1,365,980 (1)	300,000	500,955	137,837	—
Other	—	—	—	—	—

Total Acquisition Costs	$2,246,067	$4,218,727	$4,308,033	$3,158,336	$16,086,727
Percent Leveraged	91%	N/A	60%	51%	61%
Date Offering Began	4/2/2009	5/14/2010	7/12/2010	9/10/2010	6/11/2009
Length of Offering (in Months)	15	9	10	14	13
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	13	8	8	8	11

Notes to Table I

(1)

Acquisition costs represent the amount paid by the tenant-in-common or DST investors to acquire interest in the property. Acquisition fee includes $800,000 in acquisition fees paid to TNP Property Manager in part for its negotiations of the purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(2)	This program is a joint venture partnership between Thompson National Properties, LLC and Morgan Group of Companies.
(3)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(4)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	Thompson/Post Ladera Palms, DST(1)	Thompson/Post Regal Crossing, DST(1)
Dollar Amount Offered	$7,450,000	$4,700,000
Dollar Amount Raised	7,450,000	4,700,000
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	502,450	300,591
Organizational Expenses(2)	342,218	209,045
Other	—	—
Reserves	—	—
Percent Available for Investment	89%	89%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	1,551,405	602,223
Cash Down Payment	3,350,000	2,750,000
Acquisition Fees(3)	924,000	600,000
Other	—	—
Total Acquisition Costs	$5,825,405	$3,952,223
Percent Leveraged	71%	65%
Date Offering Began	12/3/2010	3/31/2011
Length of Offering (in Months)	6	3
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	4	3

Notes to Table I

(1)	This program is a joint venture partnership between Thompson National Properties, LLC and Post Investment Group, Inc.
(2)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(3)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Thompson National Properties and its affiliates related to TNP prior programs that have conducted offerings which closed during the three years ended December 31, 2011. Also included is a summary of the amount and types of compensation paid to Thompson National Properties and its affiliates related to all other TNP prior programs the offerings of which did not close during the three years ended December 31, 2011 presented on an aggregate basis. All amounts shown are as of December 31, 2011.

	Bruin Fund, L.P. (Oakwood & One Lee Park)(5)	TNP 12% Notes Program, LLC	TNP 2008 Participating Notes Program, LLC	TNP 6700 Santa Monica Blvd., DST		Thompson/ Morgan Baton Rouge I, DST(6)
Date Offering Commenced	3/3/2008	6/10/2008	12/9/2008	4/2/2009		6/11/2009
Dollar Amount Raised	$3,950,000	$21,599,537	$26,199,903	$16,570,000		$20,985,800

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	$—	$—	$—	$414,250		$444,185
Acquisition Fees
Real Estate Commissions	$—	$—	$—	$—		$—
Advisory Fees(2)	$224,625	$—	$400,137	$1,365,980	(3)	$—
Other	$—	$—	$—	$—		$—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,478,673	$—	$2,619,554	$10,507,330		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$66,811	$—	$145,620	$92,827		$—
Partnership Management Fees(4)	$34,333	$—	$130,008	$112,716		$—
Reimbursements	$—	$—	$—	$—		$—
Leasing Commissions	$25,370	$—	$52,515	$—		$—
Other	$2,296	$—	$193,181	$8,183		$—
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$—	$—	$—	$—		$—
Notes	$—	$—	$—	$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$—	$—	$—	$—		$—
Incentive Fees	$—	$—	$—	$—		$—
Other	$—	$—	$—	$—		$—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)

Amount includes $800,000 in acquisition fees paid to TNP Property Manager for its part in negotiating purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(4)	Amounts primarily pertain to asset management fees.
(5)	Bruin Fund, L.P.’s property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(6)	Asset and Property management fees and other related operations amounts managed by controlling entity—Morgan Multi-Family Property Manager LLC.

	TNP Irving Square, DST	TNP 121 S. Martin Luther King Blvd., DST	TNP Titan Bldg, Plaza Fund	Thompson/ Post Ladera Palms, DST	Thompson/ Post Regal Crossing, DST	TNP Prior Programs Not Closed (4)

Date Offering Commenced	5/14/2010	7/12/2010	9/10/2010	12/3/2010	3/31/2011	N/A
Dollar Amount Raised	$5,080,000	$7,880,000	$4,250,000	7,450,000	4,700,000	22,770,729
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	117,722	197,000	8,895	90,993	58,750	520,485
Acquisition Fees
Real Estate Commissions	—	—	—	—	—	—
Advisory Fees(2)	300,000	500,955	137,837	924,000	600,000	1,780,656
Other	—	—	—	—	—	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	1,411,340	2,906,788	2,039,224	—	—	4,235,646
Amount Paid to Sponsor from Operations:
Property Management Fees	16,010	34,135	83,933	—	—	153,851
Partnership Management Fees(3)	4	—	—	—	—	531,167
Reimbursements	—	—	—	—	—	—
Leasing Commissions	—	—	53,014	—	—	351,592
Other	5,512	5,480	6,534	488	—	7,851
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—	—	—	—
Notes	—	—	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—	—	—
Incentive Fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)	Amounts primarily pertain to asset management fees.
(4)

Three TNP prior programs which did not close during the three years ended December 31, 2011, including TNP Vulture Fund VIII, LLC, TNP 1265 NW Waterhouse Avenue, DST, AND Thompson/Post Canyons at West 45th Avenue, DST, presented on an aggregate basis.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM

(UNAUDITED)

Table III sets forth the annual operating results of TNP prior programs that closed during the five years ended December 31, 2011.

	Bruin Fund, L.P.
	Year Ended December 31,
	2008(1)	2009	2010(2)	2011(2)
Gross Revenues	$1,419,066	$1,568,697	$595,299	$—
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(3)	1,226,177	5,075,406	916,036	8,144
Interest Expense	484,848	1,193,192	278,529	—
Depreciation & Amortization(4)	876,057	1,237,193	(3,041,274)	—

Net Income (Loss)—GAAP basis(5)	$(1,168,016)	$(5,937,094)	$2,442,008	$(8,144)

Taxable Income (Loss):
—from operations	(1,168,016)	(5,937,094)	2,442,008	(8,144)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(6)	(500,614)	(4,715,811)	(677,460)	(530)
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(500,614)	(4,715,811)	(677,460)	(530)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(500,614)	(4,715,811)	(677,460)	(530)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(500,614)	$(4,715,811)	$(677,460)	$(530)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	(295.70)	(1,503.06)	618.23	(2.06)
—from recapture	—	—	—	—
Capital Gain (Loss)(7)	—	—	830.74	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				0%

Notes to Table III

(1)	Operating results pertain to the period from March 3, 2008 (inception) to December 31, 2008.
(2)

Operating results pertain to the period from January 1, 2010 to August 4, 2010. Lender foreclosed on the properties held by Bruin Fund, L.P. effective August 4, 2010. Year-end 2011 figures reflect write-off balances resulting from prior year foreclosure.

(3)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(4)	Depreciation and amortization expense includes write-offs and loan relief pertaining to a lender’s foreclosure on the properties owned by Bruin Fund, L.P. effective August 4, 2010.
(5)	The partnership maintains its books on a GAAP basis.
(6)	Cash generated from operations generally includes net income plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(7)

Capital gain pertains to proceeds and cost adjustments related to a lender’s foreclosure on the properties held by Bruin Fund, L.P. effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

	TNP 12% Notes Program, LLC(4)
	Year Ended December 31,
	2008	2009	2010		2011
Gross Revenues	$332,557	$2,049,096		$2,365,561	$2,354,662
Profit on Sale of Properties	—	—		—	—
Less: Operating Expenses(1)	936	39,431		146,750	22,884
Interest Expense	493,324	2,854,050		3,399,888	2,976,021
Depreciation & Amortization	—	128		—	—

Net Income (Loss)—GAAP basis(2)	$(161,703)	$(844,513)		$(1,181,077)	$(644,243)

Taxable Income (Loss):
—from operations	(161,703)	(844,513)		(1,181,077)	(644,243)
—from gain on sale	—	—		—	—
Cash Generated:
—from operations(3)	131,249	13,502		8	(28,211)
—from sales	—	—		—	—
—from refinancing	—	—		—	—

Cash Generated From Operations, Sales & Refinancing	131,249	13,502		8	(28,211)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(5)	—(5)
—from sales and refinancing	—	—		—	—
—from other	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions	131,249	13,502		8	(28,211)
Less: Special Items (not including Sales & Refinancing)	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$131,249	$13,502		$8	$(28,211)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(5)	$(5)
—from recapture	—	—		—	—
Capital Gain (Loss)	—	—		—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(5)	—(5)
—Return of Capital	—	—		—	—
Sources (on Cash basis)
—Sales	—	—		—	—
—Refinancing	—	—		—	—
—Operations	—	—		—	—
—Other	—	—		—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table					0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(4)	This program’s offering began on June 10, 2008. This program’s offering closed on January 6, 2010 and the program is still in operation.
(5)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 2008 Participating Notes Program, LLC(4)
	Year Ended December 31,
	2008(5)	2009	2010		2011
Gross Revenues	$4	$2,104,176		$4,963,915		$6,086,000
Profit on Sale of Properties	—	—		—		—
Less: Operating Expenses(1)	—	1,365,113		4,129,158		3,209,000
Interest Expense	150	2,181,221		4,452,141		4,595,000
Depreciation & Amortization	—	1,032,390		516,493		1,465,000

Net Income (Loss)—GAAP basis(2)	$(146)	$(2,474,548)		$(4,133,877)		$(3,183,000)

Taxable Income (Loss):
—from operations	(146)	(2,474,548)		(4,133,877)		(3,183,000)
—from gain on sale	—	—		—		—
Cash Generated:
—from operations(3)	496,504	2,279,473		588,322		171,000
—from sales	—	—		—		—
—from refinancing	—	—		—		—

Cash Generated From Operations, Sales & Refinancing	496,504	2,279,473		588,322		171,000
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(6)		—(6)
—from sales and refinancing	—	—		—		—
—from other	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions	496,504	2,279,473		588,322		171,000
Less: Special Items (not including Sales & Refinancing)	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$496,504	$2,279,473		$588,322		$171,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(6)	$	—(6)
—from recapture	—	—		—		—
Capital Gain (Loss)	—	—		—		—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(6)		—(6)
—Return of Capital	—	—		—		—
Sources (on Cash basis)
—Sales	—	—		—		—
—Refinancing	—	—		—		—
—Operations	—	—		—		—
—Other	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began on December 9, 2008. This program’s offering closed on March 22, 2010 and the program is still in operation.
(5)	Operating results reflect activity from the commencement of the program’s offering on December 9, 2008 through December, 31, 2008.
(6)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 6700 Santa Monica Boulevard, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$67,761	$3,481,017	$3,573,925	$3,421,789
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	59,638	1,179,603	556,025	556,966
Interest Expense	13,939	1,614,177	1,650,002	1,421,334
Depreciation & Amortization	—	997,800	1,027,891	1,001,866

Net Income (Loss)—GAAP basis(2)	$(5,816)	$(310,563)	$340,007	$441,623

Taxable Income (Loss):
—from operations	(5,816)	(310,563)	340,007	441,623
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	0	8,269,413	(5,987,019)	1,313,997
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	0	8,269,413	(5,987,019)	1,313,997
Less: Cash Distributions to Investors:
—from operating cash flow	—	8,071,832	(6,009,533)	1,310,825
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	0	197,581	22,574	3,172
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	0	$197,581	$22,514	$3,172

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	—	—	26.65
—from operations	—	(18.74)	20.52	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	487.14	(362.68)	79.11
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	487.14	(362.68)	79.11
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began in December 2008 and the initial investment was received on April 2, 2009. This program’s offering closed on June 21, 2010 and the program is still in operation.

	Thompson/Morgan Baton Rouge I, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$1,626,390	$3,563,293	$3,537,142
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	—	135,858	432,191	434,836
Interest Expense	—	1,436,686	2,698,212	2,341,584
Depreciation & Amortization	—	—	4,390,134	4,390,134

Net Income (Loss)—GAAP basis(2)	$—	$53,846	$(3,957,244)	$(3,629,413)

Taxable Income (Loss):
—from operations	—	53,846	(3,957,244)	(3,629,413)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	—	4,334	690	102
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	4.334	690	102
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	4,334	690	102
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$4,334	$690	$102

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	$2.57	$(188.57)	$(172.95)
—from operations	—	—	—	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity which is managed by a third party. Operating results reflect activity upon acquisition
June 10, 2009. 2009 Operating results reflect partial activity through October 31, 2009 only. November and December 2009 operating results are not available.

	Thompson/Post Ladera Palms, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$6,637,214
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	6,049,978
Interest Expense	—	—	—	665,065
Depreciation & Amortization	—	—	—	644,006

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(721,835)

Taxable Income (Loss):
—from operations	—	—	—	(721,835)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	613,561
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	613,561
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	578,696
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	34,865
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$34,865

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(96.89)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	77.68
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	77.68
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition January 21, 2011.

	THOMPSON/POST REGAL CROSSING, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$640,816
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	747,239
Interest Expense	—	—	—	244,143
Depreciation & Amortization	—	—	—	152,691

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(503,257)

Taxable Income (Loss):
—from operations	—	—	—	(503,257)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	242,349
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	242,349
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	187,383
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	54,966
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$54,966

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(107.08)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	39.87
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	39.87
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition June 3, 2011.

	TNP Irving Square, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$222,049	$388,832
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	417,003	39,472
Interest Expense	—	—	—	—
Depreciation & Amortization	—	—	149,125	180,268

Net Income (Loss)—GAAP basis (2)	$—	$—	$(344,079)	$169,092

Taxable Income (Loss):
—from operations	—	—	(344,079)	169,092
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	207,747	372,325
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	207,747	375,325
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	204,453	373,719
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	3,294	1,606
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$3,294	$1,606

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(67.73)	$33.79
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	40.25	73.57
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	40.25	73.57
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period May 4, 2010 to December 31, 2010.

	TNP Titan Plaza Fund, LLC (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$626,765	$1,293,905
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	712,034	934,635
Interest Expense	—	—	85,762	335,692
Depreciation & Amortization	—	—	253,306	927,198

Net Income (Loss)—GAAP basis (2)	$—	$—	$(424,337)	$(903,620)

Taxable Income (Loss):
—from operations	—	—	(424,337)	(903,620)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	320,710	257,046
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	320,710	257,046
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	6,736	197,700
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	313,974	59,346
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$313,974	$59,346

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(99.84)	$(212.62)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	1.58	46.52
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	1.58	46.52
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period October 1, 2010 to December 31, 2010.

	TNP 121 S. Martin Luther King Blvd., DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$365,036	$1,019,953
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	341,847	10,385
Interest Expense	—	—	339,898	586,450
Depreciation & Amortization	—	—	283,920	602,504

Net Income (Loss)—GAAP basis (2)	$—	$—	$(600,629)	$(179,386)

Taxable Income (Loss):
—from operations	—	—	(600,629)	(179,386)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	289,065	622,096
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	289,065	622,096
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	235,145	620,689
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	35,920	1,407
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$35,920	$1,407

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(76.22)	$(22.76)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	32.13	78.77
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	32.13	78.77
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period July 12, 2010 to December 31, 2010.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of TNP prior programs that have completed operations (no longer hold properties) during the five years ended December 31, 2011. All amounts presented are as of December 31, 2011.

Program Name	Bruin Fund, L.P. (Oakwood Tower/One Lee Park)
Dollar Amount Raised	$3,950,000
Number of Properties Purchased	2
Date of Closing of Offering	05/09/10
Date of First Sale of Property(1)	N/A
Date of Final Sale of Property(1)	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$618.23
—from recapture	—
Capital gain (loss)(2)	830.74
Deferred gain
—Capital	—
—Ordinary	—
Cash Distributions to Investors
Sources (on GAAP basis)(3)
—Investment Income	—
—Return of Capital	—
Sources (on cash basis)
—Sales	—
—Refinancing	—
—Operations	—
—Other	—
Receivable on Net Purchase Money Financing	—

Notes to Table IV

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(2)

Capital gain pertains to proceeds and cost adjustments related to property foreclosure by the lender effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

(3)	Bruin Fund, L.P. maintains its books on a GAAP basis.

TABLE V

RESULTS OF SALES OR DISPOSITIONS OF PROPERTIES (UNAUDITED)

Table V sets forth summary information on the results of the sale or disposals of properties since December 31, 2008 by TNP prior programs. All amounts are through December 31, 2011.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			(Deficiency) Excess of Property
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Bruin Fund, L.P.
(Oakwood Tower and One Lee Park West)(1)	5/12/2008	8/4/2010	$—	$9,150,511	$—	$—	$9,150,511	$10,287,825	$4,479,515	$14,767,340	$(326,644)

Notes to Table V

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.

APPENDIX B:

PRIOR PERFORMANCE TABLES OF TRIPLE NET PROPERTIES, LLC

The information included in this Appendix B with respect to the prior real estate programs sponsored by Triple Net Properties, LLC, or Triple Net, and its affiliates, collectively, Triple Net Group, has been obtained solely from public information filed with the SEC by Triple Net Group which included prior performance information through December 31, 2006. These prior real estate programs are referred to herein as the “Triple Net prior programs.” This information is being provided pursuant to Guide 5, “Preparation of Registration Statements Relating to Interests in Real Estate Limited Partnerships” and solely because Anthony W. Thompson, Chairman of the Board and Chief Executive Officer of TNP Strategic Retail Trust, Inc., was Chairman and Chief Executive Officer of Triple Net from 1998 to 2006. TNP Strategic Retail Trust, Inc. and its management is not affiliated with Triple Net. TNP Strategic Retail Trust, Inc. cannot guarantee the accuracy of the information in this Appendix B.

The following tables provide information relating to real estate investment and notes programs sponsored by Triple Net Group, through December 31, 2006. From inception through December 31, 2006, Triple Net Group served as advisor, sponsor or manager of 165 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 159 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies sponsored by Triple Net, or the Triple Net public programs, include the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties.

The majority of the private real estate programs sponsored by Triple Net Group, or the Triple Net private programs, had as their primary investment objective to preserve investor’s capital investment, realize income through the acquisition, appreciation and sale of interests in real property, make monthly distributions to the investors and profitably sell the real property investment.

The following tables are included herein:

Table III—Annual Operating Results of Prior Programs (Unaudited)

Table IV—Results of Completed Programs (Unaudited)

Triple Net Group presents the data in Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the Triple Net public programs has been prepared and presented by Triple Net Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Triple Net Group presents Table III for all Triple Net private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the Triple Net private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four notes programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other Triple Net private programs (which are generally formed using limited liability companies, or LLCs) are prepared and presented by Triple Net Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these Triple Net private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a Triple Net private program, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Triple Net Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•

The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•

GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•

GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•

GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•

GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PUBLIC PROGRAMS

G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,
	2005(4)	2004	2003	2002	Total
Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	17,000	911,000
Gain on Sale of Marketable Securities	440,000	251,000	—	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	—	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	166,000	(1,487,000)
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	142,000	7,854,000
Interest Expense(1)	2,054,000	1,243,000	293,000	15,000	3,605,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	398,000	—	—	398,000

Net Income (Loss)—GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$26,000	$857,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	(16,000)	14,851,000
Gain on Sale	11,963,000	251,000	—	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	(609,000)	66,871,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(26,101,000)	(800,305,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	35,259,000	806,581,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	8,549,000	73,147,000
Less: Cash Distributions From:
Operating Activities—to Investors	19,023,000	26,335,000	5,285,000	—	50,643,000
Operating Activities—to Minority Interest	674,000	376,000	74,000	—	1,124,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	13,865,000	—	—	170,000	14,035,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	8,379,000	7,345,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$8,379,000	$7,345,000

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,
	2005(4)	2004	2003	2002
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14	$(3.95)
— from recapture	—	—	—	—
Capital Gain (Loss)	27.27	0.67	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12	—
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	31.61	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	43.37	70.54	64.12	—
— Other (Return of Capital)	$31.61	$—	$—	$41.98
Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock—net.	$—	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PUBLIC PROGRAMS

T REIT, INC.

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from January 1, 2005 through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002	Total
Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	191,000	2,466,000	2,614,000	213,000	5,484,000
Interest, Dividends & Other Income	285,000	622,000	181,000	281,000	1,369,000
Gain on Sale of Marketable Securities	126,000	109,000	—	—	235,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	787,000	581,000	1,160,000	1,126,000	3,654,000
Income (Loss) from Discontinued Operations	(272,000)	31,000	1,076,000	1,241,000	2,076,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	1,013,000	1,213,000	792,000	558,000	3,576,000
Interest Expense(1)	44,000	52,000	50,000	10,000	156,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$60,000	$2,544,000	$4,189,000	$2,293,000	$9,086,000

Taxable Income (Loss) From:
Operations	157,000	1,197,000	(1,100,000)	(683,000)	(429,000)
Gain on Sale	614,000	2,545,000	2,547,000	284,000	5,990,000
Cash Generated From (Used By):
Operating Activities	883,000	3,590,000	2,950,000	2,290,000	9,713,000
Investing Activities	249,000	(14,333,000)	2,517,000	(19,279,000)	(30,846,000)
Financing Activities(2)	(120,000)	9,731,000	4,439,000	22,334,000	36,384,000

Cash Generated From (Used By) Operations, Investing & Financing	1,012,000	(1,012,000)	9,906,000	5,345,000	15,251,000
Less: Cash Distributions From:
Operating Activities—to Investors	792,000	3,438,000	2,950,000	2,290,000	9,470,000
Operating Activities—to Minority Interest	91,000	152,000	—	—	243,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	1,118,000	358,000	896,000	573,000	2,945,000

Cash Generated (Deficiency) after Cash Distributions	(989,000)	(4,960,000)	6,060,000	2,482,000	2,593,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(989,000)	$(4,960,000)	$6,060,000	$2,482,000	$2,593,000

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from January 1, 2005 through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.41	$25.85	$(23.52)	$(17.02)
— from recapture	—	—	—	—
Capital Gain (Loss)	13.33	54.97	54.47	7.08
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	17.20	74.25	63.09	57.06
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	24.28	7.73	19.16	14.28
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	17.20	74.25	63.09	57.06
— Other (Return of Capital)	$24.28	$7.73	$19.16	$14.28

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock—net	$—	$—	$—	$19,343,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.

(4)    The program adopted the liquidation basis of accounting as of June 30, 2005 and for all subsequent periods. However, the taxable income numbers are for the period from January 1, 2005 through July 28, 2005, the date the plan of liquidation was formally approved.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PUBLIC PROGRAMS

NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,			Period from June 19, 2003 (Date of Inception) through
	2006	2005	2004	December 31, 2003	Total
Gross Revenues	$3,742,000	$1,262,000	$653,000	$—	$5,657,000
Profit on Sale of Properties	7,056,000	5,802,000	—	—	12,858,000
Interest, Dividends & Other Income	527,000	416,000	86,000	3,000	1,032,000
Gain on Sale of Marketable Securities	134,000	344,000	—	—	478,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,139,000)	2,510,000	(682,000)	(132,000)	557,000
Income (Loss) from Discontinued Operations	(1,314,000)	670,000	(145,000)	—	(789,000)
Less: Operating Expenses	2,599,000	1,203,000	1,084,000	11,000	4,897,000
General and Administrative Expenses	754,000	1,289,000	339,000	7,000	2,389,000
Interest Expense(1)	2,680,000	768,000	638,000	—	4,086,000
Depreciation & Amortization	2,611,000	665,000	286,000	—	3,562,000
Minority Interest	(19,000)	166,000	(133,000)	(31,000)	(17,000)
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$4,876,000

Taxable Income From:
Operations	(1,954,000)	95,000	680,000	231,000	(948,000)
Gain on Sale	5,952,000	3,354,000	—	—	9,306,000
Cash Generated From (Used By):					—
Operating Activities	(4,789,000)	238,000	2,476,000	174,000	(1,901,000)
Investing Activities	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(103,752,000)
Financing Activities	(12,015,000)	70,050,000	52,269,000	12,437,000	122,741,000

Cash Generated From (Used By) Operations, Investing & Financing	(937,000)	5,759,000	9,587,000	2,679,000	17,088,000
Less: Cash Distributions From:
Operating Activities—to Investors	—	—	1,908,000	35,000	1,943,000
Operating Activities—to Minority Interest	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(3),(4)	9,179,000	4,657,000	—	—	13,836,000

Cash Generated (Deficiency) after Cash Distributions	(10,116,000)	864,000	7,271,000	2,625,000	644,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$644,000

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Year Ended December 31,			Period from June 19, 2003 (Date of Inception) through
	2006	2005	2004	December 31, 2003
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—
Capital Gain (Loss)	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	—	—	61.97	10.79
— Other (Return of Capital)	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.
(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.
(3)	Includes cash distributions of $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2006 and 2005, respectively.
(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PUBLIC PROGRAMS

NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from January 1, 2005 through	Year Ended December 31,		Period from May 15, 2002 (Date of Inception) through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total
Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	2,000	130,000
Gain on Sale of Marketable Securities	—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	—	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	(109,000)	540,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	25,000	208,000
Interest Expense(1)	3,000	9,000	—	40,000	52,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss)—GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$(172,000)	$7,263,000

Taxable Income From:
Operations	143,000	732,000	137,000	132,000	1,144,000
Gain on Sale	14,843,000	—	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	698,000	9,200,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(7,959,000)	(34,212,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	11,619,000	49,477,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	4,358,000	24,465,000
Less: Cash Distributions From:
Operating Activities—to Investors	2,726,000	2,027,000	1,693,000	35,000	6,481,000
Operating Activities—to Minority Interest	652,000	957,000	447,000	—	2,056,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(4)	10,330,000	410,000	100,000	—	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	4,323,000	5,088,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$4,323,000	$5,088,000

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Period from January 1, 2005 through	Year Ended December 31,		Period from May 15, 2002 (Date of Inception) through
	August 31, 2005(3)	2004	2003	December 31, 2002
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64	$67.35
— from recapture	—	—	—	—
Capital Gain (Loss)	498.09	—	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—	—
— Operations	91.48	68.02	69.71	17.86
— Other (Return of Capital)	$346.64	$13.76	$4.12	$—

Notes:

(1)	Includes amortization of deferred financing costs.
(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.
(3)

The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

(4)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PRIVATE PROGRAMS

TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	122 TIC Programs	100 TIC Programs	60 TIC Programs	36 TIC Programs	18 TIC Programs	2 TIC Programs
Gross Revenues	$353,999,775	$235,233,264	$142,333,748	$56,337,980	$10,884,051	$311,615
Profit on Sale of Properties	50,355,892	43,545,180	3,365,199	430,126	384,010	—
Less:
Operating Expenses	132,962,673	90,121,252	48,978,673	19,298,613	2,478,639	60,597
General and Administrative Expenses	9,143,262	4,321,152	2,034,752	825,416	171,242	667
Interest Expense	129,424,655	72,621,838	35,325,336	14,787,045	3,698,852	93,874
Depreciation & Amortization

Net Income (Note A)	$132,825,077	$111,714,202	$59,360,186	$21,857,032	$4,919,328	$156,477

Taxable Income (Loss) (Note A)
Cash Generated From:
Operations	$86,703,984	$69,922,878	$55,299,433	$21,468,277	$4,607,180	$156,477
Sales	128,888,158	149,023,359	11,384,836	883,148	312,300	—
Refinancing	2,929,222	7,616,687	819,282	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	218,521,364	226,562,924	67,503,551	22,351,425	4,919,480	156,477
Additional Cash Adjustments	—					—
Less: Monthly Mortgage Principal Repayments	6,014,879	7,372,155	5,389,993	1,820,447	384,765	16,726

Cash Generated From Operations, Sales & Refinancing	212,506,485	219,190,768	62,113,558	20,530,978	4,534,715	139,751
Less: Cash Distributions to Investors From:
Operating Cash Flow	73,814,263	53,006,015	31,274,654	11,476,777	2,347,002	22,395
Sales & Refinancing	132,019,854	141,672,518	12,142,157	771,955	—	—
Other (return of capital) (Note B)	3,831,095	338,295	501,251	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	2,841,273	24,173,941	18,195,496	8,165,027	2,187,713	117,356
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,841,273	$24,173,941	$18,195,496	$8,165,027	$2,187,713	$117,356

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.78	0.34	0.84	0.42	—	—
Sources (on Cash basis)
— Sales and Refinancing	95.81	143.98	20.42	2.78	—	—
— Operations	$53.57	$53.87	$52.60	$41.40	$30.13	$3.31

Note A:

For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:

Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PRIVATE PROGRAMS

AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Triple Net Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	13 Affiliated	14 Affiliated	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Programs	Programs	Program
Gross Revenues	$6,916,777	$11,244,143	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	7,149,318	3,113,871	—	158,777	145,659	—
Less: Operating Expenses	4,206,048	5,592,738	6,699,094	2,815,081	233,660	4,264
General and Administrative Expenses	187,856	181,192	154,620	81,474	12,452	—
Interest Expense	2,093,425	2,743,523	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income (Note A)	$7,578,766	$5,840,561	$7,984,014	$2,370,319	$298,278	$10,298

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$852,077	$2,784,768	$7,669,401	$2,227,233	$179,878	$10,298
Sales	20,674,751	12,910,464	—	334,987	118,459	—
Refinancing	—	(10,403)	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	21,526,828	15,684,829	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	113,815	144,097	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	21,413,013	15,540,732	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	1,287,582	2,785,059	3,965,091	1,229,694	133,559	—
Sales & Refinancing	22,627,577	11,054,797	259,288	292,767	—	—
Other (return of capital)	—	—	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(2,502,146)	1,700,876	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,502,146)	$1,700,876	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	—	—	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	621.11	182.07	4.17	8.93	—	—
— Operations	$35.34	$45.87	$63.81	$37.50	$49.47	$—

Note A:

For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PRIVATE PROGRAMS

TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Triple Net Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
	122	100	60	36	18	2
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs
Gross Revenues	$347,082,998	$223,989,121	$123,833,522	$49,985,826	$10,289,162	$289,525
Profit on Sale of Properties	43,206,574	40,431,309	3,365,199	271,349	238,351	—
Less: Operating Expenses	128,756,625	84,528,514	42,279,579	16,483,532	2,244,979	56,333
General and Administrative Expenses	8,955,406	4,139,960	1,880,132	743,942	158,790	667
Interest Expense	127,331,230	69,878,315	31,662,838	13,542,988	3,502,694	86,346
Depreciation & Amortization

Net Income (Note A)	$125,246,311	$105,873,641	$51,376,172	$19,486,713	$4,621,050	$146,179

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$85,851,907	$67,138,110	$47,630,032	$19,241,044	$4,427,302	$146,179
Sales	108,213,407	136,112,895	11,384,836	548,161	193,841	—
Refinancing	2,929,222	7,627,089	532,216	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	196,994,536	210,878,094	59,547,084	19,789,205	4,621,143	146,179
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	5,901,064	7,228,058	5,284,292	1,786,305	373,923	15,017

Cash Generated From Operations, Sales & Refinancing	191,093,472	203,650,036	54,262,792	18,002,900	4,247,220	131,162
Less: Cash Distributions to Investors From:
Operating Cash Flow	72,526,681	50,220,956	27,309,563	10,247,083	2,213,443	22,395
Sales & Refinancing	109,392,277	130,617,721	11,882,869	479,188	—	—
Other (return of capital) (Note B)	3,831,095	338,295	480,254	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	5,343,419	22,473,064	14,590,106	7,159,410	2,033,777	108,767
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$5,343,419	$22,473,064	$14,590,106	$7,159,410	$2,033,777	$108,767

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.86	0.37	0.90	0.48	—	—
Sources (on Cash basis)
— Sales and Refinancings	81.54	141.47	22.32	1.96	—	—
— Operations	$54.06	$54.39	$51.29	$41.93	$29.44	$3.57

Note A:

For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:

Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PRIVATE PROGRAMS

MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2006. The programs are aggregated, having similar investment objectives for the purpose of acquiring interests in multiple unspecified properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003	2002	2001
Gross Revenues	$2,522,318	$631,180	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	847,861	2,030,172	—	181,367	148,478	—
Less: Operating Expenses	924,806	401,885	980,612	885,929	999,943	62,336
General and Administrative Expenses	81,553	163,504	94,807	138,261	127,893	—
Interest Expense	1,576,853	240,744	558,522	494,086	793,565	68,223
Depreciation & Amortization	—	351,244	636,822	423,758	473,500	35,452

Net Income—Tax Basis	$786,967	$1,503,975	$(235,834)	$142,857	$(92,333)	$(34,951)

Taxable Income From:
Operations	$(60,894)	$(526,197)	$(235,834)	$(38,510)	$(240,811)	$(34,951)
Gain on Sale	847,861	2,030,172	—	181,367	148,478	—
Cash Generated From:
Operations	(60,894)	(174,953)	648,863	412,827	280,598	501
Sales	847,861	7,102,052	—	588,766	208,200	—
Refinancing	—	—	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	786,967	6,927,099	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	52,148	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	786,967	6,874,951	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	—		647,681	180,696	218,578	501
Sales & Refinancing	1,898,534	2,623,375	—	588,766	208,200	—
Other (return of capital)	—	—	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	(1,111,567)	4,251,576	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,111,567)	$4,251,576	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(2.67)	$(47.87)	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture			—	—	—	—
Capital Gain (Loss)	37.19	184.69	—	16.50	13.51	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	—	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	83.28	238.66	—	53.56	18.94	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$58.92	$16.44	$19.88	$0.20

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)

PRIVATE PROGRAMS

NOTES PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives. The notes programs offer units of interest in the companys’ secured and unsecured notes offerings. The programs were formed for the purpose of making loans to affiliates of Triple Net Group. Investors are making loans to the programs. Triple Net Group, as the sole member of the companies, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the note unit holders, not the company. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	2006	2005	2004	2003
	closed	one	one	one
	Notes Program	Notes Program	Notes Program	Notes Program
Gross Revenues	$—	$—	$70,032	$413
Profit on Sale of Properties		—	—	—
Less: Operating Expenses		—	—	—
General and Administrative Expenses		22,751	7,823	82
Interest Expense		43,514	104,488	19,227
Depreciation & Amortization		—	—	—

Net Income	$—	$(66,265)	$(42,279)	$(18,896)

Taxable Income (Loss)
Cash Generated From:
Operations	$—	$(66,265)	$(42,279)	$(18,896)
Sales		—	—	—
Refinancing		—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	—	(66,265)	(42,279)	(18,896)
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments

Cash Generated From Operations, Sales & Refinancing	—	(66,265)	(42,279)	(18,896)
Less: Cash Distributions to Investors From:
Operating Cash Flow		—	—	—
Sales & Refinancing		—	—	—
Other (return of capital)		—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	(66,265)	(42,279)	(18,896)
Less: Special Items (not including Sales & Refinancing)		—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(66,265)	$(42,279)	$(18,896)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$11.00	$11.00	$11.00
— Return of Capital	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—
— Operations	$—	$—	$—	$—

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

PRIVATE PROGRAMS

DECEMBER 31, 2006

Table IV presents the results of completed programs for programs which have sold properties and completed operations during the five years prior to December 31, 2006. The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Tellride Barstow, LLC	Kiwi Assoc, LLC	NNN 2000 Value Fund, LLC	NNN Town & Country, LLC	NNN Bryant Ranch, LLC	NNN Saddleback Financial, LLC	NNN Fund VIII, LLC	Yerington Shopping Center, LLC	NNN Tech Fund III, LLC	NNN Alamosa Plaza, LLC	NNN County Center Drive, LLC
Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$5,000,000	$3,865,800	$8,000,000	$1,625,000	$3,698,750	$6,650,000	$3,125,000
Number of Properties Purchased	1	1	7	1	1	1	3	1	3	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	26.58	34.78	71.23	—	11.83	125.22	54.24	—	13.82	—
Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	1,206.17	1,384.96	1,305.19	1,132.76	1,293.88	1,266.59	1,206.37
— Refinancing	—	—	195.48	68.33	—	—	—	—	—	—	—
— Operations	$401.16	$175.12	$155.63	268.98	184.74	181.08	129.11	496.14	446.45	210.94	247.48

Note: A

There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(1)	The investors received a note from buyer as distributed proceeds from the sale.

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	Truckee River Office Tower, LLC	NNN North Reno LLC	(1) NNN Rocky Mountain Exchange, LLC	NNN Jefferson Square, LLC	NNN City Center West A, LLC	NNN LV 1900 Aerojet Way LLC	NNN Park Sahara, LLC	NNN 801 K Street, LLC	NNN Timberhills, LLC	NNN Springtown Mall, LLC
Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,237,803	$2,000,000	$4,953,000	$29,600,000	$3,695,375	$2,550,000
Number of Properties Purchased	1	1	1	2	1	1	5	1	1	1
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	24.79	—	13.68	—	35.18	—	—	—
Sources (on Cash basis)
— Sales	953.00	1,758.24	829.87	1,308.76	1,300.67	1,123.45	1,102.58	1,124.72	1,387.80	1,206.35
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	619.55	323.12	187.30	189.41	262.83	319.50	128.07	113.57	305.43	439.16

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	NNN Emerald Plaza, LLC	NNN Kahana Gateway, LLC	NNN Exchange Fund III, LLC	NNN PCP 1, LLC	NNN 1851 E 1st Street, LLC	NNN Reno Trademark, LLC	NNN Oakey Building 2003, LLC	NNN City Center West B, LLC	NNN Amber Oaks III, LLC	NNN Titan Building and Plaza, LLC
Dollar Amount Raised	$42,800,000	$8,140,000	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,219,808
Number of Properties Purchased	1	3	1	6	1	1	1	1	1	1
Date of Closing of Offering	5-Jan-05	6-Mar-03	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02
Date of First Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Date of Final Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	14.36	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	1,203.34	1,638.63	427.98	1,016.63	1,262.45	1,256.62	1,343.87	1,882.87	1,622.67	1,582.58
— Refinancing	—	—	—	—	—	283.64	—	—	—	—
— Operations	92.28	252.29	231.59	283.85	238.01	361.45	136.48	306.07	190.19	589.44

The information contained in this table has been obtained solely from public information of Triple Net and its affiliates filed with the SEC. TNP Strategic Retail Trust, Inc. and its affiliates cannot guarantee the accuracy of the information in this table.

	NNN Las Cimas II and III, LLC	NNN 901 Corporate Center, LLC	NNN Sacramento Corporate, LLC	NNN 2004 Notes Program, LLC	NNN 2005 Notes Program, LLC	NNN 2006 Notes Program, LLC	Program Totals
Dollar Amount Raised	$32,250,000	$6,292,125	$12,000,000	$5,000,000		$1,044,881	$285,224,444
Number of Properties Purchased	2	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	9-Dec-04	3-Oct-03	21-May-01	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Date of Final Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	66.00	33.00	30.00
— Return of Capital	—	10.89	—	—	—	—
Sources (on Cash basis)
— Sales	1,328.68	1,190.72	1,396.11	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	199.70	172.94	405.69	—	—	—

APPENDIX C:

FORM OF SUBSCRIPTION AGREEMENT

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED , 2012

Any persons desiring to subscribe for shares of common stock (the "shares") in TNP Strategic Retail Trust, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that precedes these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN TNP STRATEGIC RETAIL TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(1) INVESTMENT

A minimum initial investment of $1,000 (100 shares) is required. **A check for the full purchase price of the shares subscribed for should be made payable to the order of "TNP Strategic Retail Trust, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special financial suitability standards as set forth in the Prospectus.)

All additional investments in the Company must be in increments of $100 (10 shares), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum amounts, and purchases of shares pursuant to the distribution reinvestment plan, which may be in lesser amounts. If additional investments in the Company are made, you will need to complete a subsequent purchase form with the exact name in which the original purchase was made. The investor agrees to notify the Company and the Broker-Dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time there is a material change in his or her financial condition or he/she is unable to make any of the representations or warranties set forth in the Prospectus or the Subscription Agreement. The Investor acknowledges that the Broker-Dealer named on the Subscription Agreement/Signature Page may receive a selling commission not to exceed 7.00% of any such additional investments in the Company.

(2-3) NON-CUSTODIAL OWNERSHIP & CUSTODIAL OWNERSHIP

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out Section 7 – Transfer on Death (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter FBO followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b). Enter the home telephone, business telephone, date of birth of investor (required) and joint investor, if applicable or date of incorporation.

(4)d Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor must submit an original of the appropriate W-8 Form (W-8BEN, W8-ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor is an employee of Thompson National Properties, LLC, TNP Strategic Retail Trust Advisor, LLC, TNP Securities, LLC, or an affiliate or a Board Member of the Company.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

(continued on next page)

PAGE 1 OF 6

UPDATED 0412

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED , 2012

Any persons desiring to subscribe for shares of common stock (the "shares") in TNP Strategic Retail Trust, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that precedes these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN TNP STRATEGIC RETAIL TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(5) DISTRIBUTION OPTIONS *Continued*

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize TNP Strategic Retail Trust, Inc. (the Company) to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.

(7) TRANSFER ON DEATH BENEFICIARY INFORMATION

- A transfer on death (TOD) designation is not required.
- TOD designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that TNP Strategic Retail Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the TOD beneficiary(ies) has (have) no present interest in, or authority over, the TOD account
- A TOD designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as JTWROS
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a TOD for accounts registered to a natural person.
- A TOD designation made by JTWROS does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the TOD designation at any time
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a beneficiary unless a guardian is appointed until the age of majority
- A TOD designation and all rights related thereto shall be governed by the laws of the State of Maryland
- A TOD designation may be voided at any time by TNP Strategic Retail Trust, Inc. in its sole discretion, if there is any doubt as to the validity or effectiveness of TOD a designation
- Investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Act are ineligible.

(8) SUBSTITUTE FORM W-9

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

(continued on next page)

PAGE 2 OF 6

UPDATED 0412

TNP Strategic Retail Trust, Inc.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED , 2012

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, **PLEASE CALL INVESTOR SERVICES (949) 833-8252**

(1) INVESTMENT

☐ **Initial Investment** ☐ **Additional Investment** (subscription agreement or subsequent form must be completed) ☐ **Reduced Commission @ $** ____ **per share** (Reduced Commission Form must be attached)

Please make investment check payable to:
"TNP Strategic Retail Trust, Inc."

NUMBER OF SHARES ____ x $10.00 = TOTAL INVESTED ____

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** — Investor signature required & initial
☐ **Joint Tenants with Right of Survivorship** — All parties must sign & initial
☐ **Tenants in Common** — All parties must sign & initial
☐ **Community Property** — All parties must sign & initial
☐ **Pension or Profit Sharing Plan** — Trustee or custodian signature required
☐ **Trust** — Trustee or Grantor signature(s) required ____ DATE ESTABLISHED
 ☐ Currently Revocable
 ☐ Irrevocable
☐ **Company or Corporation** — Authorized signature required
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** — Custodian signature required
☐ **Partnership** — Authorized signature required
☐ **Other:** ____ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____ (Type) ☐ **Qualified Pension or Profit Sharing Plan** ☐ **Non-Qualified Custodial Account** ☐ **Other:** ____ Specify

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

( ) -

BUSINESS PHONE

SECTION (3)a

CUSTODIAN TAX ID # CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION

SECTION (4)a ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

NAME OF JOINT INVESTOR

SECTION (4)b

STREET ADDRESS **(REQUIRED)** *NO P.O. BOX*

CITY STATE ZIP CODE

SECTION (4)c

ALTERNATE ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

( ) - ( ) -

HOME PHONE# **(REQUIRED)** BUSINESS PHONE# E-MAIL ADDRESS

/ / / /

INVESTOR DATE OF BIRTH (MM-DD-YYYY) (REQUIRED) JOINT INVESTOR DATE OF BIRTH **(MM-DD-YYYY)**

SECTION (4)d

INVESTOR SSN# (REQUIRED) JOINT INVESTOR SSN# INVESTOR TAX ID#

SECTION (4)e Please indicate Citizenship Status **(REQUIRED)**

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

*If non-resident alien, investor must submit the appropriate W-8 form (**W-8BEN, W8-ECI, W-8EXP or W-8IMY**) in order to make an investment.

(continued on next page)

PAGE 3 OF 6

UPDATED 0412

(5) DISTRIBUTION OPTIONS

MUST ENCLOSE A VOIDED CHECK

- ☐ Mail to Street Address (4b)
- ☐ Distribution Reinvestment Plan
  Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
- ☐ Distributions Directed to:
- ☐ Mail to Alternate Address (4c)
- ☐ Via Electronic Deposit (ACH)
  Complete information below. See ACH Language in Section 5 of the instructions.
  - ☐ Checking (must enclose voided check)
  - ☐ Savings (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# (FOR ACH ONLY) | ACCOUNT#

Distributions for custodial accounts will be sent to the custodian.

INITIALS INITIALS **(A)** **All investors acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final Prospectus of** the company relating to the shares, wherein the terms and conditions of **the offering of the shares are described, including among other things, the** restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) understand that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act, and depositing of funds.

INITIALS INITIALS **(C)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(D)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify TNP Strategic Retail Trust, Inc. **and its affiliates, and to hold them harmless from and against all liabilities** as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation **administered by the U.S. Treasury Department's Office of Foreign Asset** Control.

INITIALS INITIALS **(F)** I (we) acknowledge that if the investor name used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

INITIALS INITIALS **(G)** I (we) represent that I (we) either: (1) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (2) a net worth of at least (as described above) $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income.

INITIALS INITIALS **(H)** If I am an **Alabama** resident, I have a liquid net worth of at least 10 times my investment in TNP Strategic Retail Trust, Inc. and other similar programs.

INITIALS INITIALS **(I)** If I am a **California** resident, I have either (1) a minimum net worth of at least $70,000 (excluding the value of my home, furnishings and automobiles) and an annual gross income of at least $70,000, or (2) a minimum net worth of at least $250,000 (excluding the value of my home, furnishings and automobiles). In addition, this investment does not represent more than 10% of my liquid net worth.

INITIALS INITIALS **(J)** If I am a **Iowa** or **Nebraska** resident, I have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (2) a net worth of at least $350,000 (exclusive of home, auto and furnishings). In addition, my total investment in TNP Strategic Retail Trust, Inc. or its affiliates does not exceed 10% of my net worth (exclusive of home, auto and furnishings).

INITIALS INITIALS **(L)** If I am a **Kentucky** resident, my aggregate investment in TNP Strategic Retail Trust, Inc. does not exceed 10% of my net worth.

INITIALS INITIALS **(N)** If I am a **Michigan** resident, my maximum investment in TNP Strategic Retail Trust, Inc. cannot exceed 10% of my net worth.

INITIALS INITIALS **(O)** If I am an **Ohio** resident, my investment in TNP Strategic Retail Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth. Additionally, I acknowledge that residents of the State of Ohio are not eligible to participate in the TNP Strategic Retail Trust, Inc. automatic investment plan.

INITIALS INITIALS **(P)** If I am a **Pennsylvania**, **Oregon** or **Tennessee** resident, I may not invest more than 10% of my net worth, calculated exclusive of home, home furnishings, and automobiles.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I hereby certify (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 4(e).

Each investor must separately sign and initial each representation made in the subscription agreement. **Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

You will receive a confirmation of your purchase subject to acceptance by the Company, within 30 days from the date your subscription is received.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

X

SIGNATURE OF INVESTOR

/ /

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR (if applicable)

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED WITH A MEDALLION STAMP BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN

(**TNP STRATEGIC RETAIL TRUST, INC.** AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

(continued on next page)

PAGE 4 OF 6

UPDATED 0412

SUBMIT SUBSCRIPTION

Mail the executed Subscription Agreement and check (make payable to "TNP Strategic Retail Trust, Inc.") to:

Attn: Subscription
Telephone: (949) 833-8252

Funds may be wired to:

Key Bank
127 Public Square, 7th Floor
Cleveland, OH 44114

Wire Instructions:
Routing/ABA Number: 307070267
Account Name:
TNP Strategic Retail Trust, Inc.
Account Number: 769681041091

Faxed or e-versions of the documents are initially preferred to expedite processing. You may forward documents to the Company's fax number (949) 732-9210 or e-mail address subscriptions@tnpre.com.

NOTICE TO STOCKHOLDERS

The shares of the common stock of TNP Strategic Retail Trust, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 949-833-8252.

Please Note: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

(7) TRANSFER ON DEATH BENEFICIARY INFORMATION

For Individual or Joint Accounts Only

NAME

SSN# / TAX ID　　PRIMARY　　%

NAME

SSN# / TAX ID　　PRIMARY　　%

☐ U.S. Citizen　☐ Resident Alien　☐ Non-Resident Alien

(8) SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

X
SIGNATURE OF INVESTOR

X
PRINT NAME　　DATE　/　/

X
SIGNATURE OF JOINT OWNER, IF APPLICABLE

X
PRINT NAME　　DATE　/　/

SUBSCRIPTION ACCEPTED

TNP Strategic Retail Trust, Inc.

By: Thompson National Properties, LLC
Its: Managing Member

By: ____________　Date: ________

Name: ____________

Its:

(continued on next page)

PAGE 5 OF 6

UPDATED 0412

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 9. Please complete all BROKER-DEALER information contained in Section 9 including suitability certification (state of sale).

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she (i) has reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for its own account and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attests that the Registered Representative and the Broker-Dealer are subject to the USA Patriot Act. In accordance with Section 326 of the USA Patriot Act, the Registered Representative and the Broker-Dealer have performed know your customer review of each investor who signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

(9) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

( ) - | ( ) -

BUSINESS PHONE# **(REQUIRED)** | FAX PHONE#

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

( ) - | ( ) -

TELEPHONE PHONE# **(REQUIRED)** | FAX PHONE# | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

STATE OF SALE

(REQUIRED)

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE OF SALE

(REQUIRED)

X X | / /

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X | / /

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 6 OF 6

UPDATED 0412

TNP Strategic Retail Trust, Inc.

OPTIONAL
ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

This form may be used by any current stockholder in TNP Strategic Retail Trust (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the TNP Strategic Retail Trust, Inc. Subscription Agreement / Signature Page.

(A) INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

(1) This subscription is in the amount of $ ______ , ______ (Minimum $100)

(2) Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

WIRE INSTRUCTIONS:
Key Bank
127 Public Square, 7th Floor
Cleveland, OH 44114

Routing/ABA Number: **307070267**
Account Name: **TNP Strategic Retail Trust, Inc.**
Account Number: **769681041091**

(B) INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: "TNP Strategic Retail Trust, Inc.")

Stockholder ☐ Mr. ☐ Mrs. ☐ Ms.

NAME

MAILING ADDRESS

CITY STATE ZIP CODE

( ) - ( ) -

PHONE BUSINESS PHONE EMAIL ADDRESS

- - / /

SOCIAL SECURITY OR TAXPAYER ID# DATE OF BIRTH **(MM-DD-YYYY)**

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP CODE

(C) INVESTOR(S) SIGNATURES

Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed, and submitted subscription agreement. Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final Prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (1) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (2) a net worth of at least (as described above) $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income.

INITIALS INITIALS **(C)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(D)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(E)** If I am a **California** resident, I have either (1) a minimum net worth of at least $70,000 (excluding the value of my home, furnishings and automobiles) and an annual gross income of at least $70,000, or (2) a minimum net worth of at least $250,000 (excluding the value of my home, furnishings and automobiles). In addition, this investment does not represent more than 10% of my liquid net worth.

INITIALS INITIALS **(G)** If I am a **Kentucky** resident, my aggregate investment in TNP Strategic Retail Trust, Inc. does not exceed 10% of my net worth.

INITIALS INITIALS **(H)** If I am a **Michigan** resident, my maximum investment in TNP Strategic Retail Trust, Inc. cannot exceed 10% of my net worth.

INITIALS INITIALS **(I)** If I am a **Pennsylvania, Oregon** or **Tennessee** resident, I may not invest more than 10% of my net worth, calculated exclusive of home, home furnishings, and automobiles.

INITIALS INITIALS **(J)** If I am an **Alabama** resident, I have a liquid net worth of at least 10 times my investment in TNP Strategic Retail Trust, Inc. and other similar programs.

INITIALS INITIALS **(K)** If I am a **Iowa** or **Nebraska** resident, I have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (2) a net worth of at least $350,000 (exclusive of home, auto and furnishings). In addition, my total investment in TNP Strategic Retail Trust, Inc. or its affiliates does not exceed 10% of my net worth (exclusive of home, auto and furnishings).

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ______ / /

SIGNATURE OF INVESTOR DATE **(REQUIRED)**

X ______

SIGNATURE OF JOINT INVESTOR (if applicable) AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(TNP STRATEGIC RETAIL TRUST, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED OR NON-QUALIFIED PLAN CUSTODIANS)

REV. 0412 PAGE 1

TNP Strategic Retail Trust, Inc.

OPTIONAL

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

PROGRAM BOOK NUMBER

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY

STATE

ZIP CODE

( ) -

BUSINESS PHONE **(REQUIRED)**

( ) -

FAX #

REGISTERED REPRESENTATIVE / RIA INFORMATION

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)**

REPRESENTATIVE #

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY

STATE

ZIP CODE

( ) -

BUSINESS PHONE **(REQUIRED)**

( ) -

FAX #

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker- dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

STATE OF SALE

(REQUIRED)

I hereby certify that I hold a Series 7 or FINRA license and I am registered in the following state in which this sale was completed.

STATE OF SALE

(REQUIRED)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

/ /

DATE

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

/ /

DATE

Questions regarding your account should be directed to the Investor Services Department at: (949) 833-8252

Mail to:

Attn: Subscription

REV. 0412

PAGE 2

APPENDIX D:

DISTRIBUTION REINVESTMENT PLAN

EFFECTIVE AS OF AUGUST 7, 2009

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, if at any time there is a material change in the Participant’s financial condition or the Participant is unable to make any of the representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

D-1

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 30 days written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

D-2

TNP STRATEGIC RETAIL TRUST, INC.

UP TO $900,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing for have been estimated.

Amount
SEC registration fee		$0
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Marketing, sales and advertising expenses	$	*
Blue Sky fees and expenses	$	*
Printing and postage expenses	$	*
Technology Expenses	$	*
Investor relations expenses and administration fees	$	*
Bona fide due diligence expense reimbursements	$	*
Total	$	*

* To be filed by amendment

Item 32.	Sales to Special Parties.

Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates may, at their option, purchase shares offered hereby at the public offering price, net of the selling commissions and the dealer manager fee, or a purchase price of $9.00 per share, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. Additionally, our dealer manager has agreed to sell up to 5.0% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals. In each case, the amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions and the dealer manager fee payable in connection with such sales.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (l) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay service fees or other denominated fees on an annual basis to the registered investment advisor or other financial advisor or the company that sponsors the wrap account.

Item 33.	Recent Sales of Unregistered Securities.

On October 16, 2008 we issued 22,222 shares of common stock at $9.00 per share to Thompson National Properties, LLC, our sponsor, in exchange for $200,000 in cash. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Thompson National Properties, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On October 23, 2008 our operating partnership issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to TNP Strategic Retail OP Holdings, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of these issuances. We, our advisor and TNP Strategic Retail OP Holdings, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

On November 12, 2009, we granted 5,000 shares of restricted stock to each of our three independent directors pursuant to our amended and restated independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the independent directors’ shares of restricted stock become non-forfeitable on the date of grant and one-third will become non-forfeitable on each of the first two anniversaries of the date of grant.

On July 22, 2010, we granted 2,500 shares of restricted stock to each of our independent directors pursuant to our amended and restated independent directors compensation plan in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the independent directors’ shares of restricted stock become non-forfeitable on the date of grant and one third will become non-forfeitable on each of the first two anniversaries of the date of grant.

On June 9, 2011 we granted, pursuant to our amended and restated independent directors compensation plan, (1) 2,500 shares of restricted stock each to two of our independent directors in connection with their reelection to our board of directors and (2) 5,000 shares of restricted stock to one of our independent director in connection with his initial election to our board of directors. The shares of restricted stock were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the shares of restricted stock became non-forfeitable on the date of grant and an additional one third will become non-forfeitable on each of the first two anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Pursuant to our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. The Maryland General Corporation Law, or the MGCL, requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity and permits directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established: (1) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met: (1) our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (2) our directors and our advisor or its affiliates were acting on our behalf or performing services for us; (3) in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct; (4) in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and (5) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we may not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Index to Financial Statements

The following financial statements and schedule of the Registrant are incorporated into this registration statement by reference.

•

The consolidated balance sheets of TNP Strategic Retail Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for the years ended December 31, 2011 and 2010 and financial statement schedule III as of December 31, 2011, included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012.

•

The condensed consolidated unaudited financial statements of TNP Strategic Retail Trust, Inc. in the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 15, 2012.

•

The financial statements for Moreno Marketplace and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 3, 2010;

•

The financial statements for the Waianae Mall and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 20, 2010;

•

The financial statements for the Northgate Property and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 21, 2010, as amended by the pro forma financial statements included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 12, 2010;

•

The financial statements for the San Jacinto Property and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on October 27, 2010;

•

The financial statements for the Craig Promenade and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on June 15, 2011;

•

The financial statements for Pinehurst Square East and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 12, 2011;

•

The financial statements for Topaz Marketplace and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on December 9, 2011;

•

The financial statements for Osceola Village and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on December 27, 2011;

•

The financial statements for the Constitution Trail Centre and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 6, 2012;

•

The financial statements for Osceola Village and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 12, 2012;

•

The financial statements for Cochran Bypass and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2012;

•

The financial statements for Summit Point and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 8, 2012; and

•

The financial statements for Morningside Marketplace and the related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 26, 2012.

(b) Exhibits:

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

SPONSORED BY THOMPSON NATIONAL PROPERTIES, LLC

(UNAUDITED)

This Table VI presents summary information on properties acquired in the most recent three years by prior real estate programs sponsored by Thompson National Properties, LLC having similar or identical investment objectives to those of TNP Strategic Retail Trust, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2011.

Property	Ownership	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing At Purchase	Cash Down Payment	Contract Price & Acquisition Fee		Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price
Oakwood Tower & One Lee Park	Bruin Fund, L.P.	Dallas, TX	Office	78,000/47,780 and 71,491/47,591 (rsf)	5/12/08	$8,760,375	$3,828,375	$12,761,142		—	$52,232	$12,813,375
2747 Paradise Road	TNP Vulture Fund VIII, LLC	Las Vegas, NV	Condominium	1 unit/2,050 sf	9/17/08	—	$625,000	$625,000	(1)	—	$1,565	$626,565
1781 Sidewinder Dr.	TNP Vulture Fund VIII, LLC	Park City, UT	Retail/Office	5 units/15,044 sf	9/4/08	$1,675,170	$1,374,830	$3,141,500		—	$35,949	$3,177,449
302 E. Carson	TNP Vulture Fund VIII, LLC	Las Vegas, NV	Office	21 units/159,956 sf	10/3/08	$12,574,095	$9,327,151	$21,500,000	(2)	566,857	$403,902	$22,470,759
VF Danzler	TNP Vulture Fund VIII, LLC	Duncan, SC	Land	+/-32.27 acres	10/3/08	$700,000	—	$643,750	(3)	75,000	$12,652	$731,402
Kodak Building	TNP 6700 Santa Monica Blvd., DST I	Los Angeles, CA	Office	+/-2.97 acres	12/24/08	$22,367,000	$9,450,496	$31,444,000	(4)	$881,362	$572,932	$32,898,294
Arville	2008 Participating Notes Program, LLC	Las Vegas, NV	Industrial	43 units/160,797 sf	1/21/09	$11,179,800	$1,242,200	$12,794,660	(5)	14,534	41,693	$12,850,889
The Millenium - Towne Center	Thompson/ Morgan Baton Rouge I, DST	Baton Rouge, LA	Multifamily	+/-10.48 acres; 276 units/ 285,228 sf	6/10/2009	$25,560,000	16,160,772	$39,750,000	(6)	2,788,003	—	$42,538,003
Turnberry #1001	2008 Participating Notes Program, LLC	Las Vegas, NV	Condominium	1 unit/2,805 sf	11/13/09	—	$500,888	$515,915	(7)	4,667	—	$520,582
Turnberry #3205	2008 Participating Notes Program, LLC	Las Vegas, NV	Condominium	1 unit/1,556 sf	12/4/09	—	$415,000	$427,450	(8)	3,824	—	$431,274
Irving Square	TNP Irving Square, DST	Irving, TX	Retail	2 units/35,375 sf	5/3/2010	—	4,167,313	4,300,000		18,727	—	4,318,727
121 S. Martin Luther King Blvd	TNP 121 S. Martin Luther King Blvd., DST	Las Vegas, NV	Office	1 unit/63,365 sf	7/12/2010	6,100,000	2,619,999	12,385,955		456,123	—	12,842,078
Titan Plaza Building	TNP Titan Plaza Fund, LLC	San Antonio, TX	Office	34 units/131,619 sf	9/30/2010	3,000,000	3,521,934	6,317,837	(9)	341,934	—	6,659,771
Ladera Palms	Thompson/ Post Ladera Palms, DST	Fort Worth, TX	Multi-family	784 units/ 661,104 sf	1/20/2011	14,050,000	5,916,109	16,324,000	(10)	2,086,129	2,479,980	20,890,109
Regal Crossing	Thompson/ Post Regal Crossing, DST	Dallas, TX	Multi-family	384 units/ 319,976 sf	6/3/2011	7,250,000	3,352,223	10,600,000	(11)	602,223	—	11,202,223
1265 NW Waterhouse	TNP 1265 NW Waterhouse Ave, DST	Beaverton, OR	Office	1 unit/45,172 sf	7/14/2011	6,500,000	6,856,978	13,499,920	(12)	356,978	—	13,856,898
Canyons @ W. 45th Street	Thompson/ Post Canyons At West 45th Ave, DST	Amarillo, TX	Multi-family	328 units/ 291,968 sf	12/16/2011	10,270,000	6,347,414	16,800,000	(13)	617,414	—	17,417,414

Notes to Table VI

(1)	An acquisition fee of $18,750 was not paid as of 12/31/10 and is not included in total.
(2)	An acquisition fee of $645,000 has not been paid as of 12/31/10 and is not included in total.
(3)	An acquisition fee totaling $31,250, of which $18,750 was paid as of 12/31/10 and is included in total and the remaining balance of $12,500 was not paid as of 12/31/10 and is not included in total.
(4)	An acquisition fee of $565,980 has not been paid as of 12/31/10 and is not included in total.
(5)	An acquisition fee of $372,660 was paid as of 12/31/10 and is included in total.
(6)	An acquisition fee of $1,192,500 has not been paid as of 12/31/10 and is not included in total.
(7)	An acquisition fee of $15,027 was paid as of 12/31/10 and is included in total.
(8)	An acquisition fee of $12,450 has been paid as of 12/31/10 and is included in total.
(9)	An acquisition fee of $247,200 total; $137,837 was paid to P-Notes and $109,363 was not paid as of 12/31/10 and is not included in total.
(10)	An acquisition fee of $924,000 has been noted as of 12/31/11 and is included in total.
(11)	An acquisition fee of $600,000 has been noted as of 12/31/11 and is included in total.
(12)	An acquisition fee of $499,920 has been noted as of 12/31/11 and is included in total.
(13)	An acquisition fee of $800,000 has been noted as of 12/31/11 and is included in total.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11, as amended, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 15, 2012.

TNP Strategic Retail Trust, Inc.

By:	/s/ ANTHONY W. THOMPSON
	Name:	Anthony W. Thompson
	Title:	Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of TNP Strategic Retail Trust, Inc., and each of us, do hereby constitute and appoint Anthony W. Thompson our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable TNP Strategic Retail Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on June 15, 2012.

Signature	Title

/s/ ANTHONY W. THOMPSON Anthony W. Thompson	Chief Executive Officer, President and Chairman of the Board (principal executive officer)

/s/ JAMES R. WOLFORD James R. Wolford	Chief Financial Officer Treasurer, Secretary and Director (principal financial officer and accounting officer)

/s/ PETER K. KOMPANIEZ Peter K. Kompaniez	Director

/s/ PHILLIP I. LEVIN Phillip I. Levin	Director

/s/ JEFFREY S. ROGERS Jeffrey S. Rogers	Director

EXHIBIT INDEX

Exhibit Number	Description
*1.1	Form of Dealer Manager Agreement

*1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1	Articles of Amendment and Restatement of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, filed July 10, 2009, Commission File No. 333-154975 (“Pre-Effective Amendment No. 5”)))

3.2	Bylaws of TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed November 4, 2008, Commission File No. 333-154975)

4.1	Form of Subscription Agreement (included as Appendix C to the Prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix D to the Prospectus)

5.1	Form of Opinion of Venable LLP as to the legality of the securities being registered

8.1	Form of Opinion of Alston & Bird LLP regarding certain federal income tax considerations

10.1	Amended and Restated Advisory Agreement, dated August 7, 2010, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC (incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, filed September 2, 2010, Commission File No. 333-154975 (“Post-Effective Amendment No. 4”))

10.2	Amendment No. 1 to Amended and Restated Advisory Agreement, dated August 7, 2011 and effective as of August 7, 2011, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 9, 2011)

10.3	Amendment No. 2 to Amended and Restated Advisory Agreement, dated as of January 12, 2012 and effective as of January 1, 2012, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 13, 2012)

10.4	Limited Partnership Agreement of TNP Strategic Retail Operating Partnership, LP, dated December 31, 2008, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Advisor, LLC and TNP Strategic Retail OP Holdings, LLC (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed May 11, 2009, Commission File No. 333-154975)

10.5	TNP Strategic Retail Trust, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 5)

10.6	TNP Strategic Retail Trust, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 5)

10.7	Purchase and Sale Agreement Regarding Moreno Marketplace Shopping Center, dated September 22, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 24, 2009 (the “November 24 Form 8-K”))

10.8	Assignment of Purchase and Sale Agreement, dated October 21, 2009 (incorporated by reference to Exhibit 10.2 to the November 24 Form 8-K)

10.9	Assignment of Purchase and Sale Agreement, dated November 19, 2009 (incorporated by reference to Exhibit 10.3 to the November 24 Form 8-K)

10.10	Subordinated Convertible Promissory Note of TNP SRT Moreno Marketplace, LLC, dated November 18, 2009, in favor of Moreno Retail Partners, LLC (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1)

10.11	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 1)

10.12	Agreement for Purchase and Sale and Joint Escrow Instructions, dated July 13, 2009, by and between West Oahu Mall Associates, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K, filed on March 31, 2010 (the “2009 Form 10-K”))

10.13	Assignment and Assumption Agreement, dated December 14, 2009, by and between TNP Acquisitions, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.23 to the 2009 Form 10-K)

10.14	First Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 22, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.24 to the 2009 Form 10-K)

10.15	Second Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 13, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.25 to the 2009 Form 10-K)

10.16	Third Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 31, 2009, by and among West Oahu Mall Associates, LLC, TNP Acquisitions, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.26 to the 2009 Form 10-K)

10.17	Tenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated March 15, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.27 to the 2009 Form 10-K)

10.18	Twelfth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated April 27, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11, filed June 3, 2010 (Commission File No. 333-154975))

10.19	Thirteenth Amendment of Agreement of Purchase and Sale and Joint Escrow Instructions, dated June 2, 2010, by and among West Oahu Mall Associates, LLC, TNP SRT Waianae Mall, LLC and Title Guaranty Escrow Services, Inc. (incorporated by reference to Exhibit 10.3 to the Form 10-Q for the period ended June 30, 2010, filed August 16, 2010 (the “June 30 Form 10-Q”))

10.20	Property and Asset Management Agreement, dated June 4, 2010, by and between TNP SRT Waianae Mall, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)

10.21	Loan Agreement, dated September 19, 2005, by and between West Oahu Mall Associates, LLC and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)

10.22	Note and Mortgage Assumption Agreement, dated June 4, 2010, by and among Bank of America, N.A., West Oahu Mall Associates, LLC and TNP SRT Waianae Mall, LLC (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)

10.23	Guaranty of Recourse Obligations, dated as of September 19, 2005, by and between Joseph Daneshgar and IXIS Real Estate Capital, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)

10.24	Joinder By and Agreement of New Indemnitor, dated June 4, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., TNP Property Manager, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)

10.25	Reimbursement and Fee Agreement, dated June 9, 2010, by and between TNP Strategic Retail Trust, Inc., TNP SRT Waianae Mall, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)

10.26	Real Estate Purchase Agreement and Escrow Instructions, dated April 6, 2010, by and between TNP Acquisitions, LLC and Crestline Investments, LLC (incorporated by reference to Exhibit 10.11 to the June 30 Form 10-Q)

10.27	First Amendment to Real Estate Purchase Agreement and Escrow Instructions, dated May 5, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.12 to the June 30 Form 10-Q)

10.28	Second Amendment to Real Estate Purchase Agreement and Escrow Instruction, dated May 21, 2010, by and between Crestline Investments, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.13 to the June 30 Form 10-Q)

10.29	Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions, dated June 11, 2010, by and between TNP Acquisitions, LLC and TNP SRT Northgate Plaza Tucson, LLC (incorporated by reference to Exhibit 10.14 to the June 30 Form 10-Q)

10.30	Assumption and Second Modification Agreement, dated July 6, 2010, by and among Crestline Investments, L.L.C., TNP SRT Northgate Plaza Tucson Holdings, LLC and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 4)

10.31	Promissory Note, dated July 10, 2002, by and between Crestline Investments, L.L.C. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 4)

10.32	Guaranty, dated July 6, 2010, by and between TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 4)

10.33	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 10, 2002, by and among Crestline Investments, L.L.C., Fidelity National Title Agency, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 4)

10.34	Environmental Indemnity Agreement, dated July 6, 2010, by and among TNP SRT Northgate Plaza Tucson Holdings, LLC, TNP Strategic Retail Trust, Inc. and Thrivent Financial For Lutherans (incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 4)

10.35	Agreement of Purchase and Sale and Joint Escrow Instructions, dated July 9, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 4)

10.36	Conditional Reinstatement and First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 4, 2010, by and between Quality Properties Asset Management Company and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 4)

10.37	Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions, dated August 9, 2010, by and between TNP Acquisitions, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 4)

10.38	Property Management Agreement, dated August 11, 2010, by and between TNP SRT San Jacinto, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 4)

10.39	Revolving Credit Agreement, dated as of December 17, 2010, among TNP SRT Secured Holdings, LLC and the affiliated entitles named therein, KeyBank National Association and KeyBanc Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 21, 2010 (the “December 21 Form 8-K”))

10.40	Revolving Credit Note, dated December 17, 2010, issued by TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the December 21 Form 8-K)

10.41	Guaranty Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP Strategic Retail Trust, Inc., Thompson National Properties, LLC, AWT Family Limited Partnership and Anthony W. Thompson (incorporated by reference to Exhibit 10.3 to the December 21 Form 8-K)

10.42	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.4 to the December 21 Form 8-K)

10.43	Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the December 21 Form 8-K)

10.44	Pledge and Security Agreement, dated as of December 17, 2010, by and among TNP Strategic Retail Operating Partnership, LP, TNP SRT Northgate Plaza Tucson Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the December 21 Form 8-K)

10.45	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT San Jacinto, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.7 to the December 21 Form 8-K)

10.46	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 17, 2010, by and among TNP SRT Moreno Marketplace, LLC, First American Title Insurance Company and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the December 21 Form 8-K)

10.47	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT Moreno Marketplace, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT San Jacinto, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.9 to the December 21 Form 8-K)

10.48	Environmental and Hazardous Substances Indemnity Agreement, dated as of December 17, 2010, by TNP SRT San Jacinto, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, LP, TNP SRT Moreno Marketplace, LLC, TNP Strategic Retail Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the December 21 Form 8-K)

10.49	Cash Collateral Pledge and Security Agreement, dated as of December 17, 2010, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.11 to the December 21 Form 8-K)

10.50	Subordination Agreement, dated as of December 17, 2010, by and among TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC, TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC and TNP SRT San Jacinto, LLC (incorporated by reference to Exhibit 10.12 to the December 21 Form 8-K)

10.51	Reimbursement Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Anthony W. Thompson (incorporated by reference to Exhibit 10.13 to the December 21 Form 8-K)

10.52	Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and Thompson National Properties, LLC (incorporated by reference to Exhibit 10.14 to the December 21 Form 8-K)

10.53	Reimbursement and Fee Agreement, dated as of December 17, 2010, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.15 to the December 21 Form 8-K)

10.54	Purchase and Sale Agreement, dated August 16, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on April 5, 2011 (the “April 5th Form 8-K”))

10.55	Reinstatement and Second Amendment to Purchase and Sale Agreement, dated September 29, 2010, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.2 to the April 5th Form 8-K)

10.56	Fourth Amendment to Purchase and Sale Agreement, dated March 15, 2011, by and between TNP Acquisitions, LLC and 525, 605, 655, 675, 715, 725, 755, 775 & 785 West Craig Road Holdings, LLC (incorporated by reference to Exhibit 10.3 to the April 5th Form 8-K)

10.57	Assignment of Purchase and Sale Agreement, dated March 30, 2011, by and between TNP Acquisitions, LLC and TNP SRT Craig Promenade, LLC (incorporated by reference to Exhibit 10.4 to the April 5th Form 8-K)

10.58	Property and Asset Management Agreement, dated March 30, 2011, by and between TNP SRT Craig Promenade, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.5 to the April 5th Form 8-K)

10.59	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 30, 2011, by TNP SRT Craig Promenade, LLC for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the April 5th Form 8-K)

10.60	Environmental and Hazardous Substances Indemnity Agreement, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 10.7 to the April 5th Form 8-K)

10.61	First Omnibus Amendment and Reaffirmation of Loan Documents, dated as of March 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, KeyBank National Association, TNP Strategic Retail Operating Partnership, L.P., TNP Strategic Retail Trust, Inc., Thompson National Properties, TNP SRT Northgate Plaza Tucson Holdings, LLC and AWT Family Limited Partnership (incorporated by reference to Exhibit 10.8 to the April 5th Form 8-K)

10.62	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 20, 2011, by TNP SRT Northgate Plaza Tucson, LLC for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 26, 2011 (the “May 26th 8-K”))

10.63	Environmental and Hazardous Substances Indemnity Agreement, dated as of May 20, 2011, by and among TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc. to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the May 26th 8-K)

10.64	Second Omnibus Amendment and Reaffirmation of Loan Documents, dated as of May 20, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., Thompson National Properties, LLC, Anthony W. Thompson, AWT Family Limited Partnership and KeyBank National Association (incorporated by reference to Exhibit 10.3 to the May 26th 8-K)

10.65	Joinder Agreement, dated as of May 20, 2011, by and between TNP SRT Northgate Plaza Tucson, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.4 to the May 26th 8-K)

10.66	Partial Release and First Amendment to Pledge and Security Agreement, dated as of May 20, 2011, by and among KeyBank National Association, TNP Strategic Retail Operating Partnership, L.P. and TNP SRT Northgate Plaza Tucson Holdings, LLC (incorporated by reference to Exhibit 10.5 to the May 26th 8-K)

10.67	Real Estate Purchase Agreement and Escrow Instructions, dated as of April 29, 2011 and effective on May 26, 2011, by and among Ineichen Pinehurst Square East, LLC, Smee Pinehurst Square East, LLC, Lee - Pinehurst Square East, LLC, Bartells - Pinehurst Square East, LLC, Tuey - Pinehurst Square East, LLC, W.Bensink Pinehurst Square East, LLC, Ashley - Pinehurst Square East, LLC, Stattner - Pinehurst Square East, LLC, MacPhee - Pinehurst Square East, LLC, Hellings - Pinehurst Square East, LLC, Jacobson - Pinehurst Square East, LLC, Franich Pinehurst Square East, LLC, Bushman Pinehurst Square East, LLC, Shupack Pinehurst Square East, LLC, Bonino Pinehurst Square East, LLC, Jacobson - Pinehurst Square East, LLC, Wilhelm - Pinehurst Square East, LLC, Agrimont - Pinehurst Square East, LLC, T. Matthys Pinehurst Square East, LLC, Figlewicz Pinehurst Square East, LLC, 5-19 Pinehurst Square East, LLC, and Applewood - Pinehurst Square East, LLC (collectively, the “Sellers”), TNP Strategic Retail Operating Partnership, L.P. and Fidelity National Title Insurance Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 2, 2011 (the “June 2nd 8-K”))

10.68	Bill of Sale, Assignment and Assumption of Leases and Contracts, dated as of May 26, 2011, by and among the Sellers and TNP SRT Pinehurst East, LLC (incorporated by reference to Exhibit 10.2 to the June 2nd 8-K)

10.69	Form of Tax and Redemption Indemnity Agreement by and between TNP Strategic Retail Operating Partnership, L.P., TNP Strategic Retail Trust, Inc. and each Seller (incorporated by reference to Exhibit 10.3 to the June 2nd 8-K)

10.70	Property and Asset Management Agreement, dated as of May 26, 2011, by and between TNP SRT Pinehurst East, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the June 2nd 8-K)

10.71	Joinder Agreement, dated as of May 26, 2011, by and between TNP SRT Pinehurst East, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the June 2nd 8-K)

10.72	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 26, 2011, by TNP SRT Pinehurst East, LLC for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the June 2nd 8-K)

10.73	Environmental and Hazardous Substances Indemnity Agreement, dated as of May 26, 2011, by and among TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP Strategic Retail Operating Partnership, L.P., TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC and TNP Strategic Retail Trust, Inc., to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.7 to the June 2nd 8-K)

10.74	Third Omnibus Amendment and Reaffirmation of Loan Documents, dated as of May 26, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., Thompson National Properties, LLC, Anthony W. Thompson, AWT Family Limited Partnership and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the June 2nd 8-K)

10.75	Real Estate Purchase Agreement and Escrow Instructions, dated as of April 29, 2011, by and among Hesperia – Main Street, LLC, TNP Acquisitions, LLC and Lawyers Title Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 22, 2011 (the “June 22nd 8-K”))

10.76	First Amendment to Real Estate Purchase Agreement and Escrow Instructions, dated June 1, 2011, by and between Hesperia – Main Street, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.2 to the June 22nd 8-K)

10.77	Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions, dated June 18, 2011, by and between TNP Acquisitions, LLC and TNP SRT Topaz Marketplace, LLC (incorporated by reference to Exhibit 10.3 to the June 22nd 8-K)

10.78	Loan Sale Agreement, dated June 21, 2011, by and between M&I Ilsley Bank and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 5, 2011 (the “July 5, 8-K”))

10.79	Assignment of Loan Sale Agreement, dated June 28, 2011, by and between TNP Acquisitions, LLC and TNP SRT Constitution Trail, LLC (incorporated by reference to Exhibit 10.2 to the July 5th 8-K)

10.80	Split, Amended and Restated Promissory Note A-1, dated January 12, 2010, by Constitution Trail, LLC in favor of M&I Marshall & Ilsley Bank (incorporated by reference to Exhibit 10.3 to the July 5th 8-K)

10.81	Split, Amended and Restated Promissory Note A-2, dated January 12, 2010, by Constitution Trail, LLC in favor of M&I Marshall & Ilsley Bank (incorporated by reference to Exhibit 10.4 to the July 5th 8-K)

10.82	Promissory Note B, dated January 12, 2010, by Constitution Trail, LLC in favor of M&I Marshall & Ilsley Bank (incorporated by reference to Exhibit 10.5 to the July 5th 8-K)

10.83	Assignment of Mortgage, dated June 28, 2011, by M&I Ilsley Bank in favor of TNP SRT Constitution Trail, LLC (incorporated by reference to Exhibit 10.6 to the July 5th 8-K)

10.84	Assignment of Assignment of Rents and Leases, dated June 28, 2011, by M&I Ilsley Bank in favor of TNP SRT Constitution Trail, LLC (incorporated by reference to Exhibit 10.7 to the July 5th 8-K)

10.85	General Assignment, dated June 28, 2011, by M&I Ilsley Bank in favor of TNP SRT Constitution Trail, LLC (incorporated by reference to Exhibit 10.8 to the July 5th 8-K)

10.86	Promissory Note, dated June 29, 2011, by TNP SRT Constitution Trail, LLC in favor of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.9 to the July 5th 8-K)

10.87	Credit Agreement, dated as of June 29, 2011, by and between TL DOF III Holding Corporation and TNP SRT Constitution Trail, LLC (incorporated by reference to Exhibit 10.10 to the July 5th 8-K)

10.88	Amendment to Credit Agreement, effective as of June 30, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP, Thompson National Properties, LLC, Anthony W. Thompson, AWT Family Limited Partnership and KeyBank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2011)

10.89	Interest Rate Swap Agreement, dated June 13, 2011, by and between TNP SRT Secured Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.27 to the Quarterly Report on Form 10-Q filed on August 15, 2011)

10.90	Amendment to Credit Agreement, dated as of August 23, 2011, but effective as of June 29, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and KeyBank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 29, 2011)

10.91	Amendment to Credit Agreement, dated as of August 25, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and KeyBank National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 29, 2011)

10.92	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 1, 2011, by and between So Wehren Holding Corp. and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 6, 2011)

10.93	Assignment of Purchase and Sale Agreement and Joint Escrow Instructions, dated September 6, 2011, by and between TNP Acquisitions, LLC and TNP SRT Osceola Village, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 6, 2011)

10.94	Fourth Amendment to “Real Estate Purchase Agreement and Escrow Instructions,” dated August 31, 2011, by and between TNP SRT Topaz Marketplace, LLC and Hesperia – Main Street, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 6, 2011)

10.95	Fifth Amendment to “Real Estate Purchase Agreement and Escrow Instructions,” dated September 14, 2011, by and between TNP SRT Topaz Marketplace, LLC and Hesperia – Main Street, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 19, 2011)

10.96	Property and Asset Management Agreement, dated September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 28, 2011)

10.97	Joinder Agreement, dated as of September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 28, 2011)

10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of September 22, 2011, by TNP SRT Topaz Marketplace, LLC in favor of Commonwealth Land Title Company, for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 28, 2011)

10.99	Environmental and Hazardous Substances Indemnity Agreement, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc., to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on September 28, 2011)

10.100	Fourth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of September 22, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Topaz Marketplace, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on September 28, 2011)

10.101	Second Amendment to Revolving Credit Note, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on September 28, 2011)

10.102	Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated September 27, 2011, by and between So Wehren Holding Corp. and TNP SRT Osceola Village, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 3, 2011)

10.103	Master Lease Agreement, dated as of October 11, 2011, by and among TNP SRT Osceola Village, LLC, TNP SRT Osceola Village Master Lessee, LLC and TNP Strategic Retail Trust, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 14, 2011)

10.104	Guaranty, dated as of October 11, 2011, by TNP Strategic Retail Trust, Inc. in favor of American National Insurance Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 14, 2011)

10.105	Springing Guaranty, dated as of October 11, 2011, by Thompson National Properties, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 14, 2011)

10.106	Subordination, Non-Disturbance and Attornment Agreement (Master Lease Tenant), dated as of October 11, 2011, by and among TNP SRT Osceola Village Master Lessee, LLC and American National Insurance Company (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 14, 2011)

10.107	Reimbursement and Fee Agreement, dated as of October 13, 2011, by and between TNP Strategic Retail Trust, Inc. and Thompson National Properties, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 14, 2011)

10.108	Property and Asset Management Agreement, dated October 11, 2011, by and between TNP SRT Osceola Village, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on October 14, 2011)

10.109	Promissory Note, dated October 11, 2011, by TNP SRT Osceola Village, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on October 14, 2011)

10.110	Promissory Note, dated October 11, 2011, by TNP SRT Osceola Village, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on October 14, 2011)

10.111	Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of October 11, 2011, by and between TNP SRT Osceola Village, LLC and American National Insurance Company (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on October 14, 2011)

10.112	Absolute Assignment of Leases and Rents, dated as of October 11, 2011, by and between TNP SRT Osceola Village, LLC and American National Insurance Company (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on October 14, 2011)

10.113	Certificate and Indemnity Regarding Hazardous Substances, dated October 11, 2011, by TNP SRT Osceola Village, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on October 14, 2011)

10.114	Property and Asset Management Agreement, dated as of October 21, 2011, by and between TNP SRT Constitution Trail, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 27, 2011)

10.115	Promissory Note, dated as of October 21, 2011, by TNP SRT Constitution Trail, LLC in favor of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 27, 2011)

10.116	Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of October 21, 2011, by SRT Constitution Trail, LLC in favor of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 27, 2011)

10.117	Assignment of Leases and Rents, dated as of October 21, 2011, by TNP SRT Constitution Trail, LLC in favor of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 27, 2011)

10.118	Collateral Assignment of Agreements, Permits and Contracts, dated as of October 21, 2011, by TNP SRT Constitution Trail, LLC in favor of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 27, 2011)

10.119	Assignment of Management Agreement and Subordination of Management Fees, dated as of October 21, 2011, by and among TNP SRT Constitution Trail, LLC, TL DOF III Holding Corporation and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on October 27, 2011)

10.120	Recourse Guaranty, dated as of October 21, 2011, by Anthony W. Thompson and TNP Strategic Retail Trust, Inc. for the benefit of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on October 27, 2011)

10.121	Environmental Indemnity Agreement, dated as of October 21, 2011, by TNP SRT Constitution Trail, LLC, Anthony W. Thompson and TNP Strategic Retail Trust, Inc. for the benefit of TL DOF III Holding Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 27, 2011)

10.122	Promissory Note, dated as of December 16, 2011, by TNP SRT Constitution Trail, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2011)

10.123	Mortgage, Security Agreement and Financing Statement, dated as of December 16, 2011, by TNP SRT Constitution Trail, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 22, 2011)

10.124	Absolute Assignment of Leases and Rents, dated as of December 16, 2011, by TNP SRT Constitution Trail, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 22, 2011)

10.125	Assignment of Development Agreement, dated as of December 16, 2011, by TNP SRT Constitution Trail, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on December 22, 2011)

10.126	Certificate and Indemnity Regarding Hazardous Substances, dated December 16, 2011, by and between TNP SRT Constitution Trail, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on December 22, 2011)

10.127	Master Lease Agreement, dated as of December 16, 2011, by and among TNP SRT Constitution Trail, LLC, TNP SRT Constitution trail Master Lessee, LLC and Thompson National Properties, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on December 22, 2011)

10.128	Guaranty, dated as of December 16, 2011, by Thompson National Properties, LLC in favor of American National Insurance Company (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on December 22, 2011)

10.129	Subordination, Non-Disturbance and Attornment Agreement, dated as of December 16, 2011, by and between TNP SRT Constitution Trail Master Lessee, LLC and American National Insurance Company (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on December 22, 2011)

10.130	Omnibus Amendment to Loan Documents, dated as of December 15, 2011, by and between Torchlight Debt Opportunity Fund III, LLC and TNP SRT Constitution trail, LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on December 22, 2011)

10.131	Subordination and Intercreditor Agreement, dated as of December 15, 2011, by and between American National Insurance Company and Torchlight Debt Opportunity Fund III, LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on December 22, 2011)

10.132	Purchase and Sale Agreement For Improved Real Estate, dated as of September 29, 2011, by and among CP Summit Retail, LLC, TNP Acquisitions, LLC and First American Title Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 28, 2011)

10.133	Second Amendment to Real Estate Purchase Agreement For Improved Real Estate, dated as of November 22, 2011, by and between CP Summit Retail, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 28, 2011)

10.134	Third Amendment to Real Estate Purchase Agreement For Improved Real Estate, dated as of December 12, 2011, by and between CP Summit Retail, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 28, 2011)

10.135	Fourth Amendment to Real Estate Purchase Agreement For Improved Real Estate, dated as of December 15, 2011, by and between CP Summit Retail, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 28, 2011) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on December 28, 2011)

10.136	Assignment of Purchase and Sale Agreement For Improved Real Estate, dated as of December 21, 2011, by and between TNP Acquisitions, LLC and TNP SRT Summit Point, LLC and agreed to by CP Summit Retail, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on December 28, 2011)

10.137	Guaranty Agreement, dated as of December 21, 2011, by and between TNP Strategic Retail Trust, Inc. and CP Summit Retail, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on December 28, 2011)

10.138	Property and Asset Management Agreement, dated as of December 21, 2011, by and between TNP SRT Summit Point, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on December 28, 2011)

10.139	Promissory Note, dated December 21, 2011, by TNP SRT Summit Point, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on December 28, 2011)

10.140	Loan Agreement, dated as of December 21, 2011, by and between TNP SRT Summit Point, LLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on December 28, 2011)

10.141	Fee and Leasehold Deed To Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of December 21, 2011, by TNP SRT Summit Point, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on December 28, 2011)

10.142	Guaranty Agreement, dated as of December 21, 2011, by TNP Strategic Retail Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on December 28, 2011)

10.143	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 21, 2011, by and among TNP SRT Summit Point, LLC, JPMorgan Chase Bank, National Association and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on December 28, 2011)

10.144	Environmental Indemnity Agreement, dated as of December 21, 2011, by TNP SRT Summit Point, LLC and TNP Strategic Retail Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on December 28, 2011)

10.145	Agreement of Purchase and Sale and Joint Escrow Instruction, dated October 21, 2011, by and between LHC Morningside Marketplace, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 12, 2012)

10.146	Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of December 8, 2011, by and between LHC Morningside Marketplace, LLC and TNP Acquisitions, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 12, 2012)

10.147	Assignment of Purchase and Sale Agreement and Joint Escrow Instructions, dated January 9, 2012, by and between TNP Acquisitions, LLC and TNP SRT Morningside Marketplace, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on January 12, 2012)

10.148	Property and Asset Management Agreement, dated January 9, 2012, by and between TNP SRT Morningside Marketplace, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on January 12, 2012)

10.149	Joinder Agreement, dated as of January 9, 2012, by and between TNP SRT Morningside Marketplace, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on January 12, 2012)

10.150	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of January 9, 2012, by TNP SRT Morningside Marketplace, LLC in favor of Chicago Title Company, for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on January 12, 2012)

10.151	Environmental and Hazardous Substances Indemnity Agreement, dated as of January 9, 2012, by and among TNP SRT Morningside Marketplace, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc., to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on January 12, 2012)

10.152	Fifth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of January 9, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on January 12, 2012)

10.153	Third Amendment to Revolving Credit Note, dated as of January 9, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on January 12, 2012)

10.154	Loan Agreement, dated as of January 6, 2012, by and between TNP SRT Portfolio I, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on January 12, 2012)

10.155	Promissory Note, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on January 12, 2012)

10.156	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on January 12, 2012)

10.157	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC to Fidelity National Title Agency for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on January 12, 2012)

10.158	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC to Fidelity National Title Agency for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on January 12, 2012)

10.159	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC to Fidelity National Title Agency for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on January 12, 2012)

10.160	Assignment of Leases and Rents, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on January 12, 2012)

10.161	Assignment of Leases and Rents, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on January 12, 2012)

10.162	Assignment of Leases and Rents, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed on January 12, 2012)

10.163	Assignment of Leases and Rents, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed on January 12, 2012)

10.164	Guaranty Agreement, dated as of January 6, 2012, by TNP Strategic Retail Trust, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed on January 12, 2012)

10.165	Environmental Indemnity Agreement, dated as of January 6, 2012, by TNP SRT Portfolio I, LLC and TNP Strategic Retail Trust, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed on January 12, 2012)

10.166	Loan Agreement, dated as of February 3, 2012, by and between JPMorgan Chase Bank, National Association and TNP SRT Woodland West, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 8, 2012)

10.167	Promissory Note, dated as of February 3, 2012, by TNP SRT Woodland West, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 8, 2012)

10.168	Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of February 3, 2012, by TNP SRT Woodland West, LLC to Rebecca S. Conrad for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 8, 2012)

10.169	Assignment of Management Agreement and Subordination of Management Fees, dated as of February 3, 2012, by and among TNP SRT Woodland West, LLC, JPMorgan Chase Bank, National Association and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 8, 2012)

10.170	Guaranty Agreement, dated as of February 3, 2012, by TNP Strategic Retail Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on February 8, 2012)

10.171	Environmental Indemnity Agreement, dated as of February 3, 2012, by TNP SRT Woodland West, LLC and TNP Strategic Retail Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on February 8, 2012)

10.172	Mezzanine Promissory Note, dated as of February 3, 2012, by TNP SRT Woodland West Holdings, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 8, 2012)

10.173	Mezzanine Pledge and Security Agreement, dated as of February 3, 2012, by TNP SRT Woodland West Holdings, LLC in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on February 8, 2012)

10.174	Mezzanine Guaranty Agreement, dated as of February 3, 2012, by TNP Strategic Retail Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 8, 2012)

10.175	Property and Asset Management Agreement, dated February 2, 2012, by and between TNP SRT Woodland West, LLC and TNP Property Manager, LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 8, 2012)

10.176	Tenth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and KeyBank National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 18, 2012)

10.177	Fourth Amendment to Revolving Credit Note, dated May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, and KeyBank National Association (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 18, 2012)

21	Subsidiaries of the Company

23.1	Consent of McGladrey LLP

23.2	Consent of McGladrey LLP

23.3	Consent of KPMG LLP

23.4	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.5	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

23.6	Consent of KMJ Corbin & Company LLP

24	Power of Attorney (included as part of signature page)

99.1	Consent of Duff & Phelps, LLC

*	To be filed by amendment